   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 2000

                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               HCC INSURANCE HOLDINGS, INC.                                    HCC CAPITAL TRUST I
  (Exact name of Registrant as specified in its charter)                       HCC CAPITAL TRUST II
                         DELAWARE                               (Exact name of each Registrant as specified in its
     (State or other jurisdiction of incorporation or                                charter)
                      organization)                                                  DELAWARE
                        76-0336636                               (State or other jurisdiction of incorporation or
           (I.R.S. Employer Identification No.)                                   organization)
                 13403 NORTHWEST FREEWAY                                            76-6494416
                HOUSTON, TEXAS 77040-6094                                           76-6494417
                      (713) 690-7300                                   (I.R.S. Employer Identification No.)
   (Address, including zip code, and telephone number,
                        including                                            13403 NORTHWEST FREEWAY
 area code, of Registrant's principal executive offices)                    HOUSTON, TEXAS 77040-6094
                                                                                  (713) 690-7300
                                                               (Address, including zip code, and telephone number,
                                                                                    including
                                                               area code, of each Registrant's principal executive
                                                                                     offices)

                                 STEPHEN L. WAY
                            13403 NORTHWEST FREEWAY
                           HOUSTON, TEXAS 77040-6094
                                 (713) 690-7300
(Name, address including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                  ARTHUR S. BERNER, ESQ.                                    CHRISTOPHER L. MARTIN, ESQ.
                   HAYNES AND BOONE, LLP                                VICE PRESIDENT AND GENERAL COUNSEL
             1000 LOUISIANA STREET, SUITE 4300                             HCC INSURANCE HOLDINGS, INC.
                 HOUSTON, TEXAS 77002-5012                                    13403 NORTHWEST FREEWAY
                      (713) 547-2526                                         HOUSTON, TEXAS 77040-6094
                                                                                  (713) 690-7300

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective, as determined by the applicable Registrant.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                                                      PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                        AMOUNT TO BE        AGGREGATE OFFERING         AMOUNT OF
                SECURITIES TO BE REGISTERED                      REGISTERED(1)            PRICE(2)           REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
  Common Stock of HCC Insurance Holdings, Inc. (par value
    $1.00 per share)........................................
  Senior Debt Securities of HCC Insurance Holdings, Inc. ...
  Subordinated Debt Securities of HCC Insurance Holdings,
    Inc. ...................................................
  Warrants of HCC Insurance Holdings, Inc. .................
  Junior Subordinated Debt Securities of HCC Insurance
    Holdings, Inc. .........................................
  Capital Securities of HCC Capital Trust I and HCC Capital
    Trust II................................................
  Guaranties of HCC Insurance Holdings, Inc. with respect to
    Capital Securities(3)...................................
        Total...............................................     $300,000,000           $300,000,000             $79,200
-------------------------------------------------------------------------------------------------------------------------------
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

(1) An indeterminate number of shares of common stock and warrants of HCC Insurance Holdings, Inc., and an indeterminate principal amount of senior and subordinated debt securities of HCC Insurance Holdings, Inc. and junior subordinated debt securities of HCC Insurance Holdings, Inc. and an indeterminate number of capital securities of HCC Capital Trust I and HCC Capital Trust II as may from time to time be issued at indeterminate prices, with an aggregate offering price not to exceed $300,000,000. Junior subordinated debt securities may be issued and sold to HCC Capital Trust I and HCC Capital Trust II, in which event the junior subordinated debt securities may later be distributed to the holders of capital securities.
(2) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.
(3) Includes the rights of holders of the capital securities under the applicable guarantee of capital securities, the obligations of HCC Insurance Holdings, Inc. under the applicable trust agreement of each of HCC Capital Trust I and HCC Capital Trust II and the obligations of HCC Insurance Holdings, Inc. under the indenture for the junior subordinated debt securities and any related supplemental indenture, all of which are described in this Registration Statement. No separate consideration will be received for any of such guarantee or obligations.

    THE REGISTRANTS HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

                                EXPLANATORY NOTE

This Registration Statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

          (1) common stock, warrants to purchase common stock, and debt securities (both senior and subordinated) of HCC Insurance Holdings, Inc.; and

          (2) capital securities of HCC Capital Trust I and II, junior subordinated debt securities of HCC Insurance Holdings, Inc. and guarantees by HCC Insurance Holdings, Inc. of capital securities issued by HCC Capital Trust I and II.

          (3) the financial statements will be included in both forms of prospectus and are located at the end of the second prospectus.

Each offering of securities made under this Registration Statement will be made pursuant to one of these prospectuses, with the specifications of the securities offered thereby set forth in an accompanying prospectus supplement.

The complete prospectus for the offering of the common stock, warrants to purchase common stock, and debt securities (both senior and subordinated) of HCC Insurance Holdings, Inc. follows immediately after this Explanatory Note, which prospectus is then immediately followed by the complete prospectus for the offering of the capital securities of the HCC Capital Trusts I and II, the junior subordinated debt securities of HCC Insurance Holdings, Inc. and the guarantees by HCC Insurance Holdings, Inc. of capital securities issued by HCC Capital Trusts I and II.

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION DATED SEPTEMBER 22, 2000

PROSPECTUS                                                            [HCC LOGO]

                          HCC INSURANCE HOLDINGS, INC.

                                  COMMON STOCK
                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                                    WARRANTS

By this prospectus, we may offer from time to time up to $300,000,000 of any combination of the securities described in this prospectus.

                             ---------------------

We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities.

The applicable prospectus supplement will contain information as to any listing on the New York Stock Exchange or any securities exchange of the securities covered by the prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

The net proceeds we expect to receive from any sale also will be set forth in a prospectus supplement. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NYSE under the Symbol "HCC." The last reported sale price of our common stock on September 21, 2000 was $21.38 per share.

                             ---------------------

INVESTMENT IN OUR SECURITIES INVOLVES RISK. SEE THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

                             ---------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             ---------------------

                The date of this prospectus is           , 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About Forward-Looking Statements............................    i
About This Prospectus.......................................    1
Where You Can Find More Information.........................    1
The Company.................................................    3
Risk Factors................................................    4
Use of Proceeds.............................................    8
Selected Financial Data.....................................    9
Business....................................................   11
Principal Shareholders......................................   34
Management..................................................   36
Ratio of Earnings to Fixed Charges..........................   39
Description of Common Stock.................................   40
Description of Debt Securities..............................   42
Description of Warrants.....................................   47
Plan of Distribution........................................   49
Certain Legal Matters.......................................   50
Experts.....................................................   50
Financial Statements........................................  F-1

                        ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus that address activities, events or developments that we expect or anticipate may occur in the future, including, such things as future capital expenditures, business strategy, competitive strengths, goals, growth of our business and operations, plans, and references to future success may be considered forward-looking statements. Also, when we use words such as "anticipate", "believe", "estimate", "expect", "intend", "plan", "probably" or similar expressions, we are making forward-looking statements.

Many risks and uncertainties may impact the matters addressed in these forward-looking statements. Many possible events or factors could affect our future financial results and performance. These could cause our results or performance to differ materially from those we express in our forward-looking statements. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, our inclusion of this information is not a representation by us or any other person that our objectives and plans will be achieved. You should consider these risks and those we set out in the Risk Factors section of this prospectus before you purchase our securities.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

                             ABOUT THIS PROSPECTUS

As used in this prospectus, unless otherwise required by the context, the terms "we", "us", "our" and the "Company" refer to HCC Insurance Holdings, Inc. and its consolidated subsidiaries, and the term "HCC" refers only to HCC Insurance Holdings, Inc.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf registration process, we may offer any combination of the securities described in this prospectus in one or more offerings with a total offering price of up to $300,000,000. This prospectus provides you with a general description of securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus together with the additional information described under "Where You Can Find More Information" and "Risk Factors" before you make an investment decision.

You should rely only on the information contained in this prospectus and the applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, together with the information we previously filed with the SEC and incorporate by reference, is accurate only as of the date on the front cover of this prospectus. The information included in any prospectus supplement is accurate only as of the date of that prospectus supplement. Our business, financial condition, results of operations and prospects may change after that date.

                      WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers (including HCC) that file documents with the SEC electronically. Our SEC filings may be obtained from that web site. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. You may also read and copy any document we file with the SEC at the following SEC public reference facilities:

     Public Reference Room         New York Regional Office         Chicago Regional Office
    450 Fifth Street, N.W.           7 World Trade Center               Citicorp Center
           Room 1024                      Suite 1300                500 West Madison Street
    Washington, D.C. 20549         New York, New York 10048               Suite 1400
                                                                 Chicago, Illinois 60661-2511

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering.

     - Our Annual Report on Form 10-K for the year ended December 31, 1999;

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;
       and

     - Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

Any person, including any beneficial owner, may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

         Investor Relations
         HCC Insurance Holdings, Inc.
         13403 Northwest Freeway
         Houston, TX 77040
         713-690-7300

                                  THE COMPANY

We provide specialized property and casualty, and accident and health insurance coverages, underwriting agency and intermediary services and other insurance related services both to commercial customers and individuals. We operate primarily in the United States and the United Kingdom, although some of our operations have a broader international scope. Since 1996, we have acquired a number of insurers, underwriting agencies and intermediaries in order to diversify our operations and enhance our ability to anticipate and capitalize on changing market conditions. We underwrite insurance on both a direct basis, where we insure a risk in exchange for a premium, and on a reinsurance basis, where we insure all or a portion of another insurance company's risk in exchange for all or a portion of the premium. We market our products directly and through a network of independent and affiliated agents and brokers.

Our insurance companies are risk-bearing and focus their underwriting activities on providing insurance and reinsurance in the following areas:

     - accident and health;

     - aviation;

     - marine and offshore energy;

     - medical stop-loss;

     - property; and

     - workers' compensation.

In the United States, certain of these subsidiaries operate on a licensed, or admitted, basis. Certain other subsidiaries operate on a surplus lines basis as a non-admitted, or unlicensed, insurer offering insurance coverage not otherwise available from an admitted, or licensed, insurer in the relevant state.

Our underwriting agencies are non-risk bearing and underwrite on behalf of our insurance companies and other insurance companies. Our underwriting agencies specialize in:

     - aviation insurance;

     - medical stop-loss insurance;

     - occupational accident insurance;

     - workers' compensation insurance; and

     - a variety of accident and health related insurance and reinsurance products.

Our intermediary subsidiaries are non-risk bearing and provide insurance and reinsurance brokerage services for our insurance company subsidiaries and our clients. These operations consist of:

     - marketing;

     - placing;

     - consulting on; and

     - servicing risks.

Our intermediary operations specialize in developing and marketing employee benefit plans on a retail basis and placing reinsurance for both accident and health and property and casualty lines of business.

We are a Delaware corporation. Our address is 13403 Northwest Freeway, Houston, Texas 77040 and our telephone number is (713) 690-7300. Our website is located at www.hcch.com. Information on our website is not incorporated by reference in this prospectus.

                                  RISK FACTORS

Investing in our securities will provide you with an interest in or obligation of our Company. As an investor, you will be subject to risks inherent in our businesses. The performance of your investment in our Company will reflect the performance of our businesses relative to, among other things, general economic and industry conditions, market conditions and competition. The value of your investment may increase or it may decline and could result in a loss. You should carefully consider the following factors as well as other information contained in this prospectus before deciding to make any investment in our Company.

OUR RESULTS MAY FLUCTUATE AS A RESULT OF MANY FACTORS.

The results of companies in the insurance industry historically have been subject to significant fluctuations and uncertainties. The industry's profitability can be affected significantly by

     - volatile and unpredictable developments (including catastrophes);

     - changes in reserves resulting from the general claims and legal environments as different types of claims arise and judicial interpretations relating to the scope of insurers' liability develop;

     - fluctuations in interest rates and other changes in the investment environment, which affect returns on invested capital; and

     - inflationary pressures that affect the size of losses.

The demand for property and casualty insurance can also vary significantly, generally rising as the overall level of economic activity increases and falling as such activity decreases. The property and casualty insurance industry historically has been cyclical, and the commercial lines business has been in a soft market since the late 1980s, primarily due to premium rate competition, which has resulted in lower underwriting profitability. These fluctuations could have a material adverse effect on our results of operations, liquidity and financial condition.

OUR LEVEL OF BUSINESS AND PROFITABILITY IS AFFECTED BY THE AVAILABILITY OF REINSURANCE TO REINSURE OUR RISKS.

We purchase reinsurance for significant amounts of risk underwritten by our insurance company subsidiaries, especially catastrophe risks. We also purchase reinsurance on risks underwritten by others which we reinsure (a retrocession). Market conditions beyond our control determine the availability and cost of the reinsurance protection we purchase, which may affect the level of our business and profitability. Our reinsurance facilities are generally subject to annual renewal. We cannot assure you that we can maintain our current reinsurance facilities or that we can obtain other reinsurance facilities in adequate amounts and at favorable rates. If we are unable to renew our expiring facilities or to obtain new reinsurance facilities, either our net exposures would increase or, if we are unwilling to bear an increase in net exposures, we would have to reduce the level of our underwriting commitments, especially catastrophe exposed risks. Either of these potential developments could have a material adverse effect on our business. The lack of available reinsurance may also adversely affect our ability to generate fee and commission income in our reinsurance intermediary operations.

WE CANNOT GUARANTEE THAT OUR REINSURERS WILL PAY IN A TIMELY FASHION, IF AT ALL.

We purchase reinsurance by transferring part of the risk we have assumed (known as ceding) to a reinsurance company in exchange for part of the premium we receive in connection with the risk. Although reinsurance makes the reinsurer liable to us to the extent the risk is transferred or ceded to the reinsurer, it does not relieve us (the reinsured) of our liability to our policyholders or in cases where we are a reinsurer, to our reinsureds. Accordingly, we bear credit risk with respect to our reinsurers. We cannot assure you that our reinsurers will pay all of our reinsurance claims, or that they will pay our claims on a timely basis. In 1999, we recorded charges against our earnings to account for the insolvency of one of our significant reinsurers and for the settlement of another reinsurer's liabilities with us.

In addition, we are party to a number of disputes relating to reinsurance transactions. Most of these disputes relate to the collection of outstanding amounts due to us under reinsurance contracts. We cannot assure you that these disputes will result in our recovering all of the amounts due to us, and our inability to do so may have a material adverse effect upon our results of operations, liquidity and financial condition.

WE FACE SIGNIFICANT COMPETITIVE PRESSURES IN OUR BUSINESSES.

We compete with a large number of other companies in our selected lines of business. We face competition both from specialty insurance companies, underwriting agencies and intermediaries as well as from diversified financial services companies that are significantly larger than we are and that have significantly greater financial, marketing, management and other resources than we do. Some of these competitors also have significantly greater experience and market recognition than we do. In addition to competition in the operation of our business, we face competition from a variety of sources in attracting and retaining qualified employees.

We cannot assure you that we will maintain our current competitive position in the markets in which we operate, or that we will be able to expand our operations into new markets. If we fail to do so, our business could be materially adversely affected.

AS A PROPERTY AND CASUALTY INSURER, WE FACE LOSSES FROM CATASTROPHES.

Property and casualty insurers are subject to claims arising out of catastrophes that may have a significant effect on their results of operations, liquidity and financial condition. Catastrophe losses have had a significant impact on our results. Catastrophes can be caused by various events, including hurricanes, windstorms, earthquakes, hailstorms, explosions, severe winter weather and fires. The incidence and severity of catastrophes are inherently unpredictable. The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Most catastrophes are restricted to small geographic areas; however, hurricanes and earthquakes may produce significant damage in large, heavily populated areas. Catastrophes can cause losses in a variety of our property and casualty lines, and most of our past catastrophe-related claims have resulted from hurricanes and earthquakes. Insurance companies are not permitted to reserve for a catastrophe until it has occurred. It is therefore possible that a catastrophic event or multiple catastrophic events could have a material adverse effect upon our results of operations, liquidity and financial condition.

OUR INTERNATIONAL OPERATIONS EXPOSE US TO EXCHANGE RATE RISKS.

We underwrite insurance coverages which are denominated in a number of foreign currencies and we establish and maintain our loss reserves with respect to these policies in their respective currencies. Our net earnings could be adversely impacted by exchange rate fluctuations affecting receivable and payable balances and reserves. Our principal area of exposure relates to fluctuations in exchange rates between the major European currencies (particularly the British pound sterling) and the U.S. dollar. Consequently, a change in the exchange rate between the U.S. dollar and the British pound sterling could have an adverse effect on our net earnings.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION.

We are subject to extensive governmental regulation and supervision. Most insurance regulations are designed to protect the interests of policyholders rather than shareholders and other investors. This system of regulation, generally administered by a department of insurance in each state in which we do business, relates to, among other things:

     - approval of policy forms and premium rates;

     - standards of solvency, including risk-based capital measurements;

     - licensing of insurers and their agents;

     - restrictions on the nature, quality and concentration of investments;

     - restrictions on the ability of our insurance company subsidiaries to pay dividends to us;

     - restrictions on transactions between insurance company subsidiaries and their affiliates;

     - restrictions on the size of risks insurable under a single policy;

     - requiring deposits for the benefit of policyholders;

     - requiring certain methods of accounting;

     - periodic examinations of our operations and finances;

     - prescribing the form and content of records of financial condition required to be filed; and

     - requiring reserves for unearned premium, losses and other purposes.

State insurance departments also conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to the financial condition of insurance companies, holding company issues and other matters.

Recently adopted federal financial services modernization legislation is expected to lead to additional federal regulation of the insurance industry in the coming years. Also, foreign governments regulate our international operations. Our business depends on compliance with applicable laws and regulations and our ability to maintain valid licenses and approvals for our operations.

We cannot assure you that we have or can maintain all required licenses and approvals or that our business fully complies with the wide variety of applicable laws and regulations or the relevant authority's interpretation of the laws and regulations. Also, some regulatory authorities have relatively broad discretion to grant, renew, or revoke licenses and approvals. Regulatory authorities may deny or revoke licenses for various reasons, including the violation of regulations. In some instances, we follow practices based on our interpretations of regulations, or those that we believe may be generally followed by the industry, which may be different from the requirements or interpretations of regulatory authorities. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or monetarily penalize us. That type of action could have a material adverse effect on our business. Also, changes in the level of regulation of the insurance industry (whether federal, state or foreign), or changes in laws or regulations themselves or interpretations by regulatory authorities, could have a material adverse effect on our business.

WE ARE RATED BY A.M. BEST AND STANDARD & POOR'S, AND A DECLINE IN THESE RATINGS COULD ADVERSELY AFFECT OUR OPERATIONS.

Ratings have become an increasingly important factor in establishing the competitive position of insurance companies. Our insurance company subsidiaries are rated by A.M. Best Company and Standard & Poor's Corporation. A.M. Best and Standard & Poor's ratings reflect their opinions of an insurance company's financial strength, operating performance, strategic position, and ability to meet its obligations to policyholders, and are not evaluations directed to investors. Our ratings are subject to periodic review by A.M. Best and Standard & Poor's and the continued retention of those ratings cannot be assured. If our ratings are reduced from their current levels by A.M. Best and/or Standard & Poor's, our results of operations could be adversely affected.

OUR ACTUAL CLAIMS LOSSES MAY EXCEED OUR RESERVES FOR CLAIMS.

We maintain loss reserves to cover our estimated liability for unpaid losses and loss adjustment expenses, including legal and other fees as well as a portion of our general expenses, for reported and unreported claims incurred as of the end of each accounting period. Reserves do not represent an exact calculation of liability. Rather, reserves represent an estimate of what we expect the ultimate settlement and administration of claims will cost. These estimates, which generally involve actuarial projections, are based on our assessment of facts and circumstances then known, as well as estimates of future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both internal and external events, such as changes in claims handling procedures, inflation, judicial trends and legislative changes. Many of these items are not directly quantifiable in advance. Additionally, there may be a significant delay between the occurrence of the insured event and the time it is reported to us. The inherent uncertainties of estimating reserves are greater for certain types of liabilities, where the various considerations affecting these types of claims are subject to change and long periods of time may elapse before a definitive determination of liability is made. Reserve estimates are continually refined in a regular and ongoing process as experience develops and further claims are reported and settled. Adjustments to reserves are reflected in the results of the periods in which such estimates are changed. Because setting reserves is inherently uncertain, there can be no assurance that our current reserves will prove adequate in light of subsequent events.

A SIGNIFICANT AMOUNT OF OUR ASSETS ARE INVESTED IN FIXED INCOME SECURITIES AND ARE SUBJECT TO MARKET FLUCTUATIONS.

Our investment portfolio consists substantially of fixed income securities. The fair market value of these assets and the investment income from these assets fluctuate depending on general economic and market conditions. With respect to our investments in fixed income securities, the fair market value of these investments generally increases or decreases in an inverse relationship with fluctuations in interest rates, while net investment income realized by us from future investments in fixed income securities will generally increase or decrease with interest rates. In addition, actual net investment income and/or cash flows from investments that carry prepayment risk (such as mortgage-backed and other asset-backed securities) may differ from those anticipated at the time of investment as a result of interest rate fluctuations. Because all of our fixed income securities are classified as available for sale, changes in the market value of our securities are reflected in our balance sheet. Similar treatment is not available for liabilities. Therefore, interest rate fluctuations could adversely affect our generally accepted accounting principles, or GAAP, shareholders' equity, total comprehensive income and/or cash flows.

MOST STATES ASSESS OUR INSURANCE COMPANY SUBSIDIARIES TO PROVIDE FUNDS FOR FAILING INSURANCE COMPANIES AND THESE ASSESSMENTS COULD BECOME MATERIAL.

Our insurance company subsidiaries are subject to assessments in most states where we are licensed for the provision of funds necessary for the settlement of covered claims under certain policies provided by impaired, insolvent or failed insurance companies. Maximum contributions required by law in any one year vary by state, and have historically been between 1% and 2% of annual premiums written. We cannot predict with certainty the amount of future assessments. Significant assessments could have a material adverse effect on our financial condition and results of operations.

IF WE DO NOT SUCCESSFULLY INTEGRATE ACQUIRED COMPANIES, OUR FINANCIAL RESULTS MAY BE ADVERSELY AFFECTED.

We have acquired a number of other companies during the past several years, and will continue to consider possible acquisitions. The process of integrating acquired companies may have a material adverse effect on our revenue and results of operations. Such acquisitions could divert our attention away from current operations. We may also have to adjust the loss reserves and other operating policies of acquired companies in order to bring them into line with those of our operations, and these adjustments could adversely affect our financial condition. In addition, these acquisitions could cause us to incur certain restructuring charges as these operations are integrated with ours. They could also have a material adverse effect on employee morale and on the ability of the combined companies to retain key management and customers.

WE ARE AN INSURANCE HOLDING COMPANY AND, THEREFORE, MAY NOT BE ABLE TO RECEIVE DIVIDENDS IN NEEDED AMOUNTS.

Our principal assets are the shares of capital stock of our insurance company subsidiaries. We may have to rely on dividends from our insurance company subsidiaries to meet our obligations for paying principal and interest on outstanding debt obligations, dividends to shareholders and corporate expenses. The payment of dividends by our insurance company subsidiaries is subject to regulatory restrictions and will depend on the surplus and future earnings of these subsidiaries, as well as the regulatory restrictions. As a result, we may not be able to receive dividends from these subsidiaries at times and in amounts necessary to meet our obligations.

                                USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, including, but not limited to, the following purposes:

     - contribute capital to insurance company subsidiaries;

     - make acquisitions;

     - make capital expenditures;

     - provide working capital;

     - purchase equity or fixed income investments;

     - repay or refinance debt or other corporate obligations; or

     - repurchase and redeem securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                            SELECTED FINANCIAL DATA

The selected financial data set forth below has been derived from the Company's audited consolidated financial statements. All information contained herein should be read in conjunction with the consolidated financial statements, the related notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus or incorporated by reference (amounts in thousands except per share data).

                                                  FOR THE YEARS ENDED DECEMBER 31,(1)
                                          ----------------------------------------------------
                                            1999       1998       1997       1996       1995
                                          --------   --------   --------   --------   --------
STATEMENT OF EARNINGS DATA:
Revenue
  Net earned premium....................  $141,362   $143,100   $162,571   $170,068   $158,632
  Management fees.......................    90,713     74,045     51,039     28,651     25,373
  Commission income.....................    54,552     38,441     24,209     21,477     21,053
  Net investment income.................    30,933     29,335     27,587     23,593     21,757
  Net realized investment gain (loss)...    (4,164)       845       (328)     8,341      1,636
  Other operating income................    28,475     22,268     15,239     18,656     10,371
                                          --------   --------   --------   --------   --------
          Total revenue.................   341,871    308,034    280,317    270,786    238,822
Expense
  Loss and loss adjustment expenses.....   109,650     91,302     96,514    114,464    105,374
  Operating expense
     Policy acquisition costs...........     8,177     10,978     13,580      8,218     10,634
     Compensation expense...............    77,488     56,077     51,458     42,102     48,162
     Provision for reinsurance..........    43,462         --         --         --         --
     Restructuring expense..............     5,489         --         --         --         --
     Other operating expense............    47,247     36,063     31,628     26,382     26,540
     Merger expense.....................        --        107      8,069     26,160         --
                                          --------   --------   --------   --------   --------
          Total operating expense.......   181,863    103,225    104,735    102,862     85,336
Interest expense........................    12,964      6,021      6,004      4,993      6,471
                                          --------   --------   --------   --------   --------
          Total expense.................   304,477    200,548    207,253    222,319    197,181
                                          --------   --------   --------   --------   --------
Earnings before income tax provision....    37,394    107,486     73,064     48,467     41,641
Income tax provision....................    12,271     35,208     23,305      9,885      9,896
                                          --------   --------   --------   --------   --------
          Net earnings..................  $ 25,123   $ 72,278   $ 49,759   $ 38,582   $ 31,745
                                          ========   ========   ========   ========   ========
BASIC EARNINGS PER SHARE DATA:
  Earnings per share(2).................  $   0.51   $   1.51   $   1.06   $   0.86   $   0.75
                                          ========   ========   ========   ========   ========
  Weighted average shares
     outstanding(2).....................    49,061     47,920     46,995     44,795     42,577
                                          ========   ========   ========   ========   ========
DILUTED EARNINGS PER SHARE DATA:
  Earnings per share(2).................  $   0.51   $   1.48   $   1.03   $   0.84   $   0.74
                                          ========   ========   ========   ========   ========
  Weighted average shares
     outstanding(2).....................    49,649     48,936     48,209     46,043     43,113
                                          ========   ========   ========   ========   ========
  Cash dividends declared, per share....  $   0.20   $   0.16   $   0.12   $   0.06
                                          ========   ========   ========   ========

                                                          FOR THE YEARS ENDED DECEMBER 31,(1)
                                                         -------------------------------------
                                                         1999    1998    1997    1996    1995
                                                         -----   -----   -----   -----   -----
STATUTORY OPERATING RATIOS:(3)
  Gross written premium to policyholders' surplus......  182.6%  135.6%  104.3%  117.8%  134.9%
  Net written premium to policyholders' surplus........   47.6    33.4    43.1    65.4    73.3
  Loss ratio...........................................  107.1    67.2    61.6    64.4    66.4
  Expense ratio........................................   22.8    15.7    17.2    19.2    18.1
                                                         -----   -----   -----   -----   -----
  Combined ratio.......................................  129.9%   82.9%   78.8%   83.6%   84.5%
                                                         =====   =====   =====   =====   =====
  Combined ratio excluding the effects of the provision
     for reinsurance in 1999...........................  104.1%
                                                         =====
  Industry average combined ratio......................  107.8%  105.6%  101.6%  105.8%  106.4%

                                                           DECEMBER 31,(1)
                                      ----------------------------------------------------------
                                         1999         1998         1997        1996       1995
                                      ----------   ----------   ----------   --------   --------
BALANCE SHEET DATA:
  Total investments.................  $  581,322   $  525,646   $  518,772   $468,725   $454,831
  Premium, claims and other
     receivables....................     622,087      382,630      252,618    168,300    155,164
  Reinsurance recoverables..........     736,485      372,672      176,965    132,328    117,700
  Ceded unearned premium............     133,657      149,568       84,610     71,758     78,460
  Total assets......................   2,664,724    1,709,069    1,198,132    965,793    896,476
  Loss and loss adjustment expenses
     payable........................     871,104      460,511      275,008    229,049    200,756
  Unearned premium..................     188,524      201,050      152,094    156,268    151,976
  Total debt........................     242,546      121,600       80,750     72,917     71,628
  Total shareholders' equity........     457,428      439,863      365,601    296,524    255,484
  Net tangible book value per
     share(2)(4)....................        3.93         7.29         6.93       6.20       5.39
  Book value per share(2)(4)........  $     9.29   $     9.12   $     7.66   $   6.49   $   5.70

---------------

(1) Certain amounts in the 1998, 1997, 1996 and 1995 selected financial data have been reclassified to conform to the 1999 presentation. Such reclassifications had no effect on our net earnings, shareholders' equity or cash flows.

(2) These amounts have been adjusted to reflect the effects of the five-for-two stock split payable as a 150% stock dividend to shareholders of record April 30, 1996.

(3) The statutory accounting principles, or SAP, basis ratio data is not intended to be a substitute for results of operations on the basis of generally accepted accounting principles, or GAAP. The differences between SAP and GAAP are described in Note (15) of our consolidated financial statements. Including this information on a SAP basis is meaningful and useful to allow a comparison of our operating results with those of other companies in the insurance industry. The source of the industry average data is A.M. Best. A.M. Best reports on insurer performance on a SAP basis to provide for more standardized comparisons among individual companies, as well as overall industry performance.

(4) Book value per share is calculated by dividing shares outstanding plus contractually issuable shares into total shareholders' equity. Net tangible book value per share uses total shareholders' equity less goodwill as the numerator.

                                    BUSINESS

OVERVIEW

We provide specialized property and casualty, and accident and health insurance coverages, underwriting agency and intermediary services and other insurance related services both to commercial customers and individuals. We operate primarily in the United States and in the United Kingdom, although some of our operations have a broader international scope. We underwrite our insurance products on both a direct and reinsurance basis and we market our products directly and through a network of independent and affiliated agents and brokers.

Our insurance companies provide accident and health reinsurance, aviation, group health, marine and offshore energy, medical stop-loss, property and workers' compensation insurance. In the United States, we operate on both a licensed, or admitted, basis and on a surplus lines, or non-admitted, basis. Our insurance company operations are risk bearing.

Our underwriting agencies underwrite on behalf of our insurance companies and other insurance companies. Our underwriting agencies specialize in aviation, medical stop-loss, occupational accident and workers' compensation insurance and a variety of accident and health related insurance and reinsurance products. Our underwriting agency operations are non-risk bearing.

Our intermediary subsidiaries perform our insurance and reinsurance brokerage operations. These operations consist of marketing, placing, consulting on and servicing insurance and reinsurance risks for our insurance company subsidiaries and our clients. In this area, we specialize in employee benefits on a retail basis and reinsurance for both accident and health, and property and casualty lines of business. Our intermediary operations are non-risk bearing.

We also operate insurance claims adjusting and other service operations which support our operations as well as provide services for other clients. In addition, we make strategic investments, usually in businesses that complement our operations. Our revenues from these investments are comprised of dividends from, or equity in earnings of, the company in which we invested and gains or losses on the sale of such investments.

MAJOR ACQUISITIONS

Since 1996, we have made a series of strategic acquisitions that have furthered our overall business strategy. The following describes a few of our larger transactions:

On May 24, 1996, we issued 6,250,000 shares of common stock to acquire LDG Reinsurance Corporation. LDG Re acts on behalf of insurance and reinsurance companies as a reinsurance underwriting manager in the accident and health special risks, workers' compensation and alternative workers' compensation lines of business.

On June 17, 1997, we issued 8,511,625 shares of common stock and 604,575 options to purchase common stock to acquire the publicly traded Avemco Corporation, the parent corporation of a group of insurance companies, underwriting agencies and insurance related services companies. Avemco Corporation, through its subsidiaries, provided property and casualty insurance principally in the general aviation line of business. Avemco Corporation's primary insurance company subsidiaries were Avemco Insurance Company and U.S. Specialty Insurance Company.

On January 31, 1999, we acquired PEPYS Holdings Limited. PEPYS is a holding company for Rattner MacKenzie Limited of London, England. The total initial consideration was $54.8 million in cash and deferred payments of $8.3 million in cash and 414,207 shares of our common stock. We may pay additional amounts in the future based upon the attainment of certain earnings benchmarks over the ensuing four years. Rattner MacKenzie provides intermediary services for reinsurance business placed by our insurance company subsidiaries as well as other insurance and reinsurance companies and underwriting agencies, primarily in the accident and health area.

On December 20, 1999, we acquired all of the outstanding shares of the publicly traded The Centris Group, Inc. following a tender offer at a price of $12.50 per share in cash. We paid a total of $149.5 million for the Centris acquisition. Centris was the parent corporation of a group of insurance companies and underwriting agencies principally operating in the medical stop-loss line of business. Centris' primary insurance company subsidiary was the entity now known as HCC Life Insurance Company. HCC Life's operations were relocated to Houston, and it has become a subsidiary of Houston Casualty. The medical stop-loss underwriting agency operations of Centris have been combined with HCC Benefits' operations.

We continue to evaluate possible acquisition candidates and we may complete additional acquisitions during 2000. Any future acquisitions will be designed to expand and strengthen our existing lines of business and perhaps provide access to additional specialty sectors, which we expect to contribute to our growth.

DISPOSITIONS

In January, 1999, we sold our 21% interest in Underwriters Indemnity Holdings, Inc., the parent of Underwriters Indemnity Company.

In March, 2000, we sold Trafalgar Insurance Company, an Oklahoma domiciled surplus lines insurance company subsidiary, for a price which approximated its GAAP shareholders' equity.

In September, 2000, we sold a substantial portion of the assets of The Wheatley Group, Ltd., a subsidiary of Avemco Corporation.

None of these operations were material to our financial condition, results of operations or liquidity.

INSURANCE COMPANY OPERATIONS

  Lines of Business

This table shows our insurance company subsidiaries' total premium received, otherwise known as gross written premium, by line of business and the percentage of each line to total gross written premium for the periods indicated (dollars in thousands):

                                              FOR THE YEARS ENDED DECEMBER 31,
                                     --------------------------------------------------
                                          1999              1998              1997
                                     --------------    --------------    --------------
Accident and health reinsurance....  $157,719    28%   $114,787    23%   $ 39,845    12%
Aviation...........................   210,029    37     203,573    41     164,519    47
Marine and offshore energy.........    18,694     3      34,941     7      30,316     9
Medical stop-loss..................    69,258    12       7,046     1       3,388     1
Property...........................    63,309    11     106,515    21      85,379    24
Workers' compensation..............    27,747     5       8,958     2          --    --
Other..............................    21,575     4      22,456     5      22,952     7
                                     --------   ---    --------   ---    --------   ---
          Total gross written
            premium................  $568,331   100%   $498,276   100%   $346,399   100%
                                     ========   ===    ========   ===    ========   ===

This table shows our insurance company subsidiaries' actual premium retained, otherwise known as the net written premium, by line of business and the percentage of each line to total net written premium for the periods indicated (dollars in thousands):

                                              FOR THE YEARS ENDED DECEMBER 31,
                                     --------------------------------------------------
                                          1999              1998              1997
                                     --------------    --------------    --------------
Accident and health reinsurance....  $ 37,725    27%   $ 39,949    33%   $ 24,777    17%
Aviation...........................    68,513    49      53,030    43      75,280    53
Marine and offshore energy.........     6,616     5       7,978     6      18,687    13
Medical stop-loss..................    20,332    15       3,415     3       3,388     2
Property...........................     2,945     2       8,356     7       8,636     6
Workers' compensation..............       673    --       1,059     1          --    --
Other..............................     3,120     2       8,096     7      12,085     9
                                     --------   ---    --------   ---    --------   ---
          Total net written
            premium................  $139,924   100%   $121,883   100%   $142,853   100%
                                     ========   ===    ========   ===    ========   ===

  Underwriting

     Direct

We underwrite direct business produced through independent agents and brokers, affiliated intermediaries, and by direct marketing efforts. Our direct underwriting is primarily general aviation, medical stop-loss and workers' compensation business.

     Reinsurance

Our insurance company subsidiaries participate in various insurance and reinsurance underwriting pools managed by our underwriting agency subsidiaries, primarily in the accident and health lines of business. Our insurance company subsidiaries also write facultative, or individual account, reinsurance, particularly in the aviation, marine and offshore energy, and property lines of business. Our facultative underwriting is typically on international business in order to comply with local licensing requirements or as reinsurance of captive insurance companies controlled by others, and can be considered direct business for most purposes, since we maintain underwriting and claims control. However, we record all of this business under the caption of "Reinsurance Assumed" in our financial statements.

     Aviation

Aviation underwriting was our largest overall line of business in 1999 and in recent years we have grown into a market leader in the aviation insurance industry. We insure general aviation risks, both domestically and internationally, including:

     - antique and vintage military aircraft;

     - cargo operations;

     - commuter airlines;

     - corporate aircraft;

     - fixed base operations;

     - military and law enforcement aircraft;

     - private aircraft owners and pilots; and

     - rotor wing aircraft.

We offer coverages that include hulls, engines, avionics and other systems, liabilities, war, cargo and other ancillary coverages. At this time, we do not generally insure major airlines, major manufacturers or satellites. Insurance claims related to general aviation business tend to be seasonal, with the majority of the claims being incurred during the spring and summer months.

Through Houston Casualty Company, our largest and most important insurance company subsidiary, we have been underwriting aviation risks since 1981. Avemco Insurance, which we acquired in 1997, has been insuring aviation risks since 1959. Our gross written premium has risen consistently since 1997, increasing from $164.5 million to $210.0 million in 1999. We have achieved this growth through the expansion of our existing businesses, as well as through acquisitions. Although, due to market conditions, domestic risks had not been our focus since the early 1990s, Houston Casualty increased its writing of domestic general aviation risks late in 1996 and, with the acquisition of Avemco Insurance and U.S. Specialty Insurance Company in mid-1997, we have become a major participant in the domestic general aviation insurance market. Our aviation underwriting agency subsidiary, HCC Aviation Insurance Group, Inc., further enhances our position. In 1997 and 1998, we experienced a decline in net written premium due to the implementation of HCC's reinsurance program at Avemco Insurance following Avemco's acquisition in 1997. Our aviation net written premium increased during 1999 because we increased our retentions, i.e., the portion of risk that we retain for our own account.

We maintain reinsurance on both a proportional basis, where we share a proportional part of the original premium and losses with reinsurers, and an excess of loss basis, where we transfer liability, premium and loss on a non-proportional basis above our net retention of risk to reinsurers, to protect us against severe losses on individual risks and catastrophe exposures. We believe that the aviation risks we underwrite carry a relatively low level of catastrophe exposures.

     Marine and Offshore Energy

We underwrite marine risks for ocean going vessels as well as inland, coastal trading and fishing vessels. In this area we write hull and machinery, liabilities, including protection and indemnity, marine cargo and various ancillary coverages.

We have underwritten marine risks since 1984, primarily in Houston Casualty. Competition has created downward pressure on premium rates since 1996, causing a reduction in our gross written premium since 1997 and a corresponding decrease in net written premium.

We maintain marine reinsurance on both a proportional and an excess of loss basis. We believe that the marine risks we underwrite carry a relatively low level of catastrophe exposure.

We have been underwriting offshore energy risks since 1988, primarily in Houston Casualty. Offshore energy risks include drilling rigs, production and gathering platforms, and pipelines. We underwrite physical damage, liabilities, business interruption and various ancillary coverages.

Rates have declined significantly during the past few years to levels where underwriting profitability is difficult to obtain. As a result, we have underwritten offshore energy risks on a very selective basis, striving for quality rather than quantity.

We maintain offshore energy reinsurance on both a proportional basis and an excess of loss basis to protect us against severe losses on individual risks and the catastrophic exposure that exists, for example, from a hurricane in the Gulf of Mexico or a major platform explosion in the North Sea.

     Property

We specialize in writing risks of large, often multinational, corporations, covering such commercial risks as hotels, office buildings, retail locations, factories, industrial plants, utilities, refineries, natural gas facilities and petrochemical plants. The insurance we offer includes business interruption, physical damage and catastrophe risks including flood and earthquake.

We have written property business since 1986, primarily through Houston Casualty. Gross written premium increased to $118.2 million in 1996 as premium rates increased following the Northridge earthquake in 1994. During 1996, premium rates began to soften and this trend has continued through

1999 due in a large part to excess capacity and the absence of significant catastrophe losses. Gross written premium declined from $85.4 million in 1997 to $63.3 million in 1999. Net written premium also declined from $8.6 million to $2.9 million in the same period. By design, our property gross written premium exceeds our net written premium by a substantial amount due to the amount of facultative reinsurance, which is the separately negotiated reinsurance of all or part of the coverage provided by a single policy, and other reinsurance purchased in order to protect us from catastrophe losses.

We maintain reinsurance on both a proportional basis and an excess of loss basis to ensure adequate reinsurance protection, particularly against catastrophic exposures. As an example, through December 31, 1999 we had gross losses of $60.8 million with respect to Hurricanes Georges and Mitch, both of which occurred during 1998. However, we incurred an after-tax net loss, after reinsurance, with respect to these hurricanes of only $4.3 million. We estimate our aggregate exposure in any individual catastrophe zone and maintain catastrophe reinsurance to cover our exposure to any one occurrence.

     Accident and Health Reinsurance

We began underwriting accident and health reinsurance risks through Houston Casualty during 1996. LDG Re, the underwriting agency we acquired that year, is the primary producer of this business. We underwrite reinsurance in the accident and health special risks, workers' compensation and alternative workers' compensation areas and occupational accident insurance for self-employed truckers. Our gross written premium increased from $39.8 million in 1997 to $157.7 million in 1999. This growth reflects Houston Casualty's increased participation in, and the growth of, the business written by LDG Re. Net written premium in this area has not increased as dramatically because Houston Casualty does not retain a large percentage of this premium.

     Medical Stop-loss

We write medical stop-loss business for employer sponsored self-insured health plans. Our underwriting agency subsidiary, HCC Benefits, produces this business. We first began writing this business in 1985 and gross written premium and net written premium have increased as a result of greater participation by our insurance company subsidiaries, primarily HCC Life and Avemco Insurance, in the business underwritten by HCC Benefits and the growth of HCC Benefits' business internally and through acquisitions, most notably of Centris. The 1999 gross written premium underwritten in our insurance company subsidiaries was $69.3 million and is expected to exceed $360.0 million in 2000. When measured on a gross written premium basis, medical stop-loss is expected to be our largest single line of business in 2000. We maintain reinsurance on a proportional basis and believe that these risks carry a relatively low level of catastrophe exposure.

     Workers' Compensation

We began writing statutory workers' compensation business in 1998, primarily through U.S. Specialty, and expect to expand these writings through HCC Employer Services, Inc. It is our intent to grow this line of business in the future, both internally and through acquisition. We expect that gross written premium and net written premium will increase although we will continue to purchase a substantial amount of reinsurance. Losses in this line of business generally take longer to develop than in our other lines of business.

We maintain reinsurance on both a proportional and excess of loss basis. There is a relatively low level of catastrophe exposure in our workers' compensation line of business because we do not write significant amounts of business in states with high potential claim concentrations such as California.

  Insurance Company Subsidiaries

     Houston Casualty Company

Houston Casualty is our principal insurance company subsidiary. It is rated "A+ (Superior), VIII" by A.M. Best and "AA" by Standard & Poor's, two independent agencies whose ratings are intended to provide an independent opinion of an insurer's ability to meet its obligations to policyholders. Houston Casualty operates worldwide in most of our lines of business. Houston Casualty receives business through independent agents and brokers, our underwriting agency and intermediary subsidiaries, and other insurance and reinsurance companies worldwide. Houston Casualty has a highly experienced staff of underwriters trained to deal with the high value, complicated exposures prevailing in many of the lines of business in which we specialize. As of December 31, 1999, Houston Casualty had statutory policyholders' surplus, which is its total admitted assets less total liabilities determined in accordance with SAP, of $250.2 million.

     Houston Casualty Company-London

Houston Casualty was authorized by Her Majesty's Treasury in 1998 to operate a full branch office in the United Kingdom. Houston Casualty established its London branch operation in order to more closely align its underwriting operations with the London market, a historical focal point for much of the business that Houston Casualty underwrites. To this end, we have transferred most of the underwriting responsibility for the lines of business Houston Casualty writes, except aviation and, to some extent, accident and health reinsurance, to this branch.

     HCC Life Insurance Company

HCC Life is an Indiana domiciled life insurance company which became a direct subsidiary of Houston Casualty in December, 1999 following the Centris acquisition. HCC Life is rated "A- (Excellent), VII" by A.M. Best and operates as an accident, health and life insurer on an admitted basis in 41 states and the District of Columbia. We expect to expand HCC Life's operations through its utilization as an insurer of medical stop-loss and related life insurance products underwritten by HCC Benefits. At December 31, 1999, HCC Life had statutory policyholders' surplus of $70.5 million.

     U.S. Specialty Insurance Company

U.S. Specialty is a Texas domiciled property and casualty insurance company. It is a direct subsidiary of Houston Casualty. U.S. Specialty is rated "A+ (Superior), VIII" by A.M. Best and "AA" by Standard & Poor's. U.S. Specialty operates on an admitted basis throughout the United States, primarily writing general aviation, workers' compensation and alternative workers' compensation insurance produced by our underwriting agency subsidiaries. As of December 31, 1999, U.S. Specialty had statutory policyholders' surplus of $104.4 million.

     Avemco Insurance Company

Avemco Insurance was organized in 1959 and became our subsidiary in June, 1997. Avemco Insurance is a Maryland domiciled property and casualty insurer, is rated "A+ (Superior), VII" by A.M. Best and "AA" by Standard & Poor's and is operating as a direct market underwriter of general aviation business on an admitted basis throughout the United States and Canada (except Quebec). In addition, Avemco Insurance has become the primary insurer of medical stop-loss products underwritten by HCC Benefits. At December 31, 1999, Avemco Insurance had statutory policyholders' surplus of $62.5 million.

UNDERWRITING AGENCY OPERATIONS

Our underwriting agency subsidiaries act on behalf of our insurance companies and those of other firms, and provide insurance underwriting management and claims administration services. The underwriting agency subsidiaries do not assume any insurance or reinsurance risk themselves and generate revenues based entirely on management fees and profit commissions. These subsidiaries are in a position to direct and control business that they produce. Our insurance company subsidiaries serve as policy issuing companies for most of the business written by our underwriting agencies. Our insurance company subsidiaries may retain a portion of the risk and reinsure the remainder with unaffiliated insurance companies or reinsure all of the risk. In instances where our insurance companies are not the policy issuing company, our insurance companies may reinsure the business written by the underwriting agencies. Management fees generated by underwriting agency subsidiaries in 1999 amounted to $90.7 million.

  Lines of Business

This table shows our underwriting agency subsidiaries' written premium by lines of business for the periods indicated (dollars in thousands):

                                             FOR THE YEARS ENDED DECEMBER 31,
                                  ------------------------------------------------------
                                       1999                1998                1997
                                  --------------      --------------      --------------
Accident and health
  reinsurance...................  $452,017    53%     $356,530    50%     $258,716    55%
Aviation........................    91,156    11        92,668    13        49,581    10
Medical stop-loss...............   184,302    22       182,528    26        93,435    20
Occupational accident...........    54,000     6        48,100     7        46,909    10
Workers' compensation...........    52,758     6         4,429     1            --    --
Other...........................    13,883     2        21,932     3        24,798     5
                                  --------   ---      --------   ---      --------   ---
          Total written
            premium.............  $848,116   100%     $706,187   100%     $473,439   100%
                                  ========   ===      ========   ===      ========   ===

  Underwriting Agency Subsidiaries

     LDG Reinsurance Corporation

LDG Re, with operations in Wakefield, Massachusetts and New York, New York, acts as an underwriting manager writing accident and health special risks, workers' compensation and alternative workers' compensation reinsurance. LDG Re generated approximately $360.2 million of written premium in 1999, the majority of which was written on behalf of non-affiliated insurance companies.

     LDG Re (London), Ltd.

LDG Re (London), located in London, England, is an underwriting manager writing accident and health reinsurance business. LDG Re (London) generated approximately $90.1 million of written premium in 1999. LDG Re (London) underwrites primarily on behalf of Houston Casualty-London.

     HCC Benefits Corporation

HCC Benefits, with its home office in Atlanta, Georgia and regional offices in Costa Mesa, California; Wakefield, Massachusetts; Minneapolis, Minnesota; and Dallas, Texas, acts as an underwriting manager writing medical stop-loss and excess medical insurance products for employer sponsored self-insured health plans. In 1999, HCC Benefits generated approximately $184.3 million of medical stop-loss written premium and $6.7 million of other written premium, the majority of which was underwritten on behalf of non-affiliated insurance companies. In 1999, the agencies acquired from Centris in December of that year and now included in HCC Benefits generated approximately $214.2 million of written premium. We expect that a substantial part of the 2000 estimated written premium for HCC Benefits of $425.0 million will be issued through Avemco Insurance and HCC Life.

     HCC Aviation Insurance Group, Inc.

HCC Aviation, with offices in Dallas, Texas and Glendale, California, along with our insurance company subsidiary Avemco Insurance, provides the base for our substantial presence in the domestic general aviation market. HCC Aviation acts as an underwriting manager on behalf of U.S. Specialty in the areas of private and corporate aircraft, commercial agricultural aircraft, antique and vintage military aircraft, small to medium sized airports, and commercial operators. HCC Aviation generated approximately $91.1 million of written premium in 1999.

     HCC Employer Services, Inc.

HCC Employer Services, with operations in Northbrook, Illinois; Montgomery, Alabama; and Dallas, Texas, acts as an underwriting manager on behalf of our insurance company subsidiaries and other unaffiliated insurance companies, providing workers' compensation insurance to small and medium size businesses and occupational accident and health insurance to self-employed truckers. HCC Employer Services generated approximately $101.6 million in written premium in 1999.

COMBINED INSURANCE COMPANY AND UNDERWRITING AGENCY OPERATIONS

Our combined gross written premium in 1999 was over $1.1 billion, after intercompany eliminations. Our insurance company operations wrote $568.3 million of gross written premium and our underwriting agencies wrote $848.1 million of written premium, before intercompany eliminations.

INTERMEDIARY OPERATIONS

Our intermediary subsidiaries provide a variety of services, including marketing, placing, consulting on and servicing insurance risks for their clients, which include medium to large corporations, insurance and reinsurance companies and other risk taking entities. The intermediary subsidiaries earn commission income and to a lesser extent fees for certain services, generally paid by the underwriters with whom the business is placed. Some of these risks may be initially underwritten by the Company's insurance company subsidiaries, which may retain a portion of the risk. Commission income generated by our intermediary subsidiaries in 1999 amounted to $54.6 million.

     HCC Employee Benefits, Inc.

HCC Employee Benefits, based in Houston, Texas, is a retail insurance agency and consulting firm specializing in life, accident and health insurance for employee benefit plans of medium and large commercial customers throughout the United States. We expect to increase this business through acquisition.

     HCC Intermediaries, Inc.

HCC Intermediaries, based in Houston, Texas, is an intermediary specializing in marketing and servicing large, complicated insurance and reinsurance programs placed on behalf of multinational clients operating in our lines of business. This business is placed with domestic and international insurance companies, including our insurance companies, on a direct basis and through other intermediaries. In addition, HCC Intermediaries acts as a reinsurance intermediary on behalf of affiliated and non-affiliated insurance companies.

     Rattner MacKenzie Limited

Rattner MacKenzie is an intermediary based in London, England. Rattner MacKenzie is a Lloyd's broker specializing in accident and health reinsurance and some specialty property and casualty lines of business. Rattner MacKenzie is considered a market leader in its core businesses. Rattner MacKenzie serves as an intermediary for reinsurance business placed by unaffiliated insurance and reinsurance companies and underwriting agencies as well as our insurance company subsidiaries.

OTHER OPERATIONS

Our other operations consist of subsidiaries that are not insurance companies, underwriting agencies or intermediaries. These operations provide insurance related services to our subsidiaries, our reinsurers and unaffiliated entities. The revenue earned from these services primarily consists of fees, commissions or the sales price of products sold. The subsidiaries currently operating in this segment provide insurance claims adjusting services. Additionally, other operations include the returns received from our insurance related strategic investments which we make from time to time. These returns may be in the form of equity in the earnings of the company in which we invested, dividends or gains from the disposition of these investments. Other operating income was $28.5 million in 1999.

REINSURANCE CEDED

We purchase reinsurance to reduce our net liability on individual risks, to protect against catastrophic losses and to achieve a desired ratio of net written premium to policyholders' surplus. We purchase reinsurance on both a proportional and an excess of loss basis. We believe that we reinsure our risks to a greater extent than most of our competitors and most other insurance companies. We use this strategy to protect our shareholders' equity. Under our current reinsurance protections, we have limited our net retained loss, or the amount we keep for our own account, across any single line of business to a maximum of approximately $2.0 million for any one risk, but significantly less on most risks.

The type, cost and limits of reinsurance we purchase can vary from year to year based upon our desired retention levels and the availability of quality reinsurance at a reasonable price. Our reinsurance programs renew throughout the year. Our excess of loss programs that expired in 1999 have been renewed with some increase in reinsurance costs. Additionally, we retained higher percentages of our business in connection with certain lines of business which are reinsured on a proportional basis. We plan to continue to increase our retentions as underwriting conditions in various lines of business improve.

We consider the maintenance of reinsurance protection to be an important part of our business plan, protecting shareholders' equity from catastrophe losses and fluctuations in the insurance market cycles of the insurance industry. We have built important relationships over the years with many core reinsurers. We intend to continue to share our business with these partners as underwriting profitability returns in an improving market in order to build even stronger relationships for the future. We believe that increased retentions during profitable periods are made possible not at the sacrifice of core reinsurers but through reduction of facultative reinsurance and the natural attrition of certain reinsurers who exit lines of business or curtail their writings for other reasons. This reduction in reinsurance market capacity causes rates to rise but the increased rates historically have been passed on to the original insureds.

We structure a specific reinsurance program for each line of business we underwrite. We place this reinsurance in order to protect our insurance companies from exposure to foreseeable events. We place reinsurance proportionally to cover loss frequency and catastrophe exposure. We obtain additional reinsurance on an excess of loss basis to cover individual risk severity of loss and on a catastrophe basis to cover exposure from occurrences involving multiple risks, such as those resulting from a hurricane or an earthquake. Additionally, we may also obtain facultative reinsurance protection on an excess of loss or proportionate basis on any single risk. We do not intend to expose our assets to any net loss in excess of our reinsurance protection.

We write business in areas exposed to catastrophic losses and have exposures to this type of loss in California, the United States Atlantic Coast, certain United States Gulf Coast states, particularly Florida and Texas, the Caribbean, Mexico and the North Sea. We carefully assess our overall exposure to a single catastrophic event and apply procedures that are more conservative than are typically used by the industry to ascertain our probable maximum loss from any single event. We maintain reinsurance protection which we believe is sufficient to cover any foreseeable event.

In general, we receive an overriding (ceding) commission on the premium ceded to reinsurers. This compensates our insurance company for the direct costs associated with the production of the business, the servicing of the business during the term of the policies ceded and the costs associated with the placement of the related reinsurance. In addition, certain of our reinsurance treaties allow us to share with the reinsurers in any net profits generated under such treaties.

Various intermediaries, including HCC Intermediaries and Rattner MacKenzie, arrange for the placement of this reinsurance coverage on our behalf and are compensated, directly or indirectly, by the reinsurers.

The ceding of reinsurance does not discharge our insurance companies from liability to their policyholders. Our insurers are required to pay losses even if the reinsurer fails to meet its obligations under the reinsurance contract. To minimize our exposure to reinsurance credit risk, we place our reinsurance with a diverse group of financially sound reinsurers. Our current treaty reinsurance programs, which provide reinsurance of a specified category of risks defined in a reinsurance contract, or "treaty," between the primary insurer and reinsurer, were placed with more than 92 domestic and foreign reinsurers. As of December 31, 1999, the total amount recoverable from reinsurers was approximately $736.5 million, of which $91.3 million represents paid losses recoverable (in the ordinary course of business), $53.2 million represents a balance due from a commutation (which is a contractual arrangement between a primary insurer and its reinsurer that settles all outstanding and future liabilities between the companies) and $597.5 million represents outstanding losses and estimated incurred but not reported, or losses that have occurred but have not yet been reported to the insurer, which are also known as IBNR, loss recoverables, less a $5.5 million reserve for potentially uncollectible reinsurance. In addition, ceded unearned premium was $133.7 million. Of the $736.5 million, $122.8 million was added as a result of the Centris acquisition in December, 1999. As of December 31, 1999, we held $154.1 million of irrevocable letters of credit and $19.9 million in cash to collateralize a portion of the total amount recoverable and had other payable balances due to our reinsurers of $213.0 million as potential offsets against reinsurance recoverables. The estimated duration for our outstanding losses is two years, as the majority of our business has historically had shorter lead times between the occurrence of an insured event and the final settlement.

The table below shows property and casualty reinsurance balances relating to the reinsurers with net recoverable balances greater than $10.0 million as of December 31, 1999. The total recoverables column includes paid loss recoverable, outstanding loss recoverable, IBNR recoverables and ceded unearned premium (dollars in thousands).

                                A.M.                                    LETTERS OF CREDIT,
                                BEST                        TOTAL       CASH DEPOSITS AND
REINSURER                      RATING      LOCATION      RECOVERABLES     OTHER PAYABLES       NET
---------                      ------   --------------   ------------   ------------------   --------
Underwriters at Lloyd's......  A        United Kingdom     $156,650          $22,805         $133,845
Underwriters Indemnity
  Company(1).................  A-       Texas                50,451            4,201           46,250
SCOR Reinsurance Company.....  A+       New York             41,137            1,740           39,397
AXA Reinsurance Company......  A+       Delaware             37,690            5,013           32,677
NAC Reinsurance Company(2)...  A+       New York             23,153            6,105           17,048
Transamerica Occidental Life
  Ins. Co....................  A+       California           22,481            6,102           16,379
St. Paul Fire and Marine
  Insurance Co...............  A+       Minnesota            17,577            1,721           15,856
Odyssey America Reinsurance
  Corp.......................  A        Connecticut          19,114            5,891           13,223
Sun Life Assurance Company of
  Canada.....................  A++      Canada               17,996            4,786           13,210
GE Reinsurance...............  A++      Illinois             16,535            4,869           11,666
Chartwell Reinsurance
  Company(3).................  A        Minnesota            12,736            2,074           10,662

---------------

(1) Underwriters Indemnity Company was acquired by RLI Corporation in January, 1999.

(2) NAC Reinsurance Corporation was acquired by XL Capital, Ltd. in June, 1999.

(3) Chartwell Reinsurance Company was acquired by Trenwick Group, Inc. in October, 1999.

Since 1999, a number of reinsurers have delayed or suspended the payment of amounts recoverable under reinsurance contracts to which we are a party. Such delays have affected, though not materially to date, the liquidity and investment income of our insurance company subsidiaries. In addition, a number of reinsurers have claimed they are not liable for payment to us, and, in one or more cases have sought arbitration of these matters. We are currently in negotiations with most of these parties. If such negotiations do not result in a satisfactory resolution of the matters in question, we will seek a judicial or arbitral determination of these matters.

Prior to our acquisition of Centris, its life insurance company subsidiary, now HCC Life, sold its entire block of life insurance and annuity business to Life Reassurance Corporation of America in the form of an indemnity reinsurance contract. Ceded life and annuity benefits amounted to $95.8 million as of December 31, 1999.

In 1999, our insurance company subsidiaries recorded a $43.5 million provision for reinsurance to reflect an estimated $29.5 million pre-tax loss for the insolvency of a reinsurer and an estimated $14.0 million pre-tax loss, the majority of which represents the discount on ceded reserves, related to the commutation of all liabilities with another reinsurer discussed above. In connection with the commutation, we received cash and other amounts totaling $56.5 million.

OPERATING RATIOS

  Premium to Surplus Ratio

This table shows, for the periods indicated, the ratio of statutory gross written premium and net written premium to statutory policyholders' surplus, or the total admitted assets less total liabilities, for our property and casualty insurance company subsidiaries (dollars in thousands):

                                                    FOR THE YEARS ENDED DECEMBER 31,
                                          ----------------------------------------------------
                                            1999       1998       1997       1996       1995
                                          --------   --------   --------   --------   --------
Gross written premium...................  $576,184   $500,962   $346,094   $340,367   $338,753
Net written premium.....................   150,261    123,315    143,068    189,022    184,028
Policyholders' surplus..................   315,474    369,401    331,922    288,863    251,125
Gross written premium ratio.............     182.6%     135.6%     104.3%     117.8%     134.9%
Gross written premium industry
  average(1)............................     154.1%     147.9%     154.7%     179.9%     194.0%
Net written premium ratio...............      47.6%      33.4%      43.1%      65.4%      73.3%
Net written premium industry
  average(1)............................      85.5%      84.3%      89.7%     105.2%     113.0%

---------------

(1) Source: A.M. Best.

While there is no statutory requirement regarding a permissible premium to policyholders' surplus ratio, guidelines established by the National Association of Insurance Commissioners, or NAIC, provide that a property and casualty insurer's annual statutory gross written premium should not exceed 900% and net written premium should not exceed 300% of its policyholders' surplus. However, industry standards and rating agency criteria place these ratios at 300% and 200%, respectively. In keeping with our philosophy of protecting our shareholders' equity and limiting our aggregate loss exposure, we maintain premium to surplus ratios significantly lower than the NAIC's guidelines and well below industry norms. We expect to increase these ratios, however, as our insurance company subsidiaries continue to increase their participation as policy issuers for business written by our underwriting agency subsidiaries and their retention of that business.

  Combined Ratio

The underwriting experience of a property and casualty insurance company is indicated by its combined ratio, which is a combination of the loss ratio, or the ratio of insured losses and loss adjustment expenses to net earned premium, and the expense ratio, which is the ratio of policy acquisition costs and other underwriting expenses, net of ceding commissions, to net written premium. Our insurance subsidiaries' loss ratio, expense ratio and combined ratio, determined on the basis of SAP, are shown in the following table for the periods indicated:

                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                 -------------------------------------
                                                 1999    1998    1997    1996    1995
                                                 -----   -----   -----   -----   -----
Loss ratio.....................................  107.1%   67.2%   61.6%   64.4%   66.4%
Expense ratio..................................   22.8    15.7    17.2    19.2    18.1
                                                 -----   -----   -----   -----   -----
Combined ratio.................................  129.9%   82.9%   78.8%   83.6%   84.5%
                                                 =====   =====   =====   =====   =====
Combined ratio excluding the effects of the
  provision for reinsurance in 1999............  104.1%
                                                 =====
Industry average combined ratio................  107.8%  105.6%  101.6%  105.8%  106.4%

The SAP basis ratio data is not intended to be a substitute for results of operations on the basis of GAAP. The differences between SAP and GAAP are described in Note (15) of our consolidated financial statements included in this prospectus. Including this information on a SAP basis is meaningful and useful to allow a comparison of our operating results with those of other companies in the insurance industry. The source of the industry average is A.M. Best. A.M. Best reports on insurer performance on a SAP basis to provide for more standardized comparisons among individual companies, as well as overall industry performance.

RESERVES

Applicable insurance laws require us to maintain reserves to cover our estimated ultimate liability for reported and incurred but not reported losses under insurance and reinsurance policies that we wrote and for loss adjustment expenses relating to the investigation and settlement of policy claims. In most cases, we estimate such losses and claims costs through an evaluation of individual claims. However, for some types of claims, we use an average reserving method until more information becomes available to permit an evaluation of individual claims.

We establish loss reserves for individual claims by evaluating reported claims on the basis of:

     - the type of loss;

     - jurisdiction of the occurrence;

     - our knowledge of the circumstances surrounding the claim;

     - the severity of injury or damage;

     - the potential for ultimate exposure;

     - the information and reports received from ceding insurance companies where applicable; and

     - our experience with the insured and the line of business and policy provisions relating to the particular type of claim.

We establish loss reserves for incurred but not reported losses based in part on statistical information and in part on industry experience with respect to the probable number and nature of claims arising from occurrences that have not been reported. We also establish our reserves based on predictions of future events, our estimates of future trends in claims severity, and other subjective factors. The net GAAP and SAP reserves of each of our insurance company subsidiaries are established in conjunction with and reviewed by our in-house actuarial staff, and our SAP reserves are certified annually by our independent actuaries. In 1999, PricewaterhouseCoopers LLP certified the SAP reserves of our insurance company subsidiaries with the exception of certain of the insurance company subsidiaries acquired with the Centris Group. These Centris subsidiaries' SAP reserves were certified by the independent actuaries of Centris.

With respect to some classes of risks, the period of time between the occurrence of an insured event and the final settlement of a claim may be many years, and during this period it often becomes necessary to adjust the claim estimates either upward or downward. Certain classes of marine and offshore energy and workers' compensation insurance underwritten by our insurance companies have historically had longer lead times between the occurrence of an insured event, reporting of the claim, and final settlement. In such cases, we are forced to estimate reserves over long periods of time with the possibility of several adjustments to reserves. Other classes of insurance that we underwrite, such as most aviation, property and medical stop-loss, historically have shorter lead times between the occurrence of an insured event, reporting of the claim and final settlement. The reserves with respect to these classes are, therefore, less likely to be adjusted. The majority of the risks currently underwritten by our insurance companies tend to have shorter lead times.

The reserving process is intended to reflect the impact of inflation and other factors affecting loss payments by taking into account changes in historical payment patterns and perceived trends. However, there is no precise method for the subsequent evaluation of the adequacy of the consideration given to inflation, or to any other specific factor, or to the way one factor may impact another.

We underwrite, directly and through reinsurance, risks which are denominated in a number of foreign currencies, and therefore maintain loss reserves with respect to these policies in the respective currencies. These reserves are subject to exchange rate fluctuations, which may have an effect on our earnings. We may attempt to limit our exposure to future currency fluctuations through the use of foreign currency forward contracts.

The loss development triangles below show changes in our GAAP reserves in subsequent years from the prior loss estimates based on experience as of the end of each succeeding year on the basis of generally accepted accounting principles. The estimate is increased or decreased as more information becomes known about the frequency and severity of losses for individual years. A redundancy means the original estimate was higher than the current estimate; a deficiency means that the current estimate is higher than the original estimate.

The first line of each loss development triangle presents, for the years indicated, the gross or net reserve liability including the reserve for incurred but not reported losses. The first section of each table shows, by year, the cumulative amounts of loss and loss adjustment expense paid as of the end of each succeeding year. The second section sets forth the re-estimates in later years of incurred losses, including payments, for the years indicated. The "cumulative redundancy (deficiency)" represents, as of the date indicated, the difference between the latest re-estimated liability and the reserves as originally estimated.

This loss development triangle shows development in loss reserves on a gross basis (dollars in thousands):

                                         1999       1998       1997       1996       1995       1994       1993       1992
                                       --------   --------   --------   --------   --------   --------   --------   ---------
Balance sheet gross reserves:........  $871,104   $460,511   $275,008   $229,049   $200,756   $170,957   $144,178   $ 129,503
Cumulative paid as of:
  One year later.....................              229,746    160,324    119,453    118,656     97,580     82,538      83,574
  Two years later....................                         209,724    179,117    167,459    143,114    126,290     130,379
  Three years later..................                                    193,872    207,191    166,541    157,509     158,973
  Four years later...................                                               214,046    192,540    176,472     182,193
  Five years later...................                                                          195,930    195,269     192,512
  Six years later....................                                                                     197,147     213,052
  Seven years later..................                                                                                 215,280
Re-estimated liability as of:
  End of year........................   871,104    460,511    275,008    229,049    200,756    170,957    144,178     129,503
  One year later.....................              550,545    308,501    252,236    243,259    186,898    163,967     162,827
  Two years later....................                         316,250    249,013    248,372    207,511    183,015     176,817
  Three years later..................                                    250,817    247,053    214,738    203,137     194,419
  Four years later...................                                               248,687    220,695    211,546     215,531
  Five years later...................                                                          217,892    218,182     222,746
  Six years later....................                                                                     214,498     234,115
  Seven years later..................                                                                                 231,269
Cumulative gross redundancy
  (deficiency).......................             $(90,034)  $(41,242)  $(21,768)  $(47,931)  $(46,935)  $(70,320)  $(101,766)

The gross deficiencies reflected in the table result from three principal conditions:

     - The development of large claims on individual policies which were either reported late by or for which reserves were increased as subsequent information became available from the insurance companies that are responsible for adjusting the claims. However, as these policies were substantially reinsured by our insurers, there was no material effect to our net earnings.

     - During 1999, in connection with the insolvency of one of our reinsurers and the commutation of all liabilities with another, we re-evaluated all reserves and incurred but not reported reserves related to business placed with these reinsurers to determine the ultimate losses we might conservatively expect. These reserves were then used as the basis for the determination of the provision for reinsurance recorded in 1999.

     - For the years prior to 1997, the runoff of the retrocessional excess of loss business, which we underwrote between 1988 and 1991, experienced gross development. This development was due primarily to the delay in reporting of losses by the London insurance market, coupled with the unprecedented number of catastrophe losses during that period. This business is substantially reinsured; therefore, the related losses we experienced did not have a material adverse effect on our net earnings.

This loss development triangle shows development in loss reserves on a net basis (dollars in thousands):

                             1999       1998       1997       1996       1995       1994       1993       1992       1991
                           --------   --------   --------   --------   --------   --------   --------   --------   --------
Gross reserves for loss
 and loss adjustment
 expense.................  $871,104   $460,511   $275,008   $229,049   $200,756   $170,957   $144,178   $129,503   $123,248
Less reinsurance
 recoverables............   597,498    341,599    155,374    111,766    101,497     95,279     82,289     81,075     83,727
                           --------   --------   --------   --------   --------   --------   --------   --------   --------
Reserves for loss and
 loss adjustment expense,
 net of reinsurance......   273,606    118,912    119,634    117,283     99,259     75,678     61,889     48,428     39,521
Effect on loss reserves
 of 1999 write off of
 ceded outstanding and
 IBNR reinsurance
 recoverables............        --     63,851     15,008      2,636      1,442         51         --         --         --
                           --------   --------   --------   --------   --------   --------   --------   --------   --------
Reserves for loss and
 loss adjustment expense
 net of reinsurance and
 adjusted for write
 off.....................   273,606    182,763    134,642    119,919    100,701     75,729     61,889     48,428     39,521
Cumulative paid, net of
 reinsurance, as of:
 One year later..........               56,052     48,775     47,874     41,947     36,500     29,258     18,978     18,416
 Two years later.........                          64,213     66,030     56,803     49,283     41,207     32,733     23,057
 Three years later.......                                     72,863     64,798     56,919     46,576     36,536     31,903
 Four years later........                                                67,355     60,441     51,536     38,480     33,875
 Five years later........                                                           61,781     53,110     40,327     34,970
 Six years later.........                                                                      53,879     40,550     36,203
 Seven years later.......                                                                                 41,133     35,413
 Eight years later.......                                                                                            35,960
 Nine years later........
 Ten years later.........
Re-estimated liability,
 net of reinsurance, as
 of:
 End of year.............   273,606    182,763    134,642    119,919    100,701     75,729     61,889     48,428     39,521
 One year later..........              187,377    120,049    116,145     95,764     72,963     59,659     45,812     38,575
 Two years later.........                         116,745    101,595     94,992     74,887     60,079     44,964     38,656
 Three years later.......                                     97,353     85,484     76,474     62,224     46,129     39,176
 Four years later........                                                80,890     73,660     64,377     48,993     40,407
 Five years later........                                                           69,528     64,103     50,785     43,418
 Six years later.........                                                                      59,408     50,585     45,142
 Seven years later.......                                                                                 46,071     43,924
 Eight years later.......                                                                                            39,858
 Nine years later........
 Ten years later.........
Cumulative net redundancy
 (deficiency)............             $ (4,614)  $ 17,897   $ 22,566   $ 19,811   $  6,201   $  2,481   $  2,357   $   (337)

                             1990      1989
                           --------   -------
Gross reserves for loss
 and loss adjustment
 expense.................  $108,027   $96,477
Less reinsurance
 recoverables............    60,194    45,160
                           --------   -------
Reserves for loss and
 loss adjustment expense,
 net of reinsurance......    47,833    51,317
Effect on loss reserves
 of 1999 write off of
 ceded outstanding and
 IBNR reinsurance
 recoverables............        --        --
                           --------   -------
Reserves for loss and
 loss adjustment expense
 net of reinsurance and
 adjusted for write
 off.....................    47,833    51,317
Cumulative paid, net of
 reinsurance, as of:
 One year later..........    23,450    22,660
 Two years later.........    33,815    34,300
 Three years later.......    35,912    40,806
 Four years later........    42,465    41,878
 Five years later........    43,422    46,734
 Six years later.........    43,690    47,164
 Seven years later.......    44,611    47,229
 Eight years later.......    43,715    47,928
 Nine years later........    44,203    46,308
 Ten years later.........              46,646
Re-estimated liability,
 net of reinsurance, as
 of:
 End of year.............    47,833    51,317
 One year later..........    44,887    49,475
 Two years later.........    45,435    47,313
 Three years later.......    44,689    48,085
 Four years later........    45,507    47,884
 Five years later........    46,805    47,933
 Six years later.........    48,932    48,086
 Seven years later.......    50,190    49,392
 Eight years later.......    49,732    50,324
 Nine years later........    47,422    50,101
 Ten years later.........              48,479
Cumulative net redundancy
 (deficiency)............  $    411   $ 2,838

We believe that our loss reserves are adequate to provide for all material net incurred losses.

This table provides a reconciliation of the gross liability of loss and loss adjustment expense on a GAAP basis for the periods indicated (dollars in thousands):

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1999        1998        1997
                                                              ---------   ---------   ---------
Reserves for loss and loss adjustment expenses at beginning
  of year...................................................  $460,511    $275,008    $229,049
Reserves acquired with purchase of subsidiaries.............   146,233       3,877       1,919
Provision for loss and loss adjustment expense for claims
  occurring in the current year.............................   595,425     461,429     269,505
Increase in estimated loss and loss adjustment expense for
  claims occurring in the prior years(1)....................    90,034      33,493      23,187
                                                              --------    --------    --------
Incurred loss and loss adjustment expense...................   685,459     494,922     292,692
                                                              --------    --------    --------
Loss and loss adjustment expense payments for claims
  occurring during:
  Current year..............................................   191,353     152,972     129,199
  Prior years...............................................   229,746     160,324     119,453
                                                              --------    --------    --------
Loss and loss adjustment expense payments...................   421,099     313,296     248,652
                                                              --------    --------    --------
Reserves for loss and loss adjustment expense at the of the
  year......................................................  $871,104    $460,511    $275,008
                                                              ========    ========    ========

---------------

(1) Changes in loss and loss adjustment expense reserves on a GAAP basis, for losses occurring in prior years, reflect the gross effect of the resolution of losses for other than the reserve value and the subsequent adjustments of loss reserves.

This table provides a reconciliation of the liability for loss and loss adjustment expense, net of reinsurance ceded, on a GAAP basis for the periods indicated (dollars in thousands):

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1999        1998        1997
                                                              ---------   ---------   ---------
Reserves for loss and loss adjustment expense at beginning
  of year...................................................  $118,912    $119,634    $117,283
Reserves acquired with purchase of subsidiaries.............    55,523       3,877       1,919
Effect on loss reserves of write off of ceded outstanding
  and incurred but not reported reinsurance recoverables....    82,343          --          --
Provision for loss and loss adjustment expense for claims
  occurring in the current year.............................   105,036     105,895     100,288
Increase (decrease) in estimated loss and loss adjustment
  expense for claims occurring in prior years(1)............     4,614     (14,593)     (3,774)
                                                              --------    --------    --------
Incurred loss and loss adjustment expense...................   109,650      91,302      96,514
                                                              --------    --------    --------
Loss and loss adjustment expense payments for claims
  occurring during:
  Current year..............................................    36,770      47,126      48,208
  Prior years...............................................    56,052      48,775      47,874
                                                              --------    --------    --------
Loss and loss adjustment expense payments...................    92,822      95,901      96,082
                                                              --------    --------    --------
Reserves for loss and loss adjustment expense at end of the
  year......................................................  $273,606    $118,912    $119,634
                                                              ========    ========    ========

---------------

(1) Changes in loss and loss adjustment expense reserves on a GAAP basis, for losses occurring in prior years, reflect the net effect of the resolution of losses for other than the reserve value and the subsequent adjustments of loss reserves.

Although we experienced a gross loss deficiency during the three years ended December 31, 1999, because the business is substantially reinsured in the lines where adverse development has occurred, there was no material adverse effect to our insurance companies on a net loss basis.

During 1999, we had net loss and loss adjustment expense deficiency of $4.6 million relating to prior year losses compared to redundancies of $14.6 million in 1998 and $3.8 million in 1997. The deficiency and redundancies in the net reserves result from our actuaries' continued review of loss reserves and the increase or reduction of reserves as losses are finally settled and claims exposures are reduced. We believe we have provided for all material net incurred losses.

Avemco Insurance, which we acquired in June, 1997, recorded a $10.0 million increase in loss and loss adjustment expense reserves during December, 1997, predominately related to 1995 and 1996 claims incurred prior to HCC's acquisition of Avemco. This deficiency is included in the net redundancy recorded for 1997. This increase in reserves was made in an effort to make Avemco Insurance's reserving practices consistent with the more conservative method used by HCC's other insurance company operations. We expect the increase in loss reserves to be adequate to cover any subsequent adverse development of Avemco Insurance's losses prior to our acquisition.

We have no material exposure to environmental pollution losses, because Houston Casualty only began writing business in 1981 and its policies normally contain pollution exclusion clauses which limit pollution coverage to "sudden and accidental" losses only, thus excluding intentional (dumping) and seepage claims. Policies issued by HCC Life, Avemco Insurance and U.S. Specialty, because of the types of risks insured, are not considered to have significant environmental exposures. We do not expect to experience any material development in reserves for environmental pollution claims.

INVESTMENTS

Insurance company investments must comply with applicable regulations which prescribe the type, quality and concentration of investments. These regulations permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, and preferred and common equity securities. As of December 31, 1999, we had $581.3 million of investment assets. The majority of our investment assets are held by our insurance company subsidiaries. All of our securities are classified as available for sale and are recorded at market value.

Our investment policy is determined by our Board of Directors and our Investment Committee and is reviewed on a regular basis. In January, 2000, we engaged a nationally prominent investment advisor, New England Asset Management, a subsidiary of Berkshire Hathaway, Inc., to oversee our investments and to make recommendations to our Board's Investment Committee. Under our investment policy, we concentrate our investments in obligations of states, municipalities and political subdivisions. The interest income from these investments is predominantly exempt from federal income tax. Although we generally intend to hold these securities to maturity, we regularly re-evaluate our position based upon market conditions. Beginning in the second quarter of 2000, our purchases have been focused on taxable fixed income investments. These purchases have had no significant effect on the average credit rating of our investments, but have shortened the duration of our investment portfolio. As of June 30, 2000, our fixed income securities have a weighted average maturity of five years and a weighted average duration of four years.

Our financial statements reflect an unrealized loss on fixed income securities available for sale as of December 31, 1999, of $893,000.

We have maintained a substantial level of cash and liquid short-term instruments in our insurance company subsidiaries in order to maintain the ability to fund losses of our insureds. Our underwriting agencies and intermediaries typically have short-term investments, which are fiduciary funds held on behalf of others. As of December 31, 1999, we had cash and short-term investments of approximately $242.2 million, of which $167.4 million were in our agency and intermediary subsidiaries.

This table shows a profile of our investments. The table shows the average amount of investments, income earned, and the yield thereon for the periods indicated (dollars in thousands):

                                                       FOR THE YEARS ENDED DECEMBER 31,
                                                       ---------------------------------
                                                         1999        1998        1997
                                                       ---------   ---------   ---------
Average investments..................................  $552,654    $522,209    $496,010
Net investment income................................    30,933      29,335      27,587
Average yield(1).....................................       5.6%        5.6%        5.6%
Average tax equivalent yield(1)......................       7.1%        7.3%        7.3%

---------------

(1) Excluding realized and unrealized capital gains and losses.

This table summarizes, by type, our investments as of December 31, 1999 (dollars in thousands):

                                                                         PERCENT
                                                               AMOUNT    OF TOTAL
                                                              --------   --------
Short-term investments......................................  $215,694      37%
U.S. Treasury securities....................................    57,505      10
Obligations of states, municipalities and political
  subdivisions..............................................    99,459      17
Special revenue bonds.......................................   163,644      28
Corporate and other fixed income securities.................    21,504       4
Mortgage backed securities..................................       529      --
Marketable equity securities................................    19,970       3
Other investments...........................................     3,017       1
                                                              --------     ---
          Total investments.................................  $581,322     100%
                                                              ========     ===

This table summarizes, by rating, the market value of our investments in fixed income securities as of December 31, 1999 (dollars in thousands):

                                                                         PERCENT
RATING                                                         AMOUNT    OF TOTAL
------                                                        --------   --------
AAA.........................................................  $205,203      60%
AA..........................................................    97,466      28
A...........................................................    37,073      11
BBB.........................................................     2,899       1
                                                              --------     ---
          Total fixed income securities.....................  $342,641     100%
                                                              ========     ===

This table indicates the expected maturity distribution of our fixed income securities as of December 31, 1999 (dollars in thousands):

                                                                         PERCENT
                                                               AMOUNT    OF TOTAL
                                                              --------   --------
One year or less............................................  $ 37,052      11%
One year to five years......................................   107,647      32
Five years to ten years.....................................    97,250      28
Ten years to fifteen years..................................    68,695      20
More than fifteen years.....................................    31,997       9
                                                              --------     ---
          Total fixed income securities.....................  $342,641     100%
                                                              ========     ===

The value of our portfolio of fixed income securities is inversely correlated to changes in market interest rates. In addition, some of our fixed income securities have call or prepayment options. This could subject us to a reinvestment risk should interest rates fall or issuers call their securities and we are forced to invest the proceeds at lower interest rates. We mitigate this risk by investing in securities with varied maturity dates, so that only a portion of the portfolio will mature at any point in time.

REGULATION

The business of insurance is extensively regulated by the government. At this time, the insurance business in the United States is regulated primarily by the states. However, a form of federal financial services modernization legislation enacted in 1999 is expected to result in additional federal regulation of the insurance industry. In addition, some insurance industry trade groups are actively lobbying for legislation that would allow an option for a separate federal charter for insurance companies. The full extent to which the federal government will determine to directly regulate the business of insurance has not been determined by lawmakers. Also, various foreign governments regulate our international operations.

Our business depends on our compliance with applicable laws and regulations and our ability to maintain valid licenses and approvals for our operations. We devote a significant effort toward obtaining and maintaining our licenses and compliance with a diverse and complex regulatory structure. In all jurisdictions, the applicable laws and regulations are subject to amendment or interpretation by regulatory authorities. Generally, regulatory authorities are vested with broad discretion to grant, renew and revoke licenses and approvals and to implement regulations governing the business and operations of insurers and insurance agents.

  Insurance Company Subsidiaries

Our insurance company subsidiaries, in common with other insurers, are subject to regulation and supervision by the states and by other jurisdictions in which they do business. Regulation by the states varies, but generally involves regulatory and supervisory powers of a state insurance official. The regulation and supervision of our insurance operations relates primarily to:

     - approval of policy forms and premium rates;

     - standards of solvency, including risk-based capital measurements;

     - licensing of insurers and their agents;

     - restrictions on the nature, quality and concentration of investments;

     - restrictions on the ability of our insurance company subsidiaries to pay dividends to us;

     - restrictions on transactions between insurance company subsidiaries and their affiliates;

     - restrictions on the size of risks insurable under a single policy;

     - requiring deposits for the benefit of policyholders;

     - requiring certain methods of accounting;

     - periodic examinations of our operations and finances;

     - prescribing the form and content of records of financial condition required to be filed; and

     - requiring reserves for unearned premium, losses and other purposes.

In general, state insurance regulations are intended primarily for the protection of policyholders rather than shareholders. The state insurance departments monitor compliance with regulations through periodic reporting procedures and examinations. The quarterly and annual financial reports to the state insurance regulators utilize accounting principles which are different from the generally accepted accounting principles we use in our reports to shareholders. Statutory accounting principles, in keeping with the intent to assure the protection of policyholders, are generally based on a liquidation concept while generally accepted accounting principles are based on a going-concern concept.

Houston Casualty is domiciled in Texas. It operates on an admitted basis in Texas and may write reinsurance on all lines of business that it may write on a direct basis. Houston Casualty is an accredited reinsurer in 35 states and an approved surplus lines insurer or is otherwise permitted to write surplus lines insurance in 46 states, three United States territories and the District of Columbia. When a reinsurer obtains accreditation from a particular state, insurers within that state are permitted to obtain statutory credit for risks ceded to the reinsurer. Surplus lines insurance is offered by non-admitted companies on risks which are not insured by admitted companies. All surplus lines insurance is required to be written through licensed surplus lines insurance brokers, who are required to be knowledgeable of and follow specific state laws prior to placing a risk with a surplus lines insurer.

Houston Casualty operates a branch office in London, England which is subject to regulation by regulatory authorities in the United Kingdom. Avemco Insurance is domiciled in Maryland and operates as a licensed admitted insurer in all states, the District of Columbia, and all Canadian provinces except Quebec. U.S. Specialty is domiciled in Texas and operates as a licensed admitted insurer in all states and the District of Columbia. HCC Life is domiciled in Indiana, and operates as a licensed admitted insurer in 41 states and the District of Columbia.

State insurance regulations also affect the payment of dividends and other distributions by insurance companies to their shareholders. Generally, insurance companies are limited by these regulations to the payment of dividends above a specified level. Dividends in excess of those thresholds are "extraordinary dividends" and subject to prior regulatory approval.

  Underwriting Agency and Intermediary Subsidiaries

In addition to the regulation of insurance companies, the states impose licensing and other requirements on the insurance agency and service operations of our other subsidiaries. These regulations relate primarily to:

     - licensing as agents, brokers, intermediaries, managing general agents or third party administrators;

     - contractual requirements;

     - recordkeeping requirements;

     - limitations on authority;

     - advertising and business practice rules; and

     - financial security.

The manner of operating our underwriting agency and intermediary activities in particular states may vary according to the licensing requirements of the particular state, which may require, among other things, that we operate in the state through a local corporation. In a few states, licenses are issued only to individual residents or locally-owned business entities. In such cases, we may have arrangements with residents or business entities licensed to act in the state.

  Statutory Accounting Principles

The principal differences between statutory accounting principles, also referred to as SAP, and generally accepted accounting principles, also referred to as GAAP, the method by which we report our financial results to our shareholders in accordance with SEC requirements, are:

     - fixed-income investments classified as available for sale are recorded at market value for GAAP and at amortized cost under SAP;

     - under SAP, policy acquisition costs are expensed as incurred and under GAAP such costs are deferred and amortized to expense as the related premium is earned;

     - deferred taxes are not provided under SAP;

     - certain assets which are considered "non-admitted assets" are eliminated from a balance sheet prepared in accordance with SAP and included in a balance sheet prepared in accordance with GAAP;

     - certain reserves are recognized under SAP but not under GAAP; and

     - reinsurance balances are recorded on a gross basis under GAAP and on a net basis under SAP.

The NAIC adopted Statements of Statutory Accounting Principles in March, 1998 as a product of its attempt to codify statutory accounting principles. Although subject to adoption by the individual states, an effective date of January 1, 2001 was established for implementation of the statements. Prior to the codification project, a comprehensive guide to statutory accounting principles did not exist. The codification is new and will evolve over time. We are in the process of reviewing the statutory accounting principles as currently published to determine the effect their adoption may have on the statutory policyholders' surplus and net income of our insurance company subsidiaries.

  Insurance Holding Company Acts

Because we are an insurance holding company, we are subject to the insurance holding company system regulatory requirements of the states of California, Indiana, Maryland, Missouri, Pennsylvania and Texas. Under these regulations, we are required to report information regarding our capital structure, financial condition and management. We are also required to provide prior notice to, or seek the prior approval of insurance regulatory authorities of certain agreements and transactions between our affiliated companies. These agreements and transactions must satisfy certain regulatory requirements.

  Risk-Based Capital

The NAIC has developed a formula for analyzing insurance companies called risk-based capital. The risk-based capital formula is intended to establish "minimum" capital thresholds that vary with the size and mix of a company's business and assets. It is designed to identify companies with the capital levels that may require regulatory attention. As of December 31, 1999, each of our domestic insurance company subsidiaries' total adjusted capital is significantly in excess of the NAIC authorized control level risk-based capital.

  Insurance Regulatory Information System

The NAIC has also developed a rating system, the Insurance Regulatory Information System, primarily intended to assist state insurance departments in overseeing the financial condition of all insurance companies operating within their respective states. The Insurance Regulatory Information System consists of eleven key financial ratios that address various aspects of each insurer's financial condition and stability. Our insurance company subsidiaries Insurance Regulatory Information System ratios generally fall within the usual prescribed ranges except in satisfactorily explainable circumstances such as when there is a large reinsurance transaction, capital change, merger or planned growth.

  Pending or Proposed Legislation

In recent years, state legislatures have considered or enacted laws that modify and, in many cases, increase state authority to regulate insurance companies and insurance holding company systems. State insurance regulators are members of the NAIC, which seeks to promote uniformity of, and to enhance the state regulation of, insurance. In addition, the NAIC and state insurance regulators, as part of the NAIC's state insurance department accreditation program and in response to new federal laws, have re-examined existing state laws and regulations, specifically focusing on insurance company investments, issues relating to the solvency of insurance companies, licensing and market conduct issues, streamlining agent licensing and policy form approvals, adoption of privacy rules for handling policyholder information, interpretations of existing laws, the development of new laws, and the definition of extraordinary dividends.

In recent years, a variety of measures have been proposed at the federal level to reform the current process of federal and state regulation of the financial services industries in the United States, which include the banking, insurance and securities industries. These measures, which are often referred to as financial services modernization, have as a principal objective the elimination or modification of current regulatory barriers to cross-industry combinations involving banks, securities firms and insurance companies. A form of financial services modernization legislation was enacted at the federal level in 1999 through the Gramm-Leach-Bliley Act. That federal legislation will have significant implications on the banking, insurance and securities industries and could result in more cross-industry consolidations among banks, insurance companies and securities firms and increased competition in many of the areas of our operations. It also mandated the adoption of laws allowing reciprocity among the states in the licensing of agents and the adoption of laws and regulations dealing with the protection of the privacy of policyholder information. Also, the federal government has conducted investigations of the current condition of the insurance industry in the United States to determine whether to impose overall federal regulation of insurers. In the past several years there have been a number of recommendations that the industry's anti-trust exemption be removed and the industry placed under federal regulation. If so, we believe state regulation of the insurance business would likely continue. This could result in an additional layer of federal regulation.

We do not know at this time the full extent to which these federal or state legislative or regulatory initiatives will or may affect our operations, and no assurance can be given that they would not, if adopted, have a material adverse effect on our business or its results of operations.

EMPLOYEES

As of June 30, 2000, we had 1,080 employees. The employees include 5 executive officers, 23 senior management, 113 management and 939 other personnel. Of this number, 175 are employed by our insurance company subsidiaries, 577 are employed by our underwriting agency subsidiaries, 122 are employed by our intermediary subsidiaries, 120 are employed by our insurance services subsidiaries and 86 are employed at the corporate headquarters and elsewhere. We are not a party to any collective bargaining agreement and have not experienced work stoppages or strikes as a result of labor disputes. We consider our employee relations to be very good.

PROPERTIES

Our principal and executive offices are located in Houston, Texas, in an approximately 51,000 square foot building owned by Houston Casualty. Houston Casualty also owns a 77,000 square foot building, acquired in 1998, adjacent to its home office building. We also maintain offices in over 40 locations elsewhere in the United States and England. The majority of these additional locations are in leased facilities.

Besides our home office, our principal office facilities are as follows:

                                                                   SQUARE
SUBSIDIARY                                      LOCATION           FOOTAGE    LEASE TERMINATION DATE
----------                                      --------           -------    ----------------------
Avemco Insurance.....................   Frederick, Maryland        40,000    Owned
HCC Aviation.........................   Dallas, Texas              40,000    March 31, 2004
HCC Benefits.........................   Costa Mesa, California     22,000    March 31, 2007
                                        Atlanta, Georgia           21,000    January 31, 2006
HCC Employee Benefits................   Houston, Texas             27,000    August 31, 2001 and
                                                                             October 31, 2002
HCC Employer Services................   Northbrook, Illinois       19,000    April 1, 2005
                                        Montgomery, Alabama        21,000    January 1, 2006
LDG Re...............................   Wakefield, Massachusetts   34,000    October 31, 2001
Rattner MacKenzie....................   London, England            15,000    September 29, 2003

LEGAL PROCEEDINGS

We are party to numerous claims and lawsuits that arise in the normal course of our business. Many of such claims or lawsuits involve claims under policies that we underwrite as an insurer or reinsurer. We believe the resolution of these lawsuits or claims will not have a material adverse effect on our financial condition, results of operations or cash flows.

                             PRINCIPAL SHAREHOLDERS

This following table sets forth certain information regarding the beneficial ownership of our common stock as of September 21, 2000, by

     - each person who is known by us to be the beneficial owner of more than 5% of our common stock;

     - each of our executive officers;

     - each director; and

     - all of our directors and executive officers as a group.

                                                                AMOUNT AND      PERCENT OF
                                                                 NATURE OF        COMMON
                                                                BENEFICIAL         STOCK
NAME                                                          OWNERSHIP(1)(2)   OUTSTANDING
----                                                          ---------------   -----------
Ariel Capital Management, Inc. .............................     5,007,175(3)      10.1%
  307 North Michigan Avenue
  Chicago, Illinois 60601
Stephen L. Way..............................................     4,972,431          9.8%
  13403 Northwest Freeway
  Houston, Texas 77040-6094
Capital Research & Management Company.......................     3,055,600(4)       6.2%
  333 South Hope Street
  Los Angeles, California 90071
Beck, Mack & Oliver LLC.....................................     2,789,292(5)       5.6%
  330 Madison Avenue
  New York, New York 10017
Stephen J. Lockwood.........................................     2,564,835          5.2%
  27 Congress Street, Suite 108
  Salem, Massachusetts, 01970
Frank J. Bramanti...........................................       847,912(6)       1.7%
Allan W. Fulkerson..........................................       207,500(7)      *
John N. Molbeck, Jr.........................................       180,000         *
Walter J. Lack..............................................       145,000         *
James R. Crane..............................................       122,500         *
J. Robert Dickerson.........................................        78,000         *
Edward H. Ellis, Jr. .......................................        69,334         *
James M. Berry..............................................        56,750         *
Edwin H. Frank, III.........................................        53,150(8)      *
Patrick B. Collins..........................................        45,000         *
Marvin P. Bush..............................................        44,500(9)      *
Benjamin D. Wilcox..........................................        22,000         *
All directors and executive officers as a group (14
  persons)..................................................     9,408,912         18.2%

---------------

 *  Less than 1%.

(1) Directors and executive officers have sole voting and investment powers of the shares shown unless otherwise indicated.

(2) Includes shares which directors and executive officers have the right to acquire upon the exercise of options within 60 days from September 21, 2000, including the following: Stephen L. Way -- 892,300 shares; Frank J.
    Bramanti -- 640,180 shares; John N. Molbeck, Jr. -- 71,875 shares, Edward H. Ellis, Jr. -- 68,334 shares; Allan W. Fulkerson -- 47,500 shares; James M. Berry, J. Robert Dickerson and Edwin H. Frank, III, -- 42,500 shares each; Patrick B. Collins -- 40,000 shares; Walter J. Lack -- 27,500 shares; James
    R. Crane and Marvin P. Bush -- 22,500 shares each; Benjamin D. Wilcox -- 20,000 shares; Stephen J. Lockwood -- 5,000 shares; and all directors and executive officers as a group -- 1,985,189 shares.

(3) Ariel Capital Management, Inc. reported that it is an investment advisor deemed to be the beneficial owner of a total of 5,007,175 shares of our common stock. This information was obtained from a Schedule 13G dated February 10, 2000, filed with the SEC.

(4) Capital Research and Management Company reports that it is an investment advisor deemed to be the beneficial owner of 3,055,600 shares of our common stock. This information was obtained from a Schedule 13G dated February 11, 2000, filed with the SEC.

(5) Beck, Mack & Oliver LLC reported that it is an investment advisor with shared dispositive power over 2,789,292 shares of our common stock held by its investment advisory clients. This information was obtained from a
    Schedule 13G dated January 28, 2000, filed with the SEC.

(6) Includes 750 shares owned of record by Mr. Bramanti's wife in trust for his children and 2,250 shares owned of record by his children. Mr. Bramanti disclaims beneficial ownership of such shares.

(7) Mr. Fulkerson is a director, shareholder and President of Century Capital Management, Inc., a registered investment advisor, which exercises both voting and investment power with respect to 150,000 shares owned of record by Century Capital Partners, L.P. Although Mr. Fulkerson may be deemed to beneficially own the 150,000 shares owned of record by Century Capital Partners, L.P., he disclaims beneficial ownership of such shares, except to the extent of his actual pecuniary interest therein.

(8) Includes 1,200 shares owned of record by Mr. Frank's children. Mr. Frank disclaims beneficial ownership of such shares.

(9) Includes 2,500 shares owned of record by Winston Holdings, LLC, a limited liability company in which Mr. Bush has an ownership interest. Mr. Bush disclaims beneficial ownership of such shares, except to the extent of his actual pecuniary interest therein.

                                   MANAGEMENT

MEMBERS OF THE BOARD OF DIRECTORS

The following summaries present information concerning the members of our Board of Directors and executive officers who are not members of our Board of Directors, including current membership on committees of the Board of Directors, principal occupation or affiliations during the last five years and certain directorships held.

                                                                                    SERVED
                                        PRINCIPAL OCCUPATION                         HCC
NAME                                 DURING THE PAST FIVE YEARS               AGE   SINCE
----                                 --------------------------               ---   ------
Stephen L. Way..........  Mr. Way founded HCC in 1974 and has served as a     51     1974
                          Director, Chairman of the Board of Directors and
                          Chief Executive Officer of HCC since its
                          organization. He served as President of HCC from
                          its founding until May, 1996. Mr. Way is the
                          Chairman of the Executive Management Committee
                          and the Strategic Planning Committee. Mr. Way is
                          also a member of the Investment Committee and the
                          Senior Management Committee and a Director and
                          officer of various of our subsidiaries. Mr. Way
                          is a Director of Fresh Del Monte Produce, Inc.
                          (NYSE symbol: FDP) and a Director of Bradstock
                          Group plc. (London Stock Exchange symbol: BDK).
James M. Berry..........  Mr. Berry is the retired Vice Chairman of           70     1992
                          NationsBank of Texas, N.A., a subsidiary of
                          NationsBank N.A. (now BankAmerica Corp. (NYSE
                          symbol: BAC)) having served in that capacity from
                          August, 1988 until December, 1992. In June, 2000,
                          Mr. Berry retired as the Executive Vice
                          President, Finance of Belk Stores Services, Inc.,
                          a position he held since May, 1995. Mr. Berry has
                          served as an HCC Director since March, 1992 and
                          is also a member of the Audit Committee and the
                          Investment Committee. Mr. Berry is a Director of
                          Williams-Sonoma, Inc. (Nasdaq symbol: WSGC).
Frank J. Bramanti.......  Mr. Bramanti is a Director and Executive Vice       44     1980
                          President of HCC and since 1982, has served in
                          various capacities, including Director,
                          Secretary, Chief Financial Officer and from June,
                          1997 to November, 1997, interim President. Mr.
                          Bramanti is a member of the Executive Management
                          Committee, the Strategic Planning Committee, the
                          Senior Management Committee and the Investment
                          Committee. Mr. Bramanti is also a Director and
                          officer of various of the Company's subsidiaries.
Marvin P. Bush..........  Mr. Bush is the President of Winston Capital        43     1999
                          Management, LLC, a registered investment adviser
                          which specializes in hedge fund investments, and
                          the founder and a Managing Director of Winston
                          Partners, L.P. Mr. Bush was first elected as an
                          HCC Director in 1999 and is also a member of the
                          Investment Committee. Mr. Bush is a Director of
                          Fresh Del Monte Produce, Inc. (NYSE symbol: FDP).
                          He is a member of the Board of Trustees for the
                          George Bush Presidential Library.

                                                                                    SERVED
                                        PRINCIPAL OCCUPATION                         HCC
NAME                                 DURING THE PAST FIVE YEARS               AGE   SINCE
----                                 --------------------------               ---   ------
Patrick B. Collins......  Mr. Collins is a retired partner of the             71     1993
                          international accounting firm of
                          PricewaterhouseCoopers LLP, where he held that
                          position from 1967 through 1991. Mr. Collins has
                          served as an HCC Director since December, 1993
                          and is a member of the Audit Committee. Mr.
                          Collins is a Director of Transcoastal Marine
                          Services, Inc. (Nasdaq symbol: TCMS).
James R. Crane..........  Mr. Crane is the Chairman of the Board of           46     1999
                          Directors and Chief Executive Officer of EGL Inc.
                          (Nasdaq symbol: EAGL), the company he founded in
                          1984. Mr. Crane was first elected as an HCC
                          Director in 1999 and is also a member of the
                          Compensation Committee.
J. Robert Dickerson.....  Mr. Dickerson is an attorney and has served as an   58     1981
                          HCC Director since 1981. Mr. Dickerson is also
                          the Chairman of the Audit Committee.
Edwin H. Frank, III.....  Mr. Frank is a co-founder and the Chairman of       51     1993
                          FileControl.Com Incorporated. Prior to 1999, Mr.
                          Frank was the President of Underwriters Indemnity
                          Holdings, Inc., a subsidiary of RLI Corporation
                          (NYSE symbol: RLI), and its former controlling
                          shareholder, having served in such capacity since
                          1985. Mr. Frank has served as an HCC Director
                          since May, 1993 and is also a member of the
                          Compensation Committee.
Allan W. Fulkerson......  Mr. Fulkerson is the President and a Director of    67     1997
                          Century Capital Management, Inc., a registered
                          investment advisor which specializes in the
                          financial services industry, and President and a
                          Director of Massachusetts Fiduciary Advisors,
                          Inc., also a registered investment advisor. In
                          addition, since 1976, he has served as Chairman
                          and Trustee of Century Shares Trust, a mutual
                          fund established in 1928, which invests primarily
                          in insurance companies and banks. Mr. Fulkerson
                          has served as an HCC Director since May, 1997 and
                          is the Chairman of the Investment Committee. Mr.
                          Fulkerson is a Director of Mutual Risk
                          Management, Ltd. (NYSE symbol: MM) and Wellington
                          Underwriting plc. (London Stock Exchange symbol:
                          WUN).
Walter J. Lack..........  Mr. Lack is an attorney and a shareholder in the    52     1981
                          law firm of Engstrom, Lipscomb & Lack, A
                          Professional Corporation in Los Angeles,
                          California. Mr. Lack has served as an HCC
                          Director since 1981 and is also the Chairman of
                          the Compensation Committee. Mr. Lack is a
                          director of Microvision, Inc. (Nasdaq symbol:
                          MVIS) and SuperGen Inc. (Nasdaq symbol: SUPG).

                                                                                    SERVED
                                        PRINCIPAL OCCUPATION                         HCC
NAME                                 DURING THE PAST FIVE YEARS               AGE   SINCE
----                                 --------------------------               ---   ------
Stephen J. Lockwood.....  Mr. Lockwood is Chief Executive Officer of          53     1981
                          Stephen J. Lockwood & Co., the Vice-Chairman of
                          the Board of Directors and until his retirement
                          in December, 1999, was the Chief Executive
                          Officer of LDG Re since 1988. Mr. Lockwood has
                          served as an HCC Director since 1981. Mr.
                          Lockwood is a Director of four mutual funds
                          managed by The Dreyfus Corporation, a subsidiary
                          of Mellon Bank Corporation (NYSE symbol: MEL) and
                          a director of Affiliated Managers Group, Inc.
                          (NYSE symbol: AMG).
John N. Molbeck, Jr. ...  Mr. Molbeck is a Director, and the President and    53     1997
                          Chief Operating Officer of HCC, having served in
                          those capacities since November, 1997. Prior to
                          joining HCC, Mr. Molbeck was the Managing
                          Director of Aon Natural Resources Group, a
                          subsidiary of Aon Corporation (NYSE symbol: AOC)
                          which specializes in energy related insurance and
                          reinsurance. Mr. Molbeck is a member of HCC's
                          Executive Management Committee, the Strategic
                          Planning Committee and the Investment Committee
                          and is the Chairman of the Senior Management
                          Committee. He is also a Director and officer of
                          various of our subsidiaries.

OTHER HCC EXECUTIVE OFFICERS WHO ARE NOT MEMBERS OF THE HCC BOARD OF DIRECTORS

                                                                                    SERVED
                                        PRINCIPAL OCCUPATION                         HCC
NAME                                 DURING THE PAST FIVE YEARS               AGE   SINCE
----                                 --------------------------               ---   ------
Edward H. Ellis, Jr. ...  Mr. Ellis is a Senior Vice President and the        57     1997
                          Chief Financial Officer of HCC. Prior to joining
                          HCC in October, 1997, Mr. Ellis served as a
                          partner with the international accounting firm of
                          Pricewaterhouse-Coopers LLP from November, 1988
                          to September, 1997 specializing in the insurance
                          industry. Mr. Ellis is a Certified Public
                          Accountant with over 34 years of public
                          accounting experience. Mr. Ellis is a member of
                          HCC's Executive Management Committee, the Senior
                          Management Committee, the Strategic Planning
                          Committee and the Investment Committee. Mr. Ellis
                          is also a Director and officer of various of our
                          subsidiaries.
Benjamin D. Wilcox......  Mr. Wilcox is a Senior Vice President of HCC and    56     1998
                          the President and Chief Executive Officer of
                          Houston Casualty and its subsidiaries, U.S.
                          Specialty and HCC Life. Mr. Wilcox is also the
                          Chairman of the Board of Directors of Avemco
                          Insurance. Prior to joining HCC in December,
                          1998, Mr. Wilcox served as a Senior Vice
                          President of Aon Risk Services, Inc., a
                          subsidiary of Aon Corporation which specializes
                          in marine and energy insurance and reinsurance.
                          Mr. Wilcox is a member of HCC's Executive
                          Management Committee, the Senior Management
                          Committee and the Strategic Planning Committee
                          and is also a Director and officer of various of
                          our other subsidiaries.

                       RATIO OF EARNINGS TO FIXED CHARGES

The ratio of our earnings to our fixed charges for the periods indicated are as follows:

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                       ---------------------------------------
                                                       1999    1998     1997     1996    1995
                                                       ----    -----    -----    ----    -----
Ratio of earnings to fixed charges...................  3.49    15.42    11.10    9.32     6.83

For these ratios, earnings consist of income before interest expense, estimated interest factor (33.3%) of rental expense and income taxes. Fixed charges consist of interest expense, including amounts capitalized and estimated interest factor (33.3%) of rental expense.

                          DESCRIPTION OF COMMON STOCK

Selected provisions of HCC's organizational documents are summarized below. This summary is not complete. You should read the organizational documents, which are filed as exhibits to the registration statement, for other provisions that may be important to you. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a shareholder.

Pursuant to our Certificate of Incorporation, we have the authority to issue an aggregate of 250,000,000 shares of common stock, par value $1.00 per share. As of September 21, 2000, 49,619,280 shares of common stock were outstanding. As of September 21, 2000, 6,876,734 shares of our common stock were reserved for issuance under our various stock option plans.

COMMON STOCK

Voting rights. Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of our shareholders. Our shareholders do not have the right to cumulate their votes in the election of directors.

Dividends, distributions and stock splits. Holders of our common stock are entitled to receive dividends if, as and when such dividends are declared by our Board of Directors out of assets legally available therefor.

Liquidation. In the event of any dissolution, liquidation, or winding up of our affairs, whether voluntary or involuntary, after payment of our debts and other liabilities, our remaining assets will be distributed ratably among the holders of common stock.

Fully Paid. All shares of common stock outstanding are fully paid and nonassessable, and all the shares of common stock to be outstanding upon completion of this offering will be fully paid and nonassessable.

Other Rights. Holders of our common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS

HCC is a Delaware corporation. The Delaware General Corporation Law contains certain provisions that could discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares.

  Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a business combination with an "interested shareholder" for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner that includes approval by at least 66.7% of the outstanding stock not owned by the interested shareholder. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the shareholder. For purposes of Section 203, an "interested shareholder" is defined to include any person that is:

     - the owner of 15% or more of the outstanding voting stock of the corporation;

     - an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock outstanding of the corporation, at any time within three years immediately prior to the relevant date; and

     - an affiliate or associate of the persons described in the foregoing bullet points.

Shareholders may, by adopting an amendment to the corporation's Certificate of Incorporation or Bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after adoption. Neither our Certificate of Incorporation nor our Bylaws exempt us from the restrictions imposed under
Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors because shareholder approval of the transaction, as discussed above, would be unnecessary.

  Charter and Bylaw Provisions

Our Certificate of Incorporation and Bylaws provide that any action required or permitted to be taken by our shareholders may be effected either at a duly called annual or special meeting of the shareholders or by written consent of the shareholders. Special meetings of shareholders may be called by the President, the Board of Directors or by a majority of the shareholders entitled to vote at the special meeting.

Our Certificate of Incorporation does not provide for the division of our Board of Directors into classes. Each year at the annual meeting of shareholders, all directors are elected to hold office until the next succeeding annual meeting of shareholders. The number of directors is fixed by resolution of the Board, but is required under the Bylaws to be at least seven and not more than fifteen. The size of the board is currently fixed at twelve members.

Directors may be removed with the approval of the holders of a majority of the shares entitled to vote at a meeting of shareholders. Directors may be removed by shareholders with or without cause. Vacancies and newly-created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, a sole remaining director, or the holders of a majority of the shares entitled to vote at a meeting of shareholders.

LIMITATION OF LIABILITY; INDEMNIFICATION

Our Certificate of Incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable:

     - for any breach of the director's duty of loyalty to us or our shareholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the Delaware General Corporation Law relating to unlawful stock repurchases or dividends; or

     - for any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate our rights or those of any shareholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws.

Our Bylaws also contain provisions indemnifying our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We have entered into separate indemnification agreements with our directors and officers that may, in some cases, be broader than the specific indemnification provisions contained in our Certificate of Incorporation, Bylaws or the Delaware General Corporation Law. The indemnification agreements may require us, among other things, to indemnify the officers and directors against certain liabilities, other than liabilities arising from willful misconduct, that may arise by reason of their status or service as directors or officers. These agreements also may require us to advance the expenses incurred by the officers and directors as a result of any proceeding against them as to which they could be indemnified. We believe that these indemnification arrangements are necessary to attract and retain qualified individuals to serve as directors and officers.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for the common stock is First Union National Bank.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

The debt securities will be HCC's general unsecured obligation and will be issued as either senior notes and debentures ("Senior Debt Securities"), subordinated notes and debentures ("Subordinated Debt Securities"), or both. We would issue our debt securities under one or more separate indentures, in each case between the Company, the subsidiary guarantors (as defined later) and the Trustee (as defined later), and in substantially the form that has been filed as an exhibit to the registration statement of which this prospectus is a part, but subject to any future amendments or supplements. We will issue Senior Debt Securities under a Senior Indenture and Subordinated Debt Securities under a Subordinated Indenture. We refer to the Senior Indenture and the Subordinated Indenture below singularly as the Indenture or together as the Indentures. We refer to the Senior Trustee and the Subordinated Trustee below individually as a Trustee and together as the Trustees.

We have summarized selected provisions of the Indentures below. This summary is not complete. The particular terms of the debt securities we might offer and the extent to which these general provisions apply will be described in a prospectus supplement relating to the offered debt securities. We have included the forms of the Indentures under which the offered debt securities will be issued as exhibits to the registration statement, and you should read the Indentures for provisions that may be important to you.

The payment obligations of the Company under any debt securities may, if specified in any prospectus supplement, be fully and unconditionally guaranteed by one or more of our subsidiaries as Subsidiary Guarantors. If any series of debt securities is guaranteed by one of our subsidiaries, the applicable prospectus supplement will identify each Subsidiary Guarantor and describe such subsidiary guarantee, including the circumstances in which it may be released. Unless specified otherwise in any prospectus supplement, any guarantee of debt securities by one or more of our subsidiaries will be on a full and unconditional basis.

Unless we provide otherwise in any prospectus supplement, the Indentures do not limit the aggregate principal amount of debt securities that we can issue. We may issue debt securities in one or more series and in differing aggregate principal amounts. We may issue debt securities in any currency or currency unit that we may designate. We may issue debt securities in registered or global form. The rights of holders of debt securities will be limited to our assets and the articles of any Subsidiary Guarantors.

Except in the case of any debt securities that are guaranteed by our subsidiaries, the debt securities will not be obligations of any of our subsidiaries. Except as may be described in any prospectus supplement, the Indentures do not limit the ability of the Company's subsidiaries to incur debt in the future. The right of the Company to participate in the assets of any subsidiary (and thus the ability of holders of the debt securities to benefit indirectly from such assets) is generally subject to the prior claims of creditors, including trade creditors, of that subsidiary, except to the extent that the Company is recognized as a creditor of such subsidiary, in which case the Company's claims would still be subject to any security interest of other creditors of such subsidiary. Unless the debt securities are guaranteed by the Company's subsidiaries, the debt securities will be structurally subordinated to creditors, including trade creditors, of our subsidiaries with respect to the assets of the subsidiaries against which such creditors have a more direct claim.

The Senior Debt Securities will rank equally with all of our other senior debt, if any. The Subordinated Debt Securities will have a junior position to all of our senior debt, if any. Other than as may be described in a prospectus supplement, neither Indenture will contain any covenant or provision that affords debt holders protection in the event that we enter into a highly leveraged transaction. These same holders would not have any right to require us to repurchase the debt securities, in the event that the credit rating of any debt securities declined as a result of our involvement in a takeover, recapitalization, similar restructuring or otherwise.

A prospectus supplement including the Indentures, filed as an exhibit, relating to any series of debt securities which we may offer will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title and type of debt securities being offered, which may include medium term notes;

     - the total principal amount of debt securities being offered and the price at which they are being offered;

     - whether the debt securities will be issued in one or more forms of global securities and whether such global securities are to be issuable in temporary global form or permanent global form;

     - whether the debt securities will be guaranteed by any of the subsidiaries of the Company;

     - the dates on which the principal of, and premium, if any, on the offered debt securities is payable;

     - the interest rate or the method of determining the interest rate;

     - the date from which interest will accrue;

     - the interest payment dates;

     - the place where the principal, premium and interest is payable;

     - any optional redemption periods;

     - any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

     - whether the debt securities will be convertible into shares of common stock or exchangeable for other of our securities, and if so, the terms of conversion or exchange;

     - the currency or currencies, if other than U.S. dollars, in which principal payments or other payments will be payable;

     - events causing acceleration of maturity;

     - any provisions granting special rights to holders when a specified event occurs;

     - any changes to or additional events of default or covenants;

     - any material United States federal income tax consequences and any special tax implications of ownership and disposition of the debt securities; and

     - any other terms of the debt securities.

The debt securities will be issued in registered form. There will be no service charge for any registration, transfer or exchange of debt securities. We may, however, require payment of an amount that would be sufficient to cover any tax or other governmental charge we may incur. We may sell debt securities at a discount or premium (which may be substantial) below or above their stated principal amount, either bearing no interest or bearing interest at a rate that may be below the market rate at the time we issue the debt securities.

We will describe any material United States federal income tax consequences and other special considerations applicable to discounted debt securities in the prospectus supplement. If we sell any of the offered debt securities for any foreign currency or currency unit, or if any of the principal, premium or interest, if any, is payable on any of the offered debt securities, the restrictions, elections, tax consequences, specific terms and other information pertaining to the offered debt securities and such foreign currency or foreign currency unit will be set forth in the prospectus supplement describing such offered debt securities.

DENOMINATIONS

We will issue the debt securities in registered form of $1,000 each or integral multiples thereof.

SUBORDINATION

Under the Subordinated Indenture, payment of the principal, interest and any premium on the Subordinated Debt Securities generally will be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness. The Subordinated Indenture defines Senior Indebtedness to include all notes or other unsecured evidences of indebtedness, including guarantees of the Company for money borrowed by the Company, not expressed to be subordinate or junior in right of payment to any other indebtedness of the Company and all extensions of such indebtedness. The Subordinated Indenture provides that no payment of principal, interest and any premium on the Subordinated Debt Securities may be made in the event:

     - of any insolvency, bankruptcy or similar proceeding involving the Company or our property;

     - we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness when due;

     - of a default (other than a payment default with respect to the Senior Indebtedness) that imposes a payment blockage on the Subordinated Debt Securities for a maximum of 179 days at any one time, unless the Event of Default has been cured or waived or shall no longer exist; or

     - the principal and any accrued interest on any series of Subordinated Debt Securities has been declared due and payable upon an Event of Default described in the Subordinated Debt Indenture and such declaration has not been rescinded.

In the event of any voluntary or involuntary bankruptcy, insolvency, reorganization or other similar proceeding relating to us, all of our obligations to holders of Senior Indebtedness will be entitled to be paid in full before any payment shall be made on account of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities of any series. In the event of any such bankruptcy, insolvency, reorganization or other similar proceeding, holders of the Subordinated Debt Securities of any series, together with holders of indebtedness ranking equally with the Subordinated Debt Securities, shall be entitled, ratably, to be paid amounts that are due to them, but only from assets remaining after we pay in full the amounts that we owe on our Senior Indebtedness. We will make these payments before we make any payment or other distribution on account of any indebtedness that ranks junior to the Subordinated Debt Securities. However, if we have paid in full all of the sums that we owe with respect to our Senior Indebtedness and creditors in respect of our obligations associated with such derivative products have not received payment in full of amounts due to them, then the available remaining assets shall be applied to payment in full of those obligations before any payment is made on the Subordinated Debt Securities. If we are in default on any of our Senior Indebtedness or if any such default would occur as a result of certain payments, then we may not make any payments on the Subordinated Debt Securities or effect any exchange or retirement of any of the Subordinated Debt Securities unless and until such default has been cured or waived or otherwise ceases to exist.

No provision contained in the Subordinated Indenture or the Subordinated Debt Securities affects the absolute and unconditional obligation of the Company to pay when due, principal of, premium, if any, and interest on the Subordinated Debt Securities and neither the Subordinated Indenture nor the Subordinated Debt Securities prevent the occurrence of any default or Event of Default under the Subordinated Indenture or limit the rights of the Subordinated Trustee or any holder of Subordinated Debt Securities, subject to the three preceding paragraphs, to pursue any other rights or remedies with respect to the Subordinated Debt Securities. As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or any of our subsidiaries or a marshaling of assets or liabilities of the Company and its subsidiaries, holders of Subordinated Debt Securities may receive ratably less than other creditors.

If this prospectus is being delivered in connection with a series of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

EVENTS OF DEFAULT; REMEDIES

The following are defined as Events of Default under each Indenture:

     - our failure to pay principal or any premium on any debt security when due;

     - our failure to pay any interest on any debt security when due, continued for 30 days;

     - our failure to deposit any mandatory sinking fund payment when due, continued for 30 days;

     - our failure to perform any other covenant or warranty in the Indenture that continues for 90 days after written notice;

     - our certain events of bankruptcy, insolvency or reorganization; and

     - any other Event of Default as may be specified with respect to debt securities of such series.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities. The Trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if the Trustee considers withholding of notice to be in the best interest of the holders. If an Event of Default occurs, either the Trustee or the holders of at least 25% of the principal amount of the outstanding debt securities may declare the principal amount of the debt securities of the applicable series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the principal amount of the outstanding debt securities of such series can void the declaration. These conditions include the requirement that we have paid or deposited with the Trustee a sum sufficient to pay all overdue principal and interest payments on the series of debt securities subject to the default. If an Event of Default occurs due to certain events of bankruptcy, insolvency or reorganization, the principal amount of the outstanding debt securities of all series will become immediately due and payable without any declaration or other act on the part of either Trustee or any holder.

Depending on the terms of our indebtedness, an Event of Default under an Indenture may cause a cross default on our other indebtedness. Other than its duties in the case of default, a Trustee is not obligated to exercise any of its rights or powers under any Indenture at the request, order or direction of any holder or group of holders unless the holders offer the Trustee reasonable indemnity. If the holders provide reasonable indemnification, the holders of a majority of the principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon the Trustee for any series of debt securities. The holders of a majority of the principal amount outstanding of any series of debt securities may, on behalf of all holders of such series, waive any past default under the Indenture, except in the case of a payment of principal or interest default. We are required to provide to each Trustee an annual statement of the Company's performance of our obligations under the Indenture and any statement of default, if applicable.

COVENANTS

Under the Indentures, we will:

     - pay the principal, interest and any premium on the debt securities when due;

     - maintain a place of payment;

     - deliver a report to the Trustee at the end of each fiscal year reviewing the Company's obligations under the Indentures; and

     - deposit sufficient funds with any payment agent on or before the due date for any principal, interest or any premium.

MODIFICATION OR AMENDMENT OF INDENTURES

Under each Indenture, all rights and obligations and the rights of the holders may be modified or amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. No modification or amendment may, however, be made without the consent of the holders of any debt securities if the following provisions are affected:

     - change in the stated maturity date of the principal payment or installment of any principal payment;

     - reduction in the principal amount or premium on, or interest on any of the debt securities;

     - reduction in the percentage required for modifications or amendment to be effective against any holder of any debt securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

Each Indenture generally permits a consolidation or merger between us and another corporation. Each Indenture also permits us to sell all or substantially all of our property and assets. If this happens, the surviving or acquiring company will assume all of our responsibilities and liabilities under the Indentures, including the payment of all amounts due on the debt securities and the performance of the covenants in the Indentures. We will only consolidate or merge with or into any other company or sell all, or substantially all, of our assets according to the terms and conditions of the Indentures. The surviving or acquiring company will be substituted for us in the Indentures with the same effect as if it had been an original party to the Indenture. Thereafter, the successor company may exercise our rights and powers under any Indenture, in our name or in its own name. Any act or proceeding our Board of Directors or any of our officers are required or permitted to do may be done by the board of directors or officers of the successor company. If we sell all or substantially all of our assets, we shall be released from all our liabilities and obligations under any Indenture and under the debt securities.

DISCHARGE AND DEFEASANCE

We will be discharged from our obligations under the debt securities of any series at any time if we irrevocably deposit with the Trustee enough cash or U.S. government securities to pay the principal, interest, any premium and any other sums due through the stated maturity date or redemption date of the debt securities of the series. In this event, the Company will be deemed to have paid and discharged the entire indebtedness on all outstanding debt securities of the series. Accordingly, our obligations under the applicable Indenture and the debt securities of such series to pay any principal, premium, or interest, if any, shall cease, terminate and be completely discharged. The holders of any debt securities shall then only be entitled to payment out of the money or U.S. government securities deposited with the Trustee and such holders of debt securities of such series will not be entitled to the benefits of the Indenture except as relate to the registration, transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities.

PAYMENT AND PAYING AGENTS

We will pay the principal, interest and premium on fully registered securities at designated places. We will pay by check mailed to the person in whose name the debt securities are registered on the day specified in the Indentures or any prospectus supplement. We will make debt securities payments in other forms at a place we designate and specify in a prospectus supplement.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

Fully registered debt securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency we maintain for such purposes without the payment of any service charge except for any tax or governmental charge. The registered securities must be duly endorsed or accompanied by a written instrument of transfer, if required by us or the security registrar. We will describe any procedures for the exchange of debt securities for other debt securities of the same series in the prospectus supplement for that offering.

GLOBAL SECURITIES

We may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary we identify in a prospectus supplement. We may issue global securities in registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or part for the individual debt securities it represents, the depositary or its nominee may not transfer a global security except as a whole. The depositary for a global security and its nominee may only transfer the global security between themselves or their successors. We will make principal, premium and interest payments on global securities to the depositary or the nominee it designates as the registered owner for such global securities. The depositary or its nominee will be responsible for making payments to you and other holders of interests in the global securities. We and the paying agents will treat the persons in whose names the global securities are registered as the owners of such global securities for all purposes. Neither we nor the paying agents have any direct responsibility or liability for the payment of principal, premium or interest to owners of beneficial interests in the global securities.

                            DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase common stock, debt securities or other securities. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. We will issue each series of warrants under a separate warrant agreement that will be entered into between us and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of the Company in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of the warrants we may offer. We will set forth further terms of the warrants and the applicable warrant agreement in the applicable prospectus supplement.

DEBT WARRANTS

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

     - the title of such debt warrants;

     - the offering price for such debt warrants;

     - the aggregate number of such debt warrants;

     - the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

     - if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;

     - if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;

     - the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

     - the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

     - if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;

     - whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;

     - information with respect to book-entry procedures, if any;

     - the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

     - if applicable, a discussion of certain United States federal income tax considerations;

     - the antidilution provisions of such debt warrants, if any;

     - the redemption or call provisions, if any, applicable to such debt warrant; and

     - any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

COMMON STOCK WARRANTS

The applicable prospectus supplement will describe the terms of any warrants exchangeable for common stock, including:

     - the title of such warrants;

     - the offering price of such warrants;

     - the aggregate number of such warrants;

     - the designation and terms of the common stock issued by the Company purchasable upon exercise of such warrants;

     - if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

     - if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

     - the number of shares of common stock issued by the Company purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;

     - the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

     - if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

     - the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

     - if applicable, a discussion of certain United States federal income tax considerations;

     - the antidilution provisions of the warrants, if any;

     - the redemption or call provisions, if any, applicable to such common stock warrant; and

     - any additional terms of the common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

                              PLAN OF DISTRIBUTION

We may distribute the securities described in this prospectus or any prospectus supplement from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement will describe the method of distribution of the securities offered under that prospectus supplement.

We may sell securities directly, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. Each prospectus supplement will describe the terms of the securities to which the prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale.

In addition, each prospectus supplement will describe any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents, and the securities exchange or exchanges, if any, on which the subject securities will be listed.

Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange. If so indicated in the applicable prospectus supplement, we will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery at a future date. Institutions with which such contracts may be made include, among others:

     - commercial and savings banks;

     - insurance companies;

     - pension funds;

     - investment companies; and

     - educational and charitable institutions.

In all cases, the purchasing institutions must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any contract will not be subject to any conditions except that (i) the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (ii) if the securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased such securities not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of the contracts.

Any underwriter or agent participating in the distribution of the securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities and sold and any discounts or commissions received by them, and any profit realized by them on the same or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Certain of any such underwriters and agents, including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange, except for the common stock, which is listed on the NYSE, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activity or liquidity of any trading in the securities.

If any underwriter or any selling group member intends to engage in stabilizing, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of securities that may stabilize, maintain, or otherwise affect the price of those securities, such intention and a description of such transactions will be described in the prospectus supplement.

                             CERTAIN LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the securities will be passed upon for HCC by Haynes and Boone, LLP, HCC's legal counsel. Arthur S. Berner, a partner with Haynes and Boone, LLP, has options to acquire 22,500 shares of HCC's common stock at an average exercise price of $17.76.

                                    EXPERTS

The financial statements included in this prospectus for the year ended December 31, 1999 have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   [HCC LOGO]

                          HCC Insurance Holdings, Inc.

                                  Common Stock
                             Senior Debt Securities
                          Subordinated Debt Securities
                                    Warrants

                                   PROSPECTUS

                                           , 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
     IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION DATED SEPTEMBER 22, 2000

PROSPECTUS                                                            [HCC LOGO]

                              $[                ]

                          HCC INSURANCE HOLDINGS, INC.
                                DEBT SECURITIES
                             ---------------------

                              HCC CAPITAL TRUST I
                              HCC CAPITAL TRUST II

                               CAPITAL SECURITIES
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                          HCC INSURANCE HOLDINGS, INC.

THE HCC TRUSTS:

     - will issue and sell capital securities (representing undivided beneficial interests in a trust) to the public;

     - will issue and sell common securities to HCC; and

     - will use the proceeds from these sales to buy a series of junior subordinated debentures from HCC with terms that correspond to the capital securities.

HCC:

     - will pay principal and interest on the junior subordinated debentures, subject to payment on its more senior debt;

     - may choose to terminate a trust and distribute the junior subordinated debentures pro rata to the holders of capital securities and common securities;

     - will fully and unconditionally guarantee the capital securities on a junior subordinated level based on:

      - its obligations to make payments on the corresponding junior subordinated debentures;

      - its obligations under the capital securities guarantee (its payment obligations are subordinated to payment on all of its Senior Debt); and

      - its obligations under the trust agreement; and

     - may also issue and sell other debt securities to the public.
                             ---------------------

We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."
                             ---------------------

INVESTMENT IN OUR SECURITIES INVOLVES RISK. SEE THE RISK FACTORS SECTION BEGINNING ON PAGE 4.
                             ---------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                             ---------------------

               The date of this prospectus is             , 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About Forward-Looking Statements............................    i
About This Prospectus.......................................    1
Where You Can Find More Information.........................    1
The Company.................................................    3
Risk Factors................................................    4
The HCC Trusts..............................................    8
Use of Proceeds.............................................   10
Selected Financial Data.....................................   11
Business....................................................   13
Ratio of Earnings to Fixed Charges..........................   35
Description of Junior Subordinated Debt Securities..........   36
Description of Capital Securities...........................   46
Description of Guarantees...................................   56
Relationship Among the Capital Securities...................   58
Book-Entry Issuance.........................................   60
Plan of Distribution........................................   63
Certain Legal Matters.......................................   64
Experts.....................................................   64
Financial Statements........................................  F-1

                        ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus that address activities, events or developments that we expect or anticipate may occur in the future, including, such things as future capital expenditures, business strategy, competitive strengths, goals, growth of our business and operations, plans, and references to future success may be considered forward-looking statements. Also, when we use words such as "anticipate", "believe", "estimate", "expect", "intend", "plan", "probably" or similar expressions, we are making forward-looking statements.

Many risks and uncertainties may impact the matters addressed in these forward-looking statements. Many possible events or factors could affect our future financial results and performance. These could cause our results or performance to differ materially from those we express in our forward-looking statements. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, our inclusion of this information is not a representation by us or any other person that our objectives and plans will be achieved. You should consider these risks and those we set out in the Risk Factors section of this prospectus before you purchase our securities.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

                             ABOUT THIS PROSPECTUS

As used in this prospectus, unless otherwise required by the context, the terms "we", "us", "our" and the "Company" refer to HCC Insurance Holdings, Inc. and its consolidated subsidiaries, and the term "HCC" refers only to HCC Capital Holdings, Inc. References to a "trust" or an "HCC Trust" refer to either HCC Capital Trust I or HCC Capital Trust II, which are the Delaware statutory business trusts that HCC has formed to issue the securities which may be issued under this prospectus.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under the shelf registration process, we may offer any combination of the securities described in this prospectus in one or more offerings with a total offering price of up to $300,000,000. This prospectus provides you with a general description of securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Unless we provide otherwise in the prospectus supplement, HCC may redeem its debt securities for cash, or cause the trusts to liquidate and give investors HCC's debt securities in place of the HCC Trusts' capital securities. Please carefully read this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus together with the additional information described under "Where You Can Find More Information" and "Risk Factors" before you make an investment decision.

You should rely only on the information contained in this prospectus and the applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, together with the information we previously filed with the SEC and incorporate by reference, is accurate only as of the date on the front cover of this prospectus. The information included in any prospectus supplement is accurate only as of the date of that prospectus supplement. Our business, financial condition, results of operations and prospects may change after that date.

                      WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers (including HCC) that file documents with the SEC electronically. Our SEC filings may be obtained from that web site. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. You may also read and copy any document we file with the SEC at the following SEC public reference facilities:

     Public Reference Room         New York Regional Office         Chicago Regional Office
    450 Fifth Street, N.W.           7 World Trade Center               Citicorp Center
           Room 1024                      Suite 1300                500 West Madison Street
    Washington, D.C. 20549         New York, New York 10048               Suite 1400
                                                                 Chicago, Illinois 60661-2511

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering.

     - Our Annual Report on Form 10-K for the year ended December 31, 1999;

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;
       and

     - Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

Any person, including any beneficial owner, may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

          Investor Relations
          HCC Insurance Holdings, Inc.
          13403 Northwest Freeway
          Houston, TX 77040
          713-690-7300

                                  THE COMPANY

We provide specialized property and casualty, and accident and health insurance coverages, underwriting agency and intermediary services and other insurance related services both to commercial customers and individuals. We operate primarily in the United States and the United Kingdom, although some of our operations have a broader international scope. Since 1996, we have acquired a number of insurers, underwriting agencies and intermediaries in order to diversify our operations and enhance our ability to anticipate and capitalize on changing market conditions. We underwrite insurance on both a direct basis, where we insure a risk in exchange for a premium, and on a reinsurance basis, where we insure all or a portion of another insurance company's risk in exchange for all or a portion of the premium. We market our products directly and through a network of independent and affiliated agents and brokers.

Our insurance companies are risk-bearing and focus their underwriting activities on providing insurance and reinsurance in the following areas:

     - accident and health;

     - aviation;

     - marine and offshore energy;

     - medical stop-loss;

     - property; and

     - workers' compensation.

In the United States, certain of these subsidiaries operate on a licensed, or admitted, basis. Certain other subsidiaries operate on a surplus lines basis as a non-admitted, or unlicensed, insurer offering insurance coverage not otherwise available from an admitted, or licensed, insurer in the relevant state.

Our underwriting agencies are non-risk bearing and underwrite on behalf of our insurance companies and other insurance companies. Our underwriting agencies specialize in:

     - aviation insurance;

     - medical stop-loss insurance;

     - occupational accident insurance;

     - workers' compensation insurance; and

     - a variety of accident and health related insurance and reinsurance products.

Our intermediary subsidiaries are non-risk bearing and provide insurance and reinsurance brokerage services for our insurance company subsidiaries and our clients. These operations consist of:

     - marketing;

     - placing;

     - consulting on; and

     - servicing risks.

Our intermediary operations specialize in developing and marketing employee benefit plans on a retail basis and placing reinsurance for both accident and health and property and casualty lines of business.

We are a Delaware corporation. Our address is 13403 Northwest Freeway, Houston, Texas 77040 and our telephone number is (713) 690-7300. Our website is located at www.hcch.com. Information on our website is not incorporated by reference in this prospectus.

                                  RISK FACTORS

Investing in our securities will provide you with an interest in or obligation of our Company. As an investor, you will be subject to risks inherent in our businesses. The performance of your investment in our Company will reflect the performance of our businesses relative to, among other things, general economic and industry conditions, market conditions and competition. The value of your investment may increase or it may decline and could result in a loss. You should carefully consider the following factors as well as other information contained in this prospectus before deciding to make any investment in our Company.

OUR RESULTS MAY FLUCTUATE AS A RESULT OF MANY FACTORS.

The results of companies in the insurance industry historically have been subject to significant fluctuations and uncertainties. The industry's profitability can be affected significantly by

     - volatile and unpredictable developments (including catastrophes);

     - changes in reserves resulting from the general claims and legal environments as different types of claims arise and judicial interpretations relating to the scope of insurers' liability develop;

     - fluctuations in interest rates and other changes in the investment environment, which affect returns on invested capital; and

     - inflationary pressures that affect the size of losses.

The demand for property and casualty insurance can also vary significantly, generally rising as the overall level of economic activity increases and falling as such activity decreases. The property and casualty insurance industry historically has been cyclical, and the commercial lines business has been in a soft market since the late 1980s, primarily due to premium rate competition, which has resulted in lower underwriting profitability. These fluctuations could have a material adverse effect on our results of operations, liquidity and financial condition.

OUR LEVEL OF BUSINESS AND PROFITABILITY IS AFFECTED BY THE AVAILABILITY OF REINSURANCE TO REINSURE OUR RISKS.

We purchase reinsurance for significant amounts of risk underwritten by our insurance company subsidiaries, especially catastrophe risks. We also purchase reinsurance on risks underwritten by others which we reinsure (a retrocession). Market conditions beyond our control determine the availability and cost of the reinsurance protection we purchase, which may affect the level of our business and profitability. Our reinsurance facilities are generally subject to annual renewal. We cannot assure you that we can maintain our current reinsurance facilities or that we can obtain other reinsurance facilities in adequate amounts and at favorable rates. If we are unable to renew our expiring facilities or to obtain new reinsurance facilities, either our net exposures would increase or, if we are unwilling to bear an increase in net exposures, we would have to reduce the level of our underwriting commitments, especially catastrophe exposed risks. Either of these potential developments could have a material adverse effect on our business. The lack of available reinsurance may also adversely affect our ability to generate fee and commission income in our reinsurance intermediary operations.

WE CANNOT GUARANTEE THAT OUR REINSURERS WILL PAY IN A TIMELY FASHION, IF AT ALL.

We purchase reinsurance by transferring part of the risk we have assumed (known as ceding) to a reinsurance company in exchange for part of the premium we receive in connection with the risk. Although reinsurance makes the reinsurer liable to us to the extent the risk is transferred or ceded to the reinsurer, it does not relieve us (the reinsured) of our liability to our policyholders, or in cases where we are a reinsurer, to our reinsureds. Accordingly, we bear credit risk with respect to our reinsurers. We cannot assure you that our reinsurers will pay all of our reinsurance claims, or that they will pay our claims on a timely basis. In 1999, we recorded charges against our earnings to account for the insolvency of one of our significant reinsurers and for the settlement of another reinsurer's liabilities with us.

In addition, we are party to a number of disputes relating to reinsurance transactions. Most of these disputes relate to the collection of outstanding amounts due to us under reinsurance contracts. We cannot assure you that these disputes will result in our recovering all of the amounts due to us, and our inability to do so may have a material adverse effect upon our results of operations, liquidity and financial condition.

WE FACE SIGNIFICANT COMPETITIVE PRESSURES IN OUR BUSINESSES.

We compete with a large number of other companies in our selected lines of business. We face competition both from specialty insurance companies, underwriting agencies and intermediaries as well as from diversified financial services companies that are significantly larger than we are and that have significantly greater financial, marketing, management and other resources than we do. Some of these competitors also have significantly greater experience and market recognition than we do. In addition to competition in the operation of our business, we face competition from a variety of sources in attracting and retaining qualified employees.

We cannot assure you that we will maintain our current competitive position in the markets in which we operate, or that we will be able to expand our operations into new markets. If we fail to do so, our business could be materially adversely affected.

AS A PROPERTY AND CASUALTY INSURER, WE FACE LOSSES FROM CATASTROPHES.

Property and casualty insurers are subject to claims arising out of catastrophes that may have a significant effect on their results of operations, liquidity and financial condition. Catastrophe losses have had a significant impact on our results. Catastrophes can be caused by various events, including hurricanes, windstorms, earthquakes, hailstorms, explosions, severe winter weather and fires. The incidence and severity of catastrophes are inherently unpredictable. The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Most catastrophes are restricted to small geographic areas; however, hurricanes and earthquakes may produce significant damage in large, heavily populated areas. Catastrophes can cause losses in a variety of our property and casualty lines, and most of our past catastrophe-related claims have resulted from hurricanes and earthquakes. Insurance companies are not permitted to reserve for a catastrophe until it has occurred. It is therefore possible that a catastrophic event or multiple catastrophic events could have a material adverse effect upon our results of operations, liquidity and financial condition.

OUR INTERNATIONAL OPERATIONS EXPOSE US TO EXCHANGE RATE RISKS.

We underwrite insurance coverages which are denominated in a number of foreign currencies and we establish and maintain our loss reserves with respect to these policies in their respective currencies. Our net earnings could be adversely impacted by exchange rate fluctuations affecting receivable and payable balances and reserves. Our principal area of exposure relates to fluctuations in exchange rates between the major European currencies (particularly the British pound sterling) and the U.S. dollar. Consequently, a change in the exchange rate between the U.S. dollar and the British pound sterling could have an adverse effect on our net earnings.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION.

We are subject to extensive governmental regulation and supervision. Most insurance regulations are designed to protect the interests of policyholders rather than shareholders and other investors. This system of regulation, generally administered by a department of insurance in each state in which we do business, relates to, among other things:

     - approval of policy forms and premium rates;

     - standards of solvency, including risk-based capital measurements;

     - licensing of insurers and their agents;

     - restrictions on the nature, quality and concentration of investments;

     - restrictions on the ability of our insurance company subsidiaries to pay dividends to us;

     - restrictions on transactions between insurance company subsidiaries and their affiliates;

     - restrictions on the size of risks insurable under a single policy;

     - requiring deposits for the benefit of policyholders;

     - requiring certain methods of accounting;

     - periodic examinations of our operations and finances;

     - prescribing the form and content of records of financial condition required to be filed; and

     - requiring reserves for unearned premium, losses and other purposes.

State insurance departments also conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to the financial condition of insurance companies, holding company issues and other matters.

Recently adopted federal financial services modernization legislation is expected to lead to additional federal regulation of the insurance industry in the coming years. Also, foreign governments regulate our international operations. Our business depends on compliance with applicable laws and regulations and our ability to maintain valid licenses and approvals for our operations.

We cannot assure you that we have or can maintain all required licenses and approvals or that our business fully complies with the wide variety of applicable laws and regulations or the relevant authority's interpretation of the laws and regulations. Also, some regulatory authorities have relatively broad discretion to grant, renew, or revoke licenses and approvals. Regulatory authorities may deny or revoke licenses for various reasons, including the violation of regulations. In some instances, we follow practices based on our interpretations of regulations, or those that we believe may be generally followed by the industry, which may be different from the requirements or interpretations of regulatory authorities. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or monetarily penalize us. That type of action could have a material adverse effect on our business. Also, changes in the level of regulation of the insurance industry (whether federal, state or foreign), or changes in laws or regulations themselves or interpretations by regulatory authorities, could have a material adverse effect on our business.

WE ARE RATED BY A.M. BEST AND STANDARD & POOR'S, AND A DECLINE IN THESE RATINGS COULD ADVERSELY AFFECT OUR OPERATIONS.

Ratings have become an increasingly important factor in establishing the competitive position of insurance companies. Our insurance company subsidiaries are rated by A.M. Best Company and Standard & Poor's Corporation. A.M. Best and Standard & Poor's ratings reflect their opinions of an insurance company's financial strength, operating performance, strategic position, and ability to meet its obligations to policyholders, and are not evaluations directed to investors. Our ratings are subject to periodic review by A.M. Best and Standard & Poor's and the continued retention of those ratings cannot be assured. If our ratings are reduced from their current levels by A.M. Best and/or Standard & Poor's, our results of operations could be adversely affected.

OUR ACTUAL CLAIMS LOSSES MAY EXCEED OUR RESERVES FOR CLAIMS.

We maintain loss reserves to cover our estimated liability for unpaid losses and loss adjustment expenses, including legal and other fees as well as a portion of our general expenses, for reported and unreported claims incurred as of the end of each accounting period. Reserves do not represent an exact calculation of liability. Rather, reserves represent an estimate of what we expect the ultimate settlement and administration of claims will cost. These estimates, which generally involve actuarial projections, are based on our assessment of facts and circumstances then known, as well as estimates of future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both internal and external events, such as changes in claims handling procedures, inflation, judicial trends and legislative changes. Many of these items are not directly quantifiable in advance. Additionally, there may be a significant delay between the occurrence of the insured event and the time it is reported to us. The inherent uncertainties of estimating reserves are greater for certain types of liabilities, where the various considerations affecting these types of claims are subject to change and long periods of time may elapse before a definitive determination of liability is made. Reserve estimates are continually refined in a regular and ongoing process as experience develops and further claims are reported and settled. Adjustments to reserves are reflected in the results of the periods in which such estimates are changed. Because setting reserves is inherently uncertain, there can be no assurance that our current reserves will prove adequate in light of subsequent events.

A SIGNIFICANT AMOUNT OF OUR ASSETS ARE INVESTED IN FIXED INCOME SECURITIES AND ARE SUBJECT TO MARKET FLUCTUATIONS.

Our investment portfolio consists substantially of fixed income securities. The fair market value of these assets and the investment income from these assets fluctuate depending on general economic and market conditions. With respect to our investments in fixed income securities, the fair market value of these investments generally increases or decreases in an inverse relationship with fluctuations in interest rates, while net investment income realized by us from future investments in fixed income securities will generally increase or decrease with interest rates. In addition, actual net investment income and/or cash flows from investments that carry prepayment risk (such as mortgage-backed and other asset-backed securities) may differ from those anticipated at the time of investment as a result of interest rate fluctuations. Because all of our fixed income securities are classified as available for sale, changes in the market value of our securities are reflected in our balance sheet. Similar treatment is not available for liabilities. Therefore, interest rate fluctuations could adversely affect our generally accepted accounting principles, or GAAP, shareholders' equity, total comprehensive income and/or cash flows.

MOST STATES ASSESS OUR INSURANCE COMPANY SUBSIDIARIES TO PROVIDE FUNDS FOR FAILING INSURANCE COMPANIES AND THESE ASSESSMENTS COULD BECOME MATERIAL.

Our insurance company subsidiaries are subject to assessments in most states where we are licensed for the provision of funds necessary for the settlement of covered claims under certain policies provided by impaired, insolvent or failed insurance companies. Maximum contributions required by law in any one year vary by state, and have historically been between 1% and 2% of annual premiums written. We cannot predict with certainty the amount of future assessments. Significant assessments could have a material adverse effect on our results of operations and financial condition.

IF WE DO NOT SUCCESSFULLY INTEGRATE ACQUIRED COMPANIES, OUR FINANCIAL RESULTS MAY BE ADVERSELY AFFECTED.

We have acquired a number of other companies during the past several years, and will continue to consider possible acquisitions. The process of integrating acquired companies may have a material adverse effect our revenue and results of operations. Such acquisitions could divert our attention away from current operations. We may also have to adjust the loss reserves and other operating policies in order to bring them into line with those of our operations, and these adjustments could adversely affect our financial condition. In addition, these acquisitions could cause us to incur certain restructuring charges as these operations are integrated with ours. They could also have a material adverse effect on employee morale and on the ability of the combined companies to retain key management and customers.

WE ARE AN INSURANCE HOLDING COMPANY AND, THEREFORE, MAY NOT BE ABLE TO RECEIVE DIVIDENDS IN NEEDED AMOUNTS.

Our principal assets are the shares of capital stock of our insurance company subsidiaries. We may have to rely on dividends from our insurance company subsidiaries to meet our obligations for paying principal and interest on outstanding debt obligations, dividends to shareholders and corporate expenses. The payment of dividends by our insurance company subsidiaries is subject to regulatory restrictions and will depend on the surplus and future earnings of these subsidiaries, as well as the regulatory restrictions. As a result, we may not be able to receive dividends from these subsidiaries at times and in amounts necessary to meet our obligations.

                                 THE HCC TRUSTS

Each HCC Trust is a statutory business trust that we have formed under Delaware law. For each trust there is a trust agreement signed by HCC as depositor, by First Union National Bank, as property trustee, and by First Union Trust Company, N.A., as Delaware trustee. For each trust there is also a certificate of trust filed with the Delaware Secretary of State. When we are ready to issue and sell securities through the trust, the trust agreement will be amended to read substantially like the form of amended and restated trust agreement that is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

THE ISSUANCE AND SALE OF THE CAPITAL SECURITIES AND COMMON SECURITIES

We have created each HCC Trust solely to:

     - issue and sell its capital securities and common securities, which represent proportionate beneficial ownership interests in that HCC Trust and its assets;

     - use the proceeds from the sale of the capital securities and common securities to buy from HCC a series of HCC's junior subordinated debt securities, which will be the only assets of that HCC Trust;

     - maintain its status as a grantor trust for federal income tax purposes;
       and

     - engage in only those other activities necessary or convenient to accomplish the purposes listed above.

Because the HCC Trusts' only assets will be junior subordinated debt securities that we issue to them, our payments on the junior subordinated debt securities will be the only source of funds to be paid to purchasers or owners of the capital securities and common securities. Each of the HCC Trusts is a separate legal entity, so the assets of one will not be available to satisfy the obligations of the other trust or any other similar trust HCC may create.

We will acquire and own all of the common securities of each HCC Trust. The common securities will have an aggregate liquidation amount of at least 3% of the total capital of each HCC Trust. The remainder, representing up to 97% of the ownership interests in the HCC Trust, will be capital securities of the HCC Trust that may be sold to the public. The common securities and the capital securities will have substantially the same terms, including the same priority of payment and liquidation amount, and will receive proportionate payments from the HCC Trust in respect of distributions and payments upon liquidation, redemption or otherwise at the same times, with one exception: if we default on the junior subordinated debt securities that we issue to that HCC Trust and do not cure the default within the times specified in the indenture governing the issuance of the junior subordinated debt securities, our rights to payments as holder of the common securities will be subordinated to the rights of the holders of the capital securities. See "Description of Capital
Securities -- Subordination of Common Securities."

Unless we say otherwise in the applicable prospectus supplement, each HCC Trust will have a term of approximately 50 years. However, an HCC Trust may terminate earlier as provided in the applicable trust agreement and the prospectus supplement.

Each HCC Trust's business and affairs will be conducted by its trustees, whom we, as holder of the common securities, will appoint. Unless we say otherwise in the applicable prospectus supplement, the trustees for each HCC Trust will be:

     - First Union National Bank, as the property trustee; and

     - First Union Trust Company, N.A., as the Delaware trustee.

We refer to the property trustee and the Delaware trustee together as the "issuer trustees." First Union National Bank, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. Unless we say otherwise in the applicable prospectus supplement, First Union National Bank will also act as trustee under our guarantee agreement relating to the capital securities. See "Description of Guarantees" and "Description of Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the HCC Trusts."

As the holder of the common securities of each HCC Trust, we will ordinarily have the right to appoint, remove or replace either issuer trustee for each HCC Trust. However, if we are in default with respect to the corresponding junior subordinated debt securities issued to that HCC Trust (and we have not cured that default within the time specified in the indenture), then the holders of a majority in liquidation amount of that HCC Trust's outstanding capital securities will be entitled to appoint, remove or replace either or both issuer trustees. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrators. We retain that right exclusively as the holder of the common securities. The duties and obligations of each issuer trustee are governed by the applicable trust agreement.

Pursuant to the indenture and the trust agreements, we promise to pay all fees and expenses related to each HCC Trust and the offering of the capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each HCC Trust, except obligations under the capital securities and the common securities.

The HCC Trusts have no separate financial statements. Separate financial statements would not be material to holders of the capital securities because the HCC Trusts have no independent operations. They exist solely for the limited functions summarized above. We will guarantee the capital securities as described later in this prospectus.

The principal executive office of each HCC Trust is 13403 Northwest Freeway, Houston, Texas 77040, and its telephone number is (713) 690-7300.

                                USE OF PROCEEDS

Each HCC Trust will use all of the proceeds it receives from the sale of its capital securities and common stock to purchase from us the junior subordinated debentures that will provide the funds for that HCC Trust's payments to purchasers of its capital securities and common securities. Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities (either to the HCC Trusts or directly to the public) for general corporate purposes, including but not limited to, the following purposes:

     - contribute capital to insurance company subsidiaries;

     - make acquisitions;

     - make capital expenditures

     - provide working capital;

     - purchase equity or fixed income investments;

     - repay or refinance debt or other corporate obligations

     - repurchase and redeem securities

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                            SELECTED FINANCIAL DATA

The selected financial data set forth below has been derived from the Company's audited consolidated financial statements. All information contained herein should be read in conjunction with the consolidated financial statements, the related notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus or incorporated by reference (amounts in thousands except per share data).

                                                  FOR THE YEARS ENDED DECEMBER 31,(1)
                                          ----------------------------------------------------
                                            1999       1998       1997       1996       1995
                                          --------   --------   --------   --------   --------
STATEMENT OF EARNINGS DATA:
Revenue
  Net earned premium....................  $141,362   $143,100   $162,571   $170,068   $158,632
  Management fees.......................    90,713     74,045     51,039     28,651     25,373
  Commission income.....................    54,552     38,441     24,209     21,477     21,053
  Net investment income.................    30,933     29,335     27,587     23,593     21,757
  Net realized investment gain (loss)...    (4,164)       845       (328)     8,341      1,636
  Other operating income................    28,475     22,268     15,239     18,656     10,371
                                          --------   --------   --------   --------   --------
          Total revenue.................   341,871    308,034    280,317    270,786    238,822
Expense
  Loss and loss adjustment expenses.....   109,650     91,302     96,514    114,464    105,374
  Operating expense
     Policy acquisition costs...........     8,177     10,978     13,580      8,218     10,634
     Compensation expense...............    77,488     56,077     51,458     42,102     48,162
     Provision for reinsurance..........    43,462         --         --         --         --
     Restructuring expense..............     5,489         --         --         --         --
     Other operating expense............    47,247     36,063     31,628     26,382     26,540
     Merger expense.....................        --        107      8,069     26,160         --
                                          --------   --------   --------   --------   --------
          Total operating expense.......   181,863    103,225    104,735    102,862     85,336
  Interest expense......................    12,964      6,021      6,004      4,993      6,471
                                          --------   --------   --------   --------   --------
          Total expense.................   304,477    200,548    207,253    222,319    197,181
                                          --------   --------   --------   --------   --------
  Earnings before income tax
     provision..........................    37,394    107,486     73,064     48,467     41,641
  Income tax provision..................    12,271     35,208     23,305      9,885      9,896
                                          --------   --------   --------   --------   --------
          Net earnings..................  $ 25,123   $ 72,278   $ 49,759   $ 38,582   $ 31,745
                                          ========   ========   ========   ========   ========
BASIC EARNINGS PER SHARE DATA:
  Earnings per share(2).................  $   0.51   $   1.51   $   1.06   $   0.86   $   0.75
                                          ========   ========   ========   ========   ========
  Weighted average shares
     outstanding(2).....................    49,061     47,920     46,995     44,795     42,577
                                          ========   ========   ========   ========   ========
DILUTED EARNINGS PER SHARE DATA:
  Earnings per share(2).................  $   0.51   $   1.48   $   1.03   $   0.84   $   0.74
                                          ========   ========   ========   ========   ========
  Weighted average shares
     outstanding(2).....................    49,649     48,936     48,209     46,043     43,113
                                          ========   ========   ========   ========   ========
  Cash dividends declared, per share....  $   0.20   $   0.16   $   0.12   $   0.06
                                          ========   ========   ========   ========

                                                     FOR THE YEARS ENDED DECEMBER 31,(1)
                                                  ------------------------------------------
                                                   1999     1998     1997     1996     1995
                                                  ------   ------   ------   ------   ------
STATUTORY OPERATING RATIOS: (3)
  Gross written premium to policyholders'
     surplus....................................   182.6%   135.6%   104.3%   117.8%   134.9%
  Net written premium to policyholders'
     surplus....................................    47.6     33.4     43.1     65.4     73.3
  Loss ratio....................................   107.1     67.2     61.6     64.4     66.4
  Expense ratio.................................    22.8     15.7     17.2     19.2     18.1
                                                  ------   ------   ------   ------   ------
  Combined ratio................................   129.9%    82.9%    78.8%    83.6%    84.5%
                                                  ======   ======   ======   ======   ======
  Combined ratio excluding the effects of the
     provision for reinsurance in 1999..........   104.1%
                                                  ======
  Industry average combined ratio...............   107.8%   105.6%   101.6%   105.8%   106.4%

                                                           DECEMBER 31,(1)
                                      ----------------------------------------------------------
                                         1999         1998         1997        1996       1995
                                      ----------   ----------   ----------   --------   --------
BALANCE SHEET DATA:
  Total investments.................  $  581,322   $  525,646   $  518,772   $468,725   $454,831
  Premium, claims and other
     receivables....................     622,087      382,630      252,618    168,300    155,164
  Reinsurance recoverables..........     736,485      372,672      176,965    132,328    117,700
  Ceded unearned premium............     133,657      149,568       84,610     71,758     78,460
  Total assets......................   2,664,724    1,709,069    1,198,132    965,793    896,476
  Loss and loss adjustment expenses
     payable........................     871,104      460,511      275,008    229,049    200,756
  Unearned premium..................     188,524      201,050      152,094    156,268    151,976
  Total debt........................     242,546      121,600       80,750     72,917     71,628
  Total shareholders' equity........     457,428      439,863      365,601    296,524    255,484
  Net tangible book value per
     share(2)(4)....................        3.93         7.29         6.93       6.20       5.39
  Book value per share(2)(4)........  $     9.29   $     9.12   $     7.66   $   6.49   $   5.70

---------------

(1) Certain amounts in the 1998, 1997, 1996 and 1995 selected financial data have been reclassified to conform to the 1999 presentation. Such reclassifications had no effect on our net earnings, shareholders' equity or cash flows.

(2) These amounts have been adjusted to reflect the effects of the five-for-two stock split payable as a 150% stock dividend to shareholders of record April 30, 1996.

(3) The statutory accounting principles, or SAP, basis ratio data is not intended to be a substitute for results of operations on the basis of generally accepted accounting principles, or GAAP. The differences between SAP and GAAP are described in Note (15) of our consolidated financial statements. Including this information on a SAP basis is meaningful and useful to allow a comparison of our operating results with those of other companies in the insurance industry. The source of the industry average data is A.M. Best. A.M. Best reports on insurer performance on a SAP basis to provide for more standardized comparisons among individual companies, as well as overall industry performance.

(4) Book value per share is calculated by dividing shares outstanding plus contractually issuable shares into total shareholders' equity. Net tangible book value per share uses total shareholders' equity less goodwill as the numerator.

                                    BUSINESS

OVERVIEW

We provide specialized property and casualty, and accident and health insurance coverages, underwriting agency and intermediary services and other insurance related services both to commercial customers and individuals. We operate primarily in the United States and in the United Kingdom, although some of our operations have a broader international scope. We underwrite our insurance products on both a direct and reinsurance basis and we market our products directly and through a network of independent and affiliated agents and brokers.

Our insurance companies provide accident and health reinsurance, aviation, group health, marine and offshore energy, medical stop-loss, property and workers' compensation insurance. In the United States, we operate on both a licensed, or admitted basis, and on a surplus lines, or non-admitted, basis. Our insurance company operations are risk bearing.

Our underwriting agencies underwrite on behalf of our insurance companies and other insurance companies. Our underwriting agencies specialize in aviation, medical stop-loss, occupational accident and workers' compensation insurance and a variety of accident and health related insurance and reinsurance products. Our underwriting agency operations are non-risk bearing.

Our intermediary subsidiaries perform our insurance and reinsurance brokerage operations. These operations consist of marketing, placing, consulting on and servicing insurance and reinsurance risks for our insurance company subsidiaries and our clients. In this area, we specialize in employee benefits on a retail basis and reinsurance for both accident and health, and property and casualty lines of business. Our intermediary operations are non-risk bearing.

We also operate insurance claims adjusting and other service operations which support our operations as well as provide services for other clients. In addition, we make strategic investments, usually in businesses that complement our operations. Our revenues from these investments are comprised of dividends from, or equity in earnings of, the company in which we invested and gains or losses on the sale of such investments.

MAJOR ACQUISITIONS

Since 1996, we have made a series of strategic acquisitions that have furthered our overall business strategy. The following describes a few of our larger transactions:

On May 24, 1996, we issued 6,250,000 shares of common stock to acquire LDG Reinsurance Corporation. LDG Re acts on behalf of insurance and reinsurance companies as a reinsurance underwriting manager in the accident and health special risks, workers' compensation and alternative workers' compensation lines of business.

On June 17, 1997, we issued 8,511,625 shares of common stock and 604,575 options to purchase common stock to acquire the publicly traded Avemco Corporation, the parent corporation of a group of insurance companies, underwriting agencies and insurance related services companies. Avemco Corporation, through its subsidiaries, provided property and casualty insurance principally in the general aviation line of business. Avemco Corporation's primary insurance company subsidiaries were Avemco Insurance Company and U.S. Specialty Insurance Company.

On January 31, 1999, we acquired PEPYS Holdings Limited. PEPYS is a holding company for Rattner MacKenzie Limited of London, England. The total initial consideration was $54.8 million in cash and deferred payments of $8.3 million in cash and 414,207 shares of our common stock. We may pay additional amounts in the future based upon the attainment of certain earnings benchmarks over the ensuing four years. Rattner MacKenzie provides intermediary services for reinsurance business placed by our insurance company subsidiaries as well as other insurance and reinsurance companies and underwriting agencies, primarily in the accident and health area.

On December 20, 1999, we acquired all of the outstanding shares of the publicly traded The Centris Group, Inc. following a tender offer at a price of $12.50 per share in cash. We paid a total of $149.5 million for the Centris acquisition. Centris was the parent corporation of a group of insurance companies and underwriting agencies principally operating in the medical stop-loss line of business. Centris' primary insurance company subsidiary was the entity now known as HCC Life Insurance Company. HCC Life's operations were relocated to Houston, and it has become a subsidiary of Houston Casualty. The medical stop-loss underwriting agency operations of Centris have been combined with HCC Benefits' operations.

We continue to evaluate possible acquisition candidates and we may complete additional acquisitions during 2000. Any future acquisitions will be designed to expand and strengthen our existing lines of business and perhaps provide access to additional specialty sectors, which we expect to contribute to our growth.

DISPOSITIONS

In January, 1999, we sold our 21% interest in Underwriters Indemnity Holdings, Inc., the parent of Underwriters Indemnity Company.

In March, 2000, we sold Trafalgar Insurance Company, an Oklahoma domiciled surplus lines insurance company subsidiary, for a price which approximated its GAAP shareholders' equity.

In September, 2000, we sold a substantial portion of the assets of The Wheatley Group, Ltd., a subsidiary of Avemco Corporation.

None of these operations were material to our financial condition, results of operations or liquidity.

INSURANCE COMPANY OPERATIONS

  Lines of Business

This table shows our insurance company subsidiaries' total premium received, otherwise known as gross written premium, by line of business and the percentage of each line to total gross written premium for the periods indicated (dollars in thousands):

                                                    FOR THE YEARS ENDED DECEMBER 31,
                                           --------------------------------------------------
                                                1999              1998              1997
                                           --------------    --------------    --------------
Accident and health reinsurance..........  $157,719    28%   $114,787    23%   $ 39,845    12%
Aviation.................................   210,029    37     203,573    41     164,519    47
Marine and offshore energy...............    18,694     3      34,941     7      30,316     9
Medical stop-loss........................    69,258    12       7,046     1       3,388     1
Property.................................    63,309    11     106,515    21      85,379    24
Workers' compensation....................    27,747     5       8,958     2          --    --
Other....................................    21,575     4      22,456     5      22,952     7
                                           --------   ---    --------   ---    --------   ---
          Total gross written premium....  $568,331   100%   $498,276   100%   $346,399   100%
                                           ========   ===    ========   ===    ========   ===

This table shows our insurance company subsidiaries' actual premium retained, otherwise known as the net written premium, by line of business and the percentage of each line to total net written premium for the periods indicated (dollars in thousands):

                                                    FOR THE YEAR ENDED DECEMBER 31,
                                           --------------------------------------------------
                                                1999              1998              1997
                                           --------------    --------------    --------------
Accident and health reinsurance..........  $ 37,725    27%   $ 39,949    33%   $ 24,777    17%
Aviation.................................    68,513    49      53,030    43      75,280    53
Marine and offshore energy...............     6,616     5       7,978     6      18,687    13
Medical stop-loss........................    20,332    15       3,415     3       3,388     2
Property.................................     2,945     2       8,356     7       8,636     6
Workers' compensation....................       673    --       1,059     1          --    --
Other....................................     3,120     2       8,096     7      12,085     9
                                           --------   ---    --------   ---    --------   ---
          Total net written premium......  $139,924   100%   $121,883   100%   $142,853   100%
                                           ========   ===    ========   ===    ========   ===

  Underwriting

     Direct

We underwrite direct business produced through independent agents and brokers, affiliated intermediaries, and by direct marketing efforts. Our direct underwriting is primarily general aviation, medical stop-loss and workers' compensation business.

     Reinsurance

Our insurance company subsidiaries participate in various insurance and reinsurance underwriting pools managed by our underwriting agency subsidiaries, primarily in the accident and health lines of business. Our insurance company subsidiaries also write facultative, or individual account, reinsurance, particularly in the aviation, marine and offshore energy, and property lines of business. Our facultative underwriting is typically on international business in order to comply with local licensing requirements or as reinsurance of captive insurance companies controlled by others, and can be considered direct business for most purposes, since we maintain underwriting and claims control. However, we record all of this business under the caption of "Reinsurance Assumed" in our financial statements.

     Aviation

Aviation underwriting was our largest overall line of business in 1999 and in recent years we have grown into a market leader in the aviation insurance industry. We insure general aviation risks, both domestically and internationally, including:

     - antique and vintage military aircraft;

     - cargo operations;

     - commuter airlines;

     - corporate aircraft;

     - fixed base operations;

     - military and law enforcement aircraft;

     - private aircraft owners and pilots; and

     - rotor wing aircraft.

We offer coverages that include hulls, engines, avionics and other systems, liabilities, war, cargo and other ancillary coverages. At this time, we do not generally insure major airlines, major manufacturers or satellites. Insurance claims related to general aviation business tend to be seasonal, with the majority of the claims being incurred during the spring and summer months.

Through Houston Casualty Company, our largest and most important insurance company subsidiary, we have been underwriting aviation risks since 1981. Avemco Insurance, which we acquired in 1997, has been insuring aviation risks since 1959. Our gross written premium has risen consistently since 1997, increasing from a combined $164.5 million to $210.0 million in 1999. We have achieved this growth through the expansion of our existing businesses, as well as through acquisitions. Although, due to market conditions, domestic risks had not been our focus since the early 1990s, Houston Casualty increased its writing of domestic general aviation risks late in 1996 and, with the acquisition of Avemco Insurance and U.S. Specialty Insurance Company in mid-1997, we have become a major participant in the domestic general aviation insurance market. Our aviation underwriting agency subsidiary, HCC Aviation Insurance Group, Inc., further enhances our position. In 1997 and 1998, we experienced a decline in net written premium due to the implementation of HCC's reinsurance program at Avemco Insurance following Avemco's acquisition in 1997. Our aviation net written premium increased during 1999 because we increased our retentions, i.e., the portion of risk that we retain for our own account.

We maintain reinsurance on both a proportional basis, where we share a proportional part of the original premium and losses with reinsurers, and an excess of loss basis, where we transfer liability, premium and loss on a non-proportional basis above our net retention of risk to reinsurers, to protect us against severe losses on individual risks and catastrophe exposures. We believe that the aviation risks we underwrite carry a relatively low level of catastrophe exposures.

     Marine and Offshore Energy

We underwrite marine risks for ocean going vessels as well as inland, coastal trading and fishing vessels. In this area we write hull and machinery, liabilities, including protection and indemnity, marine cargo and various ancillary coverages.

We have underwritten marine risks since 1984, primarily in Houston Casualty. Competition has created downward pressure on premium rates since 1996, causing a reduction in our gross written premium since 1997 and a corresponding decrease in net written premium.

We maintain marine reinsurance on both a proportional and an excess of loss basis. We believe that the marine risks we underwrite carry a relatively low level of catastrophe exposure.

We have been underwriting offshore energy risks since 1988, primarily in Houston Casualty. Offshore energy risks include drilling rigs, production and gathering platforms, and pipelines. We underwrite physical damage, liabilities, business interruption and various ancillary coverages.

Rates have declined significantly during the past few years to levels where underwriting profitability is difficult to obtain. As a result, we have underwritten offshore energy risks on a very selective basis, striving for quality rather than quantity.

We maintain offshore energy reinsurance on both a proportional basis and an excess of loss basis to protect us against severe losses on individual risks and the catastrophic exposure that exists, for example, from a hurricane in the Gulf of Mexico or a major platform explosion in the North Sea.

     Property

We specialize in writing risks of large, often multinational, corporations, covering such commercial risks as hotels, office buildings, retail locations, factories, industrial plants, utilities, refineries, natural gas facilities and petrochemical plants. The insurance we offer includes business interruption, physical damage and catastrophe risks including flood and earthquake.

We have written property business since 1986, primarily through Houston Casualty. Gross written premium increased to $118.2 million in 1996 as premium rates increased following the Northridge earthquake in 1994. During 1996, premium rates began to soften and this trend has continued through

1999 due in a large part to excess capacity and the absence of significant catastrophe losses. Gross written premium declined from $85.4 million in 1997 to $63.3 million in 1999. Net written premium also declined from $8.6 million to $2.9 million in the same period. By design, our property gross written premium exceeds our net written premium by a substantial amount due to the amount of facultative reinsurance, which is the separately negotiated reinsurance of all or part of the coverage provided by a single policy, and other reinsurance purchased in order to protect us from catastrophe losses.

We maintain reinsurance on both a proportional basis and an excess of loss basis to ensure adequate reinsurance protection, particularly against catastrophic exposures. As an example, through December 31, 1999 we had gross losses of $60.8 million with respect to Hurricanes Georges and Mitch, both of which occurred during 1998. However, we incurred an after-tax net loss, after reinsurance, with respect to these hurricanes of only $4.3 million. We estimate our aggregate exposure in any individual catastrophe zone and maintain catastrophe reinsurance to cover our exposure to any one occurrence.

     Accident and Health Reinsurance

We began underwriting accident and health reinsurance risks through Houston Casualty during 1996. LDG Re, the underwriting agency we acquired that year, is the primary producer of this business. We underwrite reinsurance in the accident and health special risks, workers' compensation and alternative workers' compensation areas and occupational accident insurance for self-employed truckers. Our gross written premium increased from $39.8 million in 1997 to $157.7 million in 1999. This growth reflects Houston Casualty's increased participation in, and the growth of, the business written by LDG Re. Net written premium in this area has not increased as dramatically because Houston Casualty does not retain a large percentage of this premium.

     Medical Stop-loss

We write medical stop-loss business for employer sponsored self-insured health plans. Our underwriting agency subsidiary, HCC Benefits, produces this business. We first began writing this business in 1985 and gross written premium and net written premium have increased as a result of greater participation by our insurance company subsidiaries, primarily HCC Life and Avemco Insurance, in the business underwritten by HCC Benefits and the growth of HCC Benefits' business internally and through the acquisition of Centris. The 1999 gross written premium underwritten in our insurance company subsidiaries was $69.3 million and is expected to exceed $360.0 million in 2000. When measured on a gross written premium basis, medical stop-loss is expected to be our largest single line of business in 2000. We maintain reinsurance on a proportional basis and believe that these risks carry a relatively low level of catastrophe exposure.

     Workers' Compensation

We began writing statutory workers' compensation business in 1998, primarily through U.S. Specialty, and expect to expand these writings through HCC Employer Services, Inc. It is our intent to grow this line of business in the future, both internally and through acquisition. We expect that gross written premium and net written premium will increase, although we will continue to purchase a substantial amount of reinsurance. Losses in this line of business generally take longer to develop than in our other lines of business.

We maintain reinsurance on both a proportional and excess of loss basis. There is a relatively low level of catastrophe exposure in our workers' compensation line of business because we do not write significant amounts of business in states with high potential claim concentrations such as California.

  Insurance Company Subsidiaries

     Houston Casualty Company

Houston Casualty is our principal insurance company subsidiary. It is rated "A+ (Superior), VIII" by A.M. Best and "AA" by Standard & Poor's, two independent agencies whose ratings are intended to provide an independent opinion of an insurer's ability to meet its obligations to policyholders. Houston

Casualty operates worldwide in most of our lines of business. Houston Casualty receives business through independent agents and brokers, our underwriting agency and intermediary subsidiaries, and other insurance and reinsurance companies worldwide. Houston Casualty has a highly experienced staff of underwriters trained to deal with the high value, complicated exposures prevailing in many of the lines of business in which we specialize. As of December 31, 1999, Houston Casualty had statutory policyholders' surplus, which is its total admitted assets less total liabilities determined in accordance with SAP, of $250.2 million.

     Houston Casualty Company-London

Houston Casualty was authorized by Her Majesty's Treasury in 1998 to operate a full branch office in the United Kingdom. Houston Casualty established its London branch operation in order to more closely align its underwriting operations with the London market, a historical focal point for much of the business that Houston Casualty underwrites. To this end, we have transferred most of the underwriting responsibility for the lines of business Houston Casualty writes, except aviation and, to some extent, accident and health reinsurance, to this branch.

     HCC Life Insurance Company

HCC Life is an Indiana domiciled life insurance company which became a direct subsidiary of Houston Casualty in December, 1999 following the Centris acquisition. HCC Life is rated "A- (Excellent), VII" by A.M. Best and operates as an accident, health and life insurer on an admitted basis in 41 states and the District of Columbia. We expect to expand HCC Life's operations through its utilization as an insurer of medical stop-loss and related life insurance products underwritten by HCC Benefits. At December 31, 1999, HCC Life had statutory policyholder's surplus of $70.5 million.

     U.S. Specialty Insurance Company

U.S. Specialty is a Texas domiciled property and casualty insurance company. It is a direct subsidiary of Houston Casualty. U.S. Specialty is rated "A+ (Superior), VIII" by A.M. Best and "AA" by Standard & Poor's. U.S. Specialty operates on an admitted basis throughout the United States primarily writing general aviation, workers' compensation and alternative workers' compensation insurance produced by our underwriting agency subsidiaries. As of December 31, 1999, U.S. Specialty had statutory policyholders' surplus of $104.4 million.

     Avemco Insurance Company

Avemco Insurance was organized in 1959 and became our subsidiary in June, 1997. Avemco Insurance is a Maryland domiciled property and casualty insurer, is rated "A+ (Superior), VII" by A.M. Best and "AA" by Standard & Poor's and is operating as a direct market underwriter of general aviation business on an admitted basis throughout the United States and Canada (except Quebec). In addition, Avemco Insurance has become the primary insurer of medical stop-loss products underwritten by HCC Benefits. At December 31, 1999, Avemco Insurance had statutory policyholders' surplus of $62.5 million.

UNDERWRITING AGENCY OPERATIONS

Our underwriting agency subsidiaries act on behalf of our insurance companies and those of other firms, and provide insurance underwriting management and claims administration services. The underwriting agency subsidiaries do not assume any insurance or reinsurance risk themselves and generate revenues based entirely on management fees and profit commissions. These subsidiaries are in a position to direct and control business that they produce. Our insurance company subsidiaries serve as policy issuing companies for most of the business written by our underwriting agencies. Our insurance company subsidiaries may retain a portion of the risk and reinsure the remainder with unaffiliated insurance companies or reinsure all of the risk. In instances where our insurance companies are not the policy issuing company, our insurance companies may reinsure the business written by the underwriting agencies. Management fees generated by underwriting agency subsidiaries in 1999 amounted to $90.7 million.

  Lines of Business

This table shows our underwriting agency subsidiaries' written premium by lines of business for the periods indicated (dollars in thousands):

                                               FOR THE YEARS ENDED DECEMBER 31,
                                      --------------------------------------------------
                                           1999              1998              1997
                                      --------------    --------------    --------------
Accident and health reinsurance.....  $452,017    53%   $356,530    50%   $258,716    55%
Aviation............................    91,156    11      92,668    13      49,581    10
Medical stop-loss...................   184,302    22     182,528    26      93,435    20
Occupational accident...............    54,000     6      48,100     7      46,909    10
Workers' compensation...............    52,758     6       4,429     1          --    --
Other...............................    13,883     2      21,932     3      24,798     5
                                      --------   ---    --------   ---    --------   ---
          Total written premium.....  $848,116   100%   $706,187   100%   $473,439   100%
                                      ========   ===    ========   ===    ========   ===

  Underwriting Agency Subsidiaries

     LDG Reinsurance Corporation

LDG Re, with operations in Wakefield, Massachusetts and New York, New York, acts as an underwriting manager writing accident and health special risks, workers' compensation and alternative workers' compensation reinsurance. LDG Re generated approximately $360.2 million of written premium in 1999, the majority of which was written on behalf of non-affiliated insurance companies.

     LDG Re (London), Ltd.

LDG Re (London), located in London, England, is an underwriting manager writing accident and health reinsurance business. LDG Re (London) generated approximately $90.1 million of written premium in 1999. LDG Re (London) underwrites primarily on behalf of Houston Casualty-London.

     HCC Benefits Corporation

HCC Benefits, with its home office in Atlanta, Georgia and regional offices in Costa Mesa, California; Wakefield, Massachusetts; Minneapolis, Minnesota; and Dallas, Texas, acts as an underwriting manager writing medical stop-loss and excess medical insurance products for employer sponsored self-insured health plans. In 1999, HCC Benefits generated approximately $184.3 million of medical stop-loss written premium and $6.7 million of other written premium, the majority of which was underwritten on behalf of non-affiliated insurance companies. In 1999, the agencies acquired from Centris in December of that year and now included in HCC Benefits generated approximately $214.2 million of written premium. We expect that a substantial part of the 2000 estimated written premium for HCC Benefits of $425.0 million will be issued through Avemco Insurance and HCC Life.

     HCC Aviation Insurance Group, Inc.

HCC Aviation, with offices in Dallas, Texas and Glendale, California, along with our insurance company subsidiary Avemco Insurance, provides the base for our substantial presence in the domestic general aviation market. HCC Aviation acts as an underwriting manager on behalf of U.S. Specialty in the areas of private and corporate aircraft, commercial agricultural aircraft, antique and vintage military aircraft, small to medium sized airports, and commercial operators. HCC Aviation generated approximately $91.1 million of written premium in 1999.

     HCC Employer Services, Inc.

HCC Employer Services, with operations in Northbrook, Illinois; Montgomery, Alabama; and Dallas, Texas, acts as an underwriting manager on behalf of our insurance company subsidiaries and other insurance companies, providing workers' compensation insurance to small and medium size businesses and occupational accident and health insurance to self-employed truckers. HCC Employer Services generated approximately $101.6 million in written premium in 1999.

COMBINED INSURANCE COMPANY AND UNDERWRITING AGENCY OPERATIONS

Our combined gross written premium in 1999 was over $1.1 billion, after intercompany eliminations. Our insurance company operations wrote $568.3 million of gross written premium and our underwriting agencies wrote $848.1 million of written premium, before intercompany eliminations.

INTERMEDIARY OPERATIONS

Our intermediary subsidiaries provide a variety of services, including marketing, placing, consulting on and servicing insurance risks for their clients, which include medium to large corporations, insurance and reinsurance companies and other risk taking entities. The intermediary subsidiaries earn commission income and to a lesser extent fees for certain services, generally paid by the underwriters with whom the business is placed. Some of these risks may be initially underwritten by the Company's insurance company subsidiaries, which may retain a portion of the risk. Commission income generated by our intermediary subsidiaries in 1999 amounted to $54.6 million.

     HCC Employee Benefits, Inc.

HCC Employee Benefits, based in Houston, Texas, is a retail insurance agency and consulting firm specializing in life, accident and health insurance for employee benefit plans of medium and large commercial customers throughout the United States. We expect to increase this business through acquisition.

     HCC Intermediaries, Inc.

HCC Intermediaries, based in Houston, Texas, is an intermediary specializing in marketing and servicing large, complicated insurance and reinsurance programs placed on behalf of multinational clients operating in our lines of business. This business is placed with domestic and international insurance companies, including our insurance companies, on a direct basis and through other intermediaries. In addition, HCC Intermediaries acts as a reinsurance intermediary on behalf of affiliated and non-affiliated insurance companies.

     Rattner MacKenzie Limited

Rattner MacKenzie is an intermediary based in London, England. Rattner MacKenzie is a Lloyd's broker specializing in accident and health reinsurance and some specialty property and casualty lines of business. Rattner MacKenzie is considered a market leader in its core businesses. Rattner MacKenzie serves as an intermediary for reinsurance business placed by unaffiliated insurance and reinsurance companies and underwriting agencies as well as our insurance company subsidiaries.

OTHER OPERATIONS

Our other operations consist of subsidiaries that are not insurance companies, underwriting agencies or intermediaries. These operations provide insurance related services to our subsidiaries, our reinsurers and unaffiliated entities. The revenue earned from these services primarily consists of fees, commissions or the sales price of products sold. The subsidiaries currently operating in this segment provide insurance claims adjusting services. Additionally, other operations include the returns received from our insurance related strategic investments which we make from time to time. These returns may be in the form of equity in the earnings of the company in which we invested, dividends or gains from the disposition of these investments. Other operating income was $28.5 million in 1999.

REINSURANCE CEDED

We purchase reinsurance to reduce our net liability on individual risks, to protect against catastrophic losses and to achieve a desired ratio of net written premium to policyholders' surplus. We purchase reinsurance on both a proportional and an excess of loss basis. We believe that we reinsure our risks to a greater extent than most of our competitors and most other insurance companies. We use this strategy to protect our shareholders' equity. Under our current reinsurance protections, we have limited our net retained loss, or the amount we keep for our own account, across any single line of business to a maximum of approximately $2.0 million for any one risk, but significantly less on most risks.

The type, cost and limits of reinsurance we purchase can vary from year to year based upon our desired retention levels and the availability of quality reinsurance at a reasonable price. Our reinsurance programs renew throughout the year. Our excess of loss programs that expired in 1999 have been renewed with some increase in reinsurance costs. Additionally, we retained higher percentages of our business in connection with certain lines of business which are reinsured on a proportional basis. We plan to continue to increase our retentions as underwriting conditions in various lines of business improve.

We consider the maintenance of reinsurance protection to be an important part of our business plan, protecting shareholders' equity from catastrophe losses and fluctuations in the insurance market cycles of the insurance industry. We have built important relationships over the years with many core reinsurers. We intend to continue to share our business with these partners as underwriting profitability returns in an improving market in order to build even stronger relationships in the future. We believe that increased retentions during profitable periods are made possible not at the sacrifice of core reinsurers but through reduction of facultative reinsurance and the natural attrition of certain reinsurers who exit lines of business or curtail their writings for other reasons. This reduction in reinsurance market capacity causes rates to rise but the increased rates historically have been passed on to the original insureds.

We structure a specific reinsurance program for each line of business we underwrite. We place this reinsurance in order to protect our insurance companies from exposure to foreseeable events. We place reinsurance proportionally to cover loss frequency and catastrophe exposure. We obtain additional reinsurance on an excess of loss basis to cover individual risk severity of loss and on a catastrophe basis to cover exposure from occurrences involving multiple risks, such as those resulting from a hurricane or an earthquake. Additionally, we may also obtain facultative reinsurance protection on an excess of loss or proportionate basis on any single risk. We do not intend to expose our assets to any net loss in excess of our reinsurance protection.

We write business in areas exposed to catastrophic losses and have exposures to this type of loss in California, the United States Atlantic Coast, certain United States Gulf Coast states, particularly Florida and Texas, the Caribbean, Mexico and the North Sea. We carefully assess our overall exposure to a single catastrophic event and apply procedures that are more conservative than are typically used by the industry to ascertain our probable maximum loss from any single event. We maintain reinsurance protection which we believe is sufficient to cover any foreseeable event.

In general, we receive an overriding (ceding) commission on the premium ceded to reinsurers. This compensates our insurance company for the direct costs associated with the production of the business, the servicing of the business during the term of the policies ceded and the costs associated with the placement of the related reinsurance. In addition, certain of our reinsurance treaties allow us to share with the reinsurers in any net profits generated under such treaties.

Various intermediaries, including HCC Intermediaries and Rattner MacKenzie, arrange for the placement of this reinsurance coverage on our behalf and are compensated, directly or indirectly, by the reinsurers.

The ceding of reinsurance does not discharge our insurance companies from liability to their policyholders. Our insurers are required to pay losses even if the reinsurer fails to meet its obligations under the reinsurance contract. To minimize our exposure to reinsurance credit risk, we place our reinsurance with a diverse group of financially sound reinsurers. Our current treaty reinsurance programs, which provide reinsurance of a specified category of risks defined in a reinsurance contract, or "treaty," between the primary insurer and reinsurer, were placed with more than 92 domestic and foreign reinsurers. As of December 31, 1999, the total amount recoverable from reinsurers was approximately $736.5 million, of which $91.3 million represents paid losses recoverable (in the ordinary course of business), $53.2 million represents a balance due from a commutation (which is a contractual arrangement between a primary insurer and its reinsurer that settles all outstanding and future liabilities between the companies) and $597.5 million represents outstanding losses and estimated incurred but not reported, or losses that have occurred but have not yet been reported to the insurer, otherwise known as IBNR, loss recoverables, less a $5.5 million reserve for potentially uncollectible reinsurance. In addition, ceded unearned premium was $133.7 million. Of the $736.5 million, $122.8 million was added as a result of the Centris acquisition in December, 1999. As of December 31, 1999, we held $154.1 million of irrevocable letters of credit and $19.9 million in cash to collateralize a portion of the total amount recoverable and had other payable balances due to our reinsurers of $213.0 million as potential offsets against reinsurance recoverables. The estimated duration for our outstanding losses is two years, as the majority of our business has historically had shorter lead times between the occurrence of an insured event and the final settlement.

The table below shows property and casualty reinsurance balances relating to the reinsurers with net recoverable balances greater than $10.0 million as of December 31, 1999. The total recoverables column includes paid loss recoverable, outstanding loss recoverable, IBNR recoverables and ceded unearned premium (dollars in thousands).

                                                                             LETTERS OF
                                                                               CREDIT,
                                    A.M.                                    CASH DEPOSITS
                                    BEST                        TOTAL         AND OTHER
REINSURER                          RATING      LOCATION      RECOVERABLES     PAYABLES        NET
---------                          ------   --------------   ------------   -------------   --------
Underwriters at Lloyd's..........  A        United Kingdom     $156,650        $22,805      $133,845
Underwriters Indemnity
  Company(1).....................  A-       Texas                50,451          4,201        46,250
SCOR Reinsurance Company.........  A+       New York             41,137          1,740        39,397
AXA Reinsurance Company..........  A+       Delaware             37,690          5,013        32,677
NAC Reinsurance Company(2).......  A+       New York             23,153          6,105        17,048
Transamerica Occidental Life Ins.
  Co.............................  A+       California           22,481          6,102        16,379
St. Paul Fire and Marine
  Insurance Co...................  A+       Minnesota            17,577          1,721        15,856
Odyssey America Reinsurance
  Corp...........................  A        Connecticut          19,114          5,891        13,223
Sun Life Assurance Company of
  Canada.........................  A++      Canada               17,996          4,786        13,210
GE Reinsurance...................  A++      Illinois             16,535          4,869        11,666
Chartwell Reinsurance
  Company(3).....................  A        Minnesota            12,736          2,074        10,662

---------------

(1) Underwriters Indemnity Company was acquired by RLI Corporation in January, 1999.

(2) NAC Reinsurance Corporation was acquired by XL Capital, Ltd. in June, 1999.

(3) Chartwell Reinsurance Company was acquired by Trenwick Group, Inc. in October, 1999.

Since 1999, a number of reinsurers have delayed or suspended the payment of amounts recoverable under reinsurance contracts to which we are a party. Such delays have affected, though not materially to date, the liquidity and investment income of our insurance company subsidiaries. In addition, a number of reinsurers have claimed they are not liable for payment to us, and, in one or more cases have sought arbitration of these matters. We are currently in negotiations with most of these parties. If such negotiations do not result in a satisfactory resolution of the matters in question, we will seek a judicial or arbitral determination of these matters.

Prior to our acquisition of Centris, its life insurance company subsidiary, now HCC Life, sold its entire block of life insurance and annuity business to Life Reassurance Corporation of America in the form of an indemnity reinsurance contract. Ceded life and annuity benefits amounted to $95.8 million as of December 31, 1999.

In 1999, our insurance company subsidiaries recorded a $43.5 million provision for reinsurance to reflect an estimated $29.5 million pre-tax loss for the insolvency of a reinsurer and an estimated $14.0 million pre-tax loss, the majority of which represents the discount on ceded reserves, related to the commutation (which is a contractual arrangement between a primary insurer and its reinsurer that settles all outstanding and future liabilities between the companies) of all liabilities with another reinsurer discussed above. In connection with the commutation, we received cash and other amounts totaling $56.5 million.

OPERATING RATIOS

  Premium to Surplus Ratio

This table shows, for the periods indicated, the ratio of statutory gross written premium and net written premium to statutory policyholders' surplus, or the total admitted assets less total liabilities, for our property and casualty insurance company subsidiaries (dollars in thousands):

                                                    FOR THE YEARS ENDED DECEMBER 31,
                                          ----------------------------------------------------
                                            1999       1998       1997       1996       1995
                                          --------   --------   --------   --------   --------
Gross written premium...................  $576,184   $500,962   $346,094   $340,367   $338,753
Net written premium.....................   150,261    123,315    143,068    189,022    184,028
Policyholders' surplus..................   315,474    369,401    331,922    288,863    251,125
Gross written premium ratio.............     182.6%     135.6%     104.3%     117.8%     134.9%
Gross written premium industry
  average(1)............................     154.1%     147.9%     154.7%     179.9%     194.0%
Net written premium ratio...............      47.6%      33.4%      43.1%      65.4%      73.3%
Net written premium industry
  average(1)............................      85.5%      84.3%      89.7%     105.2%     113.0%

---------------

(1) Source: A.M. Best.

While there is no statutory requirement regarding a permissible premium to policyholders' surplus ratio, guidelines established by the National Association of Insurance Commissioners, or NAIC, provide that a property and casualty insurer's annual statutory gross written premium should not exceed 900% and net written premium should not exceed 300% of its policyholders' surplus. However, industry standards and rating agency criteria place these ratios at 300% and 200%, respectively. In keeping with our philosophy of protecting our shareholders' equity and limiting our aggregate loss exposure, we maintain premium to surplus ratios significantly lower than the NAIC's guidelines and well below industry norms. We expect to increase these ratios, however, as our insurance company subsidiaries continue to increase their participation as policy issuers for business written by our underwriting agency subsidiaries and their retention of that business.

  Combined Ratio

The underwriting experience of a property and casualty insurance company is indicated by its combined ratio, which is a combination of the loss ratio, or the ratio of insured losses and loss adjustment expenses to net earned premium, and the expense ratio, which is the ratio of policy acquisition costs and other underwriting expenses, net of ceding commissions, to net written premium. Our insurance subsidiaries' loss ratio, expense ratio and combined ratio, determined on the basis of SAP, are shown in the following table for the periods indicated:

                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                         -------------------------------------
                                                         1999    1998    1997    1996    1995
                                                         -----   -----   -----   -----   -----
Loss ratio.............................................  107.1%   67.2%   61.6%   64.4%   66.4%
Expense ratio..........................................   22.8    15.7    17.2    19.2    18.1
                                                         -----   -----   -----   -----   -----
Combined ratio.........................................  129.9%   82.9%   78.8%   83.6%   84.5%
                                                         =====   =====   =====   =====   =====
Combined ratio excluding the effects of the provision
  for reinsurance in 1999..............................  104.1%
                                                         =====
Industry average combined ratio........................  107.8%  105.6%  101.6%  105.8%  106.4%

The SAP basis ratio data is not intended to be a substitute for results of operations on the basis of GAAP. The differences between SAP and GAAP are described in Note (15) of our consolidated financial statements included in this prospectus. Including this information on a SAP basis is meaningful and useful to allow a comparison of our operating results with those of other companies in the insurance industry. The source of the industry average is A.M. Best. A.M. Best reports on insurer performance on a SAP basis to provide for more standardized comparisons among individual companies, as well as overall industry performance.

RESERVES

Applicable insurance laws require us to maintain reserves to cover our estimated ultimate liability for reported and incurred but not reported losses under insurance and reinsurance policies that we wrote and for loss adjustment expenses relating to the investigation and settlement of policy claims. In most cases, we estimate such losses and claims costs through an evaluation of individual claims. However, for some types of claims, we use an average reserving method until more information becomes available to permit an evaluation of individual claims.

We establish loss reserves for individual claims by evaluating reported claims on the basis of:

     - the type of loss;

     - jurisdiction of the occurrence;

     - our knowledge of the circumstances surrounding the claim;

     - the severity of injury or damage;

     - the potential for ultimate exposure;

     - the information and reports received from ceding insurance companies where applicable; and

     - our experience with the insured and the line of business and policy provisions relating to the particular type of claim.

We establish loss reserves for incurred but not reported losses based in part on statistical information and in part on industry experience with respect to the probable number and nature of claims arising from occurrences that have not been reported. We also establish our reserves based on predictions of future events, our estimates of future trends in claims severity, and other subjective factors. The net GAAP and SAP reserves of each of our insurance company subsidiaries are established in conjunction with and reviewed by our in-house actuarial staff, and our SAP reserves are certified annually by our independent actuaries. In 1999, PricewaterhouseCoopers LLP certified the SAP reserves of our insurance company subsidiaries with the exception of certain of the insurance company subsidiaries of the Centris Group. These Centris subsidiaries' SAP reserves were certified by the independent actuaries of Centris.

With respect to some classes of risks, the period of time between the occurrence of an insured event and the final settlement of a claim may be many years, and during this period it often becomes necessary to adjust the claim estimates either upward or downward. Certain classes of marine and offshore energy and workers' compensation insurance underwritten by our insurance companies have historically had longer lead times between the occurrence of an insured event, reporting of the claim, and final settlement. In such cases, we are forced to estimate reserves over long periods of time with the possibility of several adjustments to reserves. Other classes of insurance that we underwrite, such as most aviation, property and medical stop-loss, historically have shorter lead times between the occurrence of an insured event, reporting of the claim and final settlement. The reserves with respect to these classes are, therefore, less likely to be adjusted. The majority of the risks currently underwritten by our insurance companies tend to have shorter lead times.

The reserving process is intended to reflect the impact of inflation and other factors affecting loss payments by taking into account changes in historical payment patterns and perceived trends. However, there is no precise method for the subsequent evaluation of the adequacy of the consideration given to inflation, or to any other specific factor, or to the way one factor may impact another.

We underwrite, directly and through reinsurance, risks which are denominated in a number of foreign currencies, and therefore maintain loss reserves with respect to these policies in the respective currencies. These reserves are subject to exchange rate fluctuations, which may have an effect on our earnings. We may attempt to limit our exposure to future currency fluctuations through the use of foreign currency forward contracts.

The loss development triangles below show changes in our GAAP reserves in subsequent years from the prior loss estimates based on experience as of the end of each succeeding year on the basis of generally accepted accounting principles. The estimate is increased or decreased as more information becomes known about the frequency and severity of losses for individual years. A redundancy means the original estimate was higher than the current estimate; a deficiency means that the current estimate is higher than the original estimate.

The first line of each loss development triangle presents, for the years indicated, the gross or net reserve liability including the reserve for incurred but not reported losses. The first section of each table shows, by year, the cumulative amounts of loss and loss adjustment expense paid as of the end of each succeeding year. The second section sets forth the re-estimates in later years of incurred losses, including payments, for the years indicated. The "cumulative redundancy (deficiency)" represents, as of the date indicated, the difference between the latest re-estimated liability and the reserves as originally estimated.

This loss development triangle shows development in loss reserves on a gross basis (dollars in thousands):

                                  1999       1998       1997       1996       1995       1994       1993       1992
                                --------   --------   --------   --------   --------   --------   --------   ---------
Balance sheet gross
  reserves:...................  $871,104   $460,511   $275,008   $229,049   $200,756   $170,957   $144,178   $ 129,503
Cumulative paid as of:
  One year later..............              229,746    160,324    119,453    118,656     97,580     82,538      83,574
  Two years later.............                         209,724    179,117    167,459    143,114    126,290     130,379
  Three years later...........                                    193,872    207,191    166,541    157,509     158,973
  Four years later............                                               214,046    192,540    176,472     182,193
  Five years later............                                                          195,930    195,269     192,512
  Six years later.............                                                                     197,147     213,052
  Seven years later...........                                                                                 215,280
Re-estimated liability as of:
  End of year.................   871,104    460,511    275,008    229,049    200,756    170,957    144,178     129,503
  One year later..............              550,545    308,501    252,236    243,259    186,898    163,967     162,827
  Two years later.............                         316,250    249,013    248,372    207,511    183,015     176,817
  Three years later...........                                    250,817    247,053    214,738    203,137     194,419
  Four years later............                                               248,687    220,695    211,546     215,531
  Five years later............                                                          217,892    218,182     222,746
  Six years later.............                                                                     214,498     234,115
  Seven years later...........                                                                                 231,269
Cumulative gross redundancy
  (deficiency)................             $(90,034)  $(41,242)  $(21,768)  $(47,931)  $(46,935)  $(70,320)  $(101,766)

The gross deficiencies reflected in the table result from three principal conditions:

     - The development of large claims on individual policies which were either reported late by or for which reserves were increased as subsequent information became available from the insurance companies that are responsible for adjusting the claims. However, as these policies were substantially reinsured by our insurers, there was no material effect to our net earnings.

     - During 1999, in connection with the insolvency of one of our reinsurers and the commutation of all liabilities with another, we re-evaluated all reserves and incurred but not reported reserves related to business placed with these reinsurers to determine the ultimate losses we might conservatively expect. These reserves were then used as the basis for the determination of the provision for reinsurance recorded in 1999.

     - For the years prior to 1997, the runoff of the retrocessional excess of loss business, which we underwrote between 1988 and 1991, experienced gross development. This development was due primarily to the delay in reporting of losses by the London insurance market, coupled with the unprecedented number of catastrophe losses during that period. This business is substantially reinsured; therefore, the related losses we experienced did not have a material adverse effect on our net earnings.

This loss development triangle shows development in loss reserves on a net basis (dollars in thousands):

                                  1999       1998       1997       1996       1995       1994       1993       1992       1991
                                --------   --------   --------   --------   --------   --------   --------   --------   --------
Gross reserves for loss and
 loss adjustment expense......  $871,104   $460,511   $275,008   $229,049   $200,756   $170,957   $144,178   $129,503   $123,248
Less reinsurance
 recoverables.................   597,498    341,599    155,374    111,766    101,497     95,279     82,289     81,075     83,727
                                --------   --------   --------   --------   --------   --------   --------   --------   --------
Reserves for loss and loss
 adjustment expense, net of
 reinsurance..................   273,606    118,912    119,634    117,283     99,259     75,678     61,889     48,428     39,521
Effect on loss reserves of
 1999 write off of ceded
 outstanding and IBNR
 reinsurance recoverables.....        --     63,851     15,008      2,636      1,442         51         --         --         --
                                --------   --------   --------   --------   --------   --------   --------   --------   --------
Reserves for loss and loss
 adjustment expense net of
 reinsurance and adjusted for
 write off....................   273,606    182,763    134,642    119,919    100,701     75,729     61,889     48,428     39,521
Cumulative paid, net of
 reinsurance, as of:
 One year later...............               56,052     48,775     47,874     41,947     36,500     29,258     18,978     18,416
 Two years later..............                          64,213     66,030     56,803     49,283     41,207     32,733     23,057
 Three years later............                                     72,863     64,798     56,919     46,576     36,536     31,903
 Four years later.............                                                67,355     60,441     51,536     38,480     33,875
 Five years later.............                                                           61,781     53,110     40,327     34,970
 Six years later..............                                                                      53,879     40,550     36,203
 Seven years later............                                                                                 41,133     35,413
 Eight years later............                                                                                            35,960
 Nine years later.............
 Ten years later..............
Re-estimated liability, net of
 reinsurance, as of:
 End of year..................   273,606    182,763    134,642    119,919    100,701     75,729     61,889     48,428     39,521
 One year later...............              187,377    120,049    116,145     95,764     72,963     59,659     45,812     38,575
 Two years later..............                         116,745    101,595     94,992     74,887     60,079     44,964     38,656
 Three years later............                                     97,353     85,484     76,474     62,224     46,129     39,176
 Four years later.............                                                80,890     73,660     64,377     48,993     40,407
 Five years later.............                                                           69,528     64,103     50,785     43,418
 Six years later..............                                                                      59,408     50,585     45,142
 Seven years later............                                                                                 46,071     43,924
 Eight years later............                                                                                            39,858
 Nine years later.............
 Ten years later..............
Cumulative net redundancy
 (deficiency).................             $ (4,614)  $ 17,897   $ 22,566   $ 19,811   $  6,201   $  2,481   $  2,357   $   (337)

                                  1990       1989
                                ---------   -------
Gross reserves for loss and
 loss adjustment expense......  $108, 027   $96,477
Less reinsurance
 recoverables.................     60,194    45,160
                                ---------   -------
Reserves for loss and loss
 adjustment expense, net of
 reinsurance..................     47,833    51,317
Effect on loss reserves of
 1999 write off of ceded
 outstanding and IBNR
 reinsurance recoverables.....         --        --
                                ---------   -------
Reserves for loss and loss
 adjustment expense net of
 reinsurance and adjusted for
 write off....................     47,833    51,317
Cumulative paid, net of
 reinsurance, as of:
 One year later...............     23,450    22,660
 Two years later..............     33,815    34,300
 Three years later............     35,912    40,806
 Four years later.............     42,465    41,878
 Five years later.............     43,422    46,734
 Six years later..............     43,690    47,164
 Seven years later............     44,611    47,229
 Eight years later............     43,715    47,928
 Nine years later.............     44,203    46,308
 Ten years later..............               46,646
Re-estimated liability, net of
 reinsurance, as of:
 End of year..................     47,833    51,317
 One year later...............     44,887    49,475
 Two years later..............     45,435    47,313
 Three years later............     44,689    48,085
 Four years later.............     45,507    47,884
 Five years later.............     46,805    47,933
 Six years later..............     48,932    48,086
 Seven years later............     50,190    49,392
 Eight years later............     49,732    50,324
 Nine years later.............     47,422    50,101
 Ten years later..............               48,479
Cumulative net redundancy
 (deficiency).................  $     411   $ 2,838

We believe that our loss reserves are adequate to provide for all material net incurred losses.

This table provides a reconciliation of the gross liability of loss and loss adjustment expense on a GAAP basis for the periods indicated (dollars in thousands):

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1999        1998        1997
                                                              ---------   ---------   ---------
Reserves for loss and loss adjustment expenses at beginning
  of year...................................................  $460,511    $275,008    $229,049
Reserves acquired with purchase of subsidiaries.............   146,233       3,877       1,919
Provision for loss and loss adjustment expense for claims
  occurring in the current year.............................   595,425     461,429     269,505
Increase in estimated loss and loss adjustment expense for
  claims occurring in the prior years(1)....................    90,034      33,493      23,187
                                                              --------    --------    --------
Incurred loss and loss adjustment expense...................   685,459     494,922     292,692
                                                              --------    --------    --------
Loss and loss adjustment expense payments for claims
  occurring during:
  Current year..............................................   191,353     152,972     129,199
  Prior years...............................................   229,746     160,324     119,453
                                                              --------    --------    --------
Loss and loss adjustment expense payments...................   421,099     313,296     248,652
                                                              --------    --------    --------
Reserves for loss and loss adjustment expense at the of the
  year......................................................  $871,104    $460,511    $275,008
                                                              ========    ========    ========

---------------

(1) Changes in loss and loss adjustment expense reserves on a GAAP basis, for losses occurring in prior years, reflect the gross effect of the resolution of losses for other than the reserve value and the subsequent adjustments of loss reserves.

This table provides a reconciliation of the liability for loss and loss adjustment expense, net of reinsurance ceded, on a GAAP basis for the periods indicated (dollars in thousands):

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1999        1998        1997
                                                              ---------   ---------   ---------
Reserves for loss and loss adjustment expense at beginning
  of year...................................................  $118,912    $119,634    $117,283
Reserves acquired with purchase of subsidiaries.............    55,523       3,877       1,919
Effect on loss reserves of write off of ceded outstanding
  and incurred but not reported reinsurance recoverables....    82,343          --          --
Provision for loss and loss adjustment expense for claims
  occurring in the current year.............................   105,036     105,895     100,288
Increase (decrease) in estimated loss and loss adjustment
  expense for claims occurring in prior years(1)............     4,614     (14,593)     (3,774)
                                                              --------    --------    --------
Incurred loss and loss adjustment expense...................   109,650      91,302      96,514
                                                              --------    --------    --------
Loss and loss adjustment expense payments for claims
  occurring during:
  Current year..............................................    36,770      47,126      48,208
  Prior years...............................................    56,052      48,775      47,874
                                                              --------    --------    --------
Loss and loss adjustment expense payments...................    92,822      95,901      96,082
                                                              --------    --------    --------
Reserves for loss and loss adjustment expense at end of the
  year......................................................  $273,606    $118,912    $119,634
                                                              ========    ========    ========

---------------

(1) Changes in loss and loss adjustment expense reserves on a GAAP basis, for losses occurring in prior years, reflect the net effect of the resolution of losses for other than the reserve value and the subsequent adjustments of loss reserves.

Although we experienced a gross loss deficiency during the three years ended December 31, 1999, because the business is substantially reinsured in the lines where adverse development has occurred, there was no material adverse effect to our insurance companies on a net loss basis.

During 1999, we had net loss and loss adjustment expense deficiency of $4.6 million relating to prior year losses compared to redundancies of $14.6 million in 1998 and $3.8 million in 1997. The deficiency and redundancies in the net reserves result from our actuaries' continued review of loss reserves and the increase or reduction of reserves as losses are finally settled and claims exposures are reduced. We believe we have provided for all material net incurred losses.

Avemco Insurance, which we acquired in June, 1997, recorded a $10.0 million increase in loss and loss adjustment expense reserves during December, 1997, predominately related to 1995 and 1996 claims incurred prior to HCC's acquisition of Avemco. This deficiency is included in the net redundancy recorded for 1997. This increase in reserves was made in an effort to make Avemco Insurance's reserving practices consistent with the more conservative method used by HCC's other insurance company operations. We expect the increase in loss reserves to be adequate to cover any subsequent adverse development of Avemco Insurance's losses prior to our acquisition.

We have no material exposure to environmental pollution losses, because Houston Casualty only began writing business in 1981 and its policies normally contain pollution exclusion clauses which limit pollution coverage to "sudden and accidental" losses only, thus excluding intentional (dumping) and seepage claims. Policies issued by HCC Life, Avemco Insurance and U.S. Specialty, because of the types of risks insured, are not considered to have significant environmental exposures. We do not expect to experience any material development in reserves for environmental pollution claims.

INVESTMENTS

Insurance company investments must comply with applicable regulations which prescribe the type, quality and concentration of investments. These regulations permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, and preferred and common equity securities. As of December 31, 1999, we had $581.3 million of investment assets. The majority of our investment assets are held by our insurance company subsidiaries. All of our securities are classified as available for sale and are recorded at market value.

Our investment policy is determined by our Board of Directors and our Investment Committee and is reviewed on a regular basis. In January, 2000, we engaged a nationally prominent investment advisor, New England Asset Management, a subsidiary of Berkshire Hathaway, Inc., to oversee our investments and to make recommendations to our Board's Investment Committee. Under our investment policy, we concentrate our investments in obligations of states, municipalities and political subdivisions. The interest income from these investments is predominantly exempt from federal income tax. Although we generally intend to hold these securities to maturity, we regularly re-evaluate our position based upon market conditions. Beginning in the second quarter of 2000, our purchases have been focused on taxable fixed income investments. These purchases have had no significant effect on the average credit rating of our investments but have shortened the duration of our investment portfolio. As of June 30, 2000, our fixed income securities have a weighted average maturity of five years and a weighted average duration of four years.

Our financial statements reflect an unrealized loss on fixed income securities available for sale as of December 31, 1999, of $893,000.

We have maintained a substantial level of cash and liquid short-term instruments in our insurance company subsidiaries in order to maintain the ability to fund losses of our insureds. Our underwriting agencies and intermediaries typically have short-term investments, which are fiduciary funds held on behalf of others. As of December 31, 1999, we had cash and short-term investments of approximately $242.2 million, of which $167.4 million were in our agency and intermediary subsidiaries.

This table shows a profile of our investments. The table shows the average amount of investments, income earned, and the yield thereon for the periods indicated (dollars in thousands):

                                                       FOR THE YEARS ENDED DECEMBER 31,
                                                       ---------------------------------
                                                         1999        1998        1997
                                                       ---------   ---------   ---------
Average investments..................................  $552,654    $522,209    $496,010
Net investment income................................    30,933      29,335      27,587
Average yield(1).....................................       5.6%        5.6%        5.6%
Average tax equivalent yield(1)......................       7.1%        7.3%        7.3%

---------------

(1) Excluding realized and unrealized capital gains and losses.

This table summarizes, by type, our investments as of December 31, 1999 (dollars in thousands):

                                                                         PERCENT
                                                               AMOUNT    OF TOTAL
                                                              --------   --------
Short-term investments......................................  $215,694      37%
U.S. Treasury securities....................................    57,505      10
Obligations of states, municipalities and political
  subdivisions..............................................    99,459      17
Special revenue bonds.......................................   163,644      28
Corporate and other fixed income securities.................    21,504       4
Mortgage backed securities..................................       529      --
Marketable equity securities................................    19,970       3
Other investments...........................................     3,017       1
                                                              --------     ---
          Total investments.................................  $581,322     100%
                                                              ========     ===

This table summarizes, by rating, the market value of our fixed income investments as of December 31, 1999 (dollars in thousands):

                                                                         PERCENT
RATING                                                         AMOUNT    OF TOTAL
------                                                        --------   --------
AAA.........................................................  $205,203      60%
AA..........................................................    97,466      28
A...........................................................    37,073      11
BBB.........................................................     2,899       1
                                                              --------     ---
          Total fixed income securities.....................  $342,641     100%
                                                              ========     ===

This table indicates the expected maturity distribution of our fixed income securities as of December 31, 1999 (dollars in thousands):

                                                                         PERCENT
                                                               AMOUNT    OF TOTAL
                                                              --------   --------
One year or less............................................  $ 37,052      11%
One year to five years......................................   107,647      32
Five years to ten years.....................................    97,250      28
Ten years to fifteen years..................................    68,695      20
More than fifteen years.....................................    31,997       9
                                                              --------     ---
          Total fixed income securities.....................  $342,641     100%
                                                              ========     ===

The value of our portfolio of fixed income securities is inversely correlated to changes in market interest rates. In addition, some of our fixed income securities have call or prepayment options. This could subject us to a reinvestment risk should interest rates fall or issuers call their securities and we are forced to invest the proceeds at lower interest rates. We mitigate this risk by investing in securities with varied maturity dates, so that only a portion of the portfolio will mature at any point in time.

REGULATION

The business of insurance is extensively regulated by the government. At this time, the insurance business in the United States is regulated primarily by the states. However, a form of federal financial services modernization legislation enacted in 1999 is expected to result in additional federal regulation of the insurance industry. In addition, some insurance industry trade groups are actively lobbying for legislation that would allow an option for a separate federal charter for insurance companies. The full extent to which the federal government will determine to directly regulate the business of insurance has not been determined by lawmakers. Also, various foreign governments regulate our international operations.

Our business depends on our compliance with applicable laws and regulations and our ability to maintain valid licenses and approvals for our operations. We devote a significant effort toward obtaining and maintaining our licenses and compliance with a diverse and complex regulatory structure. In all jurisdictions, the applicable laws and regulations are subject to amendment or interpretation by regulatory authorities. Generally, regulatory authorities are vested with broad discretion to grant, renew and revoke licenses and approvals and to implement regulations governing the business and operations of insurers and insurance agents

  Insurance Company Subsidiaries

Our insurance company subsidiaries, in common with other insurers, are subject to regulation and supervision by the states and by other jurisdictions in which they do business. Regulation by the states varies, but generally involves regulatory and supervisory powers of a state insurance official. The regulation and supervision of our insurance operations relates primarily to:

     - approval of policy forms and premium rates;

     - standards of solvency, including risk-based capital measurements;

     - licensing of insurers and their agents;

     - restrictions on the nature, quality and concentration of investments;

     - restrictions on the ability of our insurance company subsidiaries to pay dividends to us;

     - restrictions on transactions between insurance company subsidiaries and their affiliates

     - restrictions on the size of risks insurable under a single policy;

     - requiring deposits for the benefit of policyholders;

     - requiring certain methods of accounting;

     - periodic examinations of our operations and finances;

     - prescribing the form and content of records of financial condition required to be filed; and

     - requiring reserves for unearned premium, losses and other purposes.

In general, state insurance regulations are intended primarily for the protection of policyholders rather than shareholders. The state insurance departments monitor compliance with regulations through periodic reporting procedures and examinations. The quarterly and annual financial reports to the state insurance regulators utilize accounting principles which are different from the generally accepted accounting principles we use in our reports to shareholders. Statutory accounting principles, in keeping with the intent to assure the protection of policyholders, are generally based on a liquidation concept while generally accepted accounting principles are based on a going-concern concept.

Houston Casualty is domiciled in Texas. It operates on an admitted basis in Texas and may write reinsurance on all lines of business that it may write on a direct basis. Houston Casualty is an accredited reinsurer in 35 states and an approved surplus lines insurer or is otherwise permitted to write surplus lines insurance in 46 states, three United States territories and the District of Columbia. When a reinsurer obtains accreditation from a particular state, insurers within that state are permitted to obtain statutory credit for risks ceded to the reinsurer. Surplus lines insurance is offered by non-admitted companies on risks which are not insured by admitted companies. All surplus lines insurance is required to be written through licensed surplus lines insurance brokers, who are required to be knowledgeable of and follow specific state laws prior to placing a risk with a surplus lines insurer.

Houston Casualty operates a branch office in London, England which is subject to regulation by regulatory authorities in the United Kingdom. Avemco Insurance is domiciled in Maryland and operates as a licensed admitted insurer in all states, the District of Columbia, and all Canadian provinces except Quebec. U.S. Specialty is domiciled in Texas and operates as a licensed admitted insurer in all states and the District of Columbia. HCC Life is domiciled in Indiana, and operates as a licensed admitted insurer in 41 states and the District of Columbia.

State insurance regulations also affect the payment of dividends and other distributions by insurance companies to their shareholders. Generally, insurance companies are limited by these regulations to the payment of dividends above a specified level. Dividends in excess of those thresholds are "extraordinary dividends" and subject to prior regulatory approval.

  Underwriting Agency and Intermediary Subsidiaries

In addition to the regulation of insurance companies, the states impose licensing and other requirements on the insurance agency and service operations of our other subsidiaries. These regulations relate primarily to:

     - licensing as agents, brokers, intermediaries, managing general agents or third party administrators;

     - contractual requirements;

     - recordkeeping requirements;

     - limitations on authority;

     - advertising and business practice rules; and

     - financial security.

The manner of operating our underwriting agency and intermediary activities in particular states may vary according to the licensing requirements of the particular state, which may require, among other things, that we operate in the state through a local corporation. In a few states, licenses are issued only to individual residents or locally-owned business entities. In such cases, we may have arrangements with residents or business entities licensed to act in the state.

  Statutory Accounting Principles

The principal differences between statutory accounting principles, also referred to as SAP, and generally accepted accounting principles, also referred to as GAAP, the method by which we report our financial results to our shareholders in accordance with SEC requirements, are:

     - fixed-income investments classified as available for sale are recorded at market value for GAAP and at amortized cost under SAP;

     - under SAP, policy acquisition costs are expensed as incurred and under GAAP such costs are deferred and amortized to expense as the related premium is earned;

     - deferred taxes are not provided under SAP;

     - certain assets which are considered "non-admitted assets" are eliminated from a balance sheet prepared in accordance with SAP and included in a balance sheet prepared in accordance with generally GAAP;

     - certain reserves are recognized under SAP but not under GAAP; and

     - reinsurance balances are recorded on a gross basis under GAAP and on a net basis under SAP.

The NAIC adopted Statements of Statutory Accounting Principles in March, 1998 as a product of its attempt to codify statutory accounting principles. Although subject to adoption by the individual states, an effective date of January 1, 2001 was established for implementation of the statements. Prior to the codification project, a comprehensive guide to statutory accounting principles did not exist. The codification is new and will evolve over time. We are in the process of reviewing the statutory accounting principles as currently published to determine the effect their adoption may have on the statutory policyholders' surplus and net income of our insurance company subsidiaries.

  Insurance Holding Company Acts

Because we are an insurance holding company, we are subject to the insurance holding company system regulatory requirements of the states of California, Indiana, Maryland, Missouri, Pennsylvania and Texas. Under these regulations, we are required to report information regarding our capital structure, financial condition and management. We are also required to provide prior notice to, or seek the prior approval of insurance regulatory authorities of certain agreements and transactions between our affiliated companies. These agreements and transactions must satisfy certain regulatory requirements.

  Risk-Based Capital

The NAIC has developed a formula for analyzing insurance companies called risk-based capital. The risk-based capital formula is intended to establish "minimum" capital thresholds that vary with the size and mix of a company's business and assets. It is designed to identify companies with the capital levels that may require regulatory attention. As of December 31, 1999, each of our domestic insurance company subsidiaries' total adjusted capital is significantly in excess of the NAIC authorized control level risk-based capital.

  Insurance Regulatory Information System

The NAIC has also developed a rating system, the Insurance Regulatory Information System, primarily intended to assist state insurance departments in overseeing the financial condition of all insurance companies operating within their respective states. The Insurance Regulatory Information System consists of eleven key financial ratios that address various aspects of each insurer's financial condition and stability. Our insurance company subsidiaries Insurance Regulatory Information System ratios generally fall within the usual prescribed ranges except in satisfactorily explainable circumstances such as when there is a large reinsurance transaction, capital change, merger or planned growth.

  Pending or Proposed Legislation

In recent years, state legislatures have considered or enacted laws that modify and, in many cases, increase state authority to regulate insurance companies and insurance holding company systems. State insurance regulators are members of the NAIC, which seeks to promote uniformity of, and to enhance the state regulation of, insurance. In addition, the NAIC and state insurance regulators, as part of the NAIC's state insurance department accreditation program and in response to new federal laws, have re-examined existing state laws and regulations, specifically focusing on insurance company investments, issues relating to the solvency of insurance companies, licensing and market conduct issues, streamlining agent licensing and policy form approvals, adoption of privacy rules for handling policyholder information, interpretations of existing laws, the development of new laws, and the definition of extraordinary dividends.

In recent years, a variety of measures have been proposed at the federal level to reform the current process of federal and state regulation of the financial services industries in the United States, which include the banking, insurance and securities industries. These measures, which are often referred to as financial services modernization, have as a principal objective the elimination or modification of current regulatory barriers to cross-industry combinations involving banks, securities firms and insurance companies. A form of financial services modernization legislation was enacted at the federal level in 1999 through the Gramm-Leach-Bliley Act. That federal legislation will have significant implications on the banking, insurance and securities industries and could result in more cross-industry consolidations among banks, insurance companies and securities firms and increased competition in many of the areas of our operations. It also mandated the adoption of laws allowing reciprocity among the states in the licensing of agents and the adoption of laws and regulations dealing with the protection of the privacy of policyholder information. Also, the federal government has conducted investigations of the current condition of the insurance industry in the United States to determine whether to impose overall federal regulation of insurers. In the past several years there have been a number of recommendations that the industry's anti-trust exemption be removed and the industry placed under federal regulation. If so, we believe state regulation of the insurance business would likely continue. This could result in an additional layer of federal regulation.

We do not know at this time the full extent to which these federal or state legislative or regulatory initiatives will or may affect our operations, and no assurance can be given that they would not, if adopted, have a material adverse effect on our business or its results of operations.

EMPLOYEES

As of June 30, 2000, we had 1,080 employees. The employees include 5 executive officers, 23 senior management, 113 management and 939 other personnel. Of this number, 175 are employed by our insurance company subsidiaries, 577 are employed by our underwriting agency subsidiaries, 122 are employed by our intermediary subsidiaries, 120 are employed by our insurance services subsidiaries and 86 are employed at the corporate headquarters and elsewhere. We are not a party to any collective bargaining agreement and have not experienced work stoppages or strikes as a result of labor disputes. We consider our employee relations to be very good.

PROPERTIES

Our principal and executive offices are located in Houston, Texas, in an approximately 51,000 square foot building owned by Houston Casualty. Houston Casualty also owns a 77,000 square foot building, acquired in 1998, adjacent to its home office building. We also maintain offices in over 40 locations elsewhere in the United States and England. The majority of these additional locations are in leased facilities.

Besides our home office, our principal office facilities are as follows:

SUBSIDIARY                                  LOCATION           SQUARE FOOTAGE   LEASE TERMINATION DATE
----------                                  --------           --------------   ----------------------
Avemco Insurance..................  Frederick, Maryland            40,000       Owned
HCC Aviation......................  Dallas, Texas                  40,000       March 31, 2004
HCC Benefits......................  Costa Mesa, California         22,000       March 31, 2007
                                    Atlanta, Georgia               21,000       January 31, 2006
HCC Employee Benefits.............  Houston, Texas                 27,000       August 31, 2001 and
                                                                                October 31, 2002
HCC Employer Services.............  Northbrook, Illinois           19,000       April 1, 2005
                                    Montgomery, Alabama            21,000       January 1, 2006
LDG Re............................  Wakefield, Massachusetts       34,000       October 31, 2001
Rattner MacKenzie.................  London, England                15,000       September 29, 2003

LEGAL PROCEEDINGS

We are party to numerous claims and lawsuits that arise in the normal course of our business. Many of such claims or lawsuits involve claims under policies that we underwrite as an insurer or reinsurer. We believe the resolution of these lawsuits or claims will not have a material adverse effect on our financial condition, results of operations or cash flows.

                       RATIO OF EARNINGS TO FIXED CHARGES

The ratio of our earnings to our fixed charges for the periods indicated are as follows:

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                      ----------------------------------------
                                                      1999    1998     1997     1996     1995
                                                      ----    -----    -----    -----    -----
Ratio of earnings to fixed charges..................  3.49    15.42    11.10     9.32     6.83

For these ratios, earnings consist of income before interest expense, estimated interest factor (33.3%) of rental expense and income taxes. Fixed charges consist of interest expense, including amounts capitalized and estimated interest factor (33.3%) of rental expense.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

The junior subordinated debentures that we issue to an HCC Trust will be our direct unsecured general obligations. Only junior subordinated debt securities will be issued to the HCC Trusts. The debt securities will be issued in one or more series under the indenture between HCC and First Union National Bank, as trustee and under our resolution authorizing the particular series.

Selected provisions of the indenture are summarized below. This summary is not complete. The form of the indenture and a form of amended and restated trust agreement are filed as exhibits to the registration statement of which this prospectus is a part. The amended and restated trust agreement for each series also has been or will be filed or incorporated by reference as an exhibit to the registration statement. You should read the indenture and the applicable amended and restated trust agreement for provisions that may be important to you. The summary includes references to section numbers in the indenture so that you can easily find those provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indenture. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision.

GENERAL

The indenture does not significantly limit our operations. In particular, it does not:

     - limit the amount of debt securities that we can issue under the indenture;

     - limit the number of series of debt securities that we can issue from time to time;

     - restrict the total amount of debt that we or our subsidiaries may incur;
       or

     - contain any covenant or other provision that is specifically intended to afford any holder of the debt securities special protection in the event of highly leveraged transactions or any other transactions resulting in a decline in our ratings or credit quality.

As of the date of this prospectus, there are no debt securities outstanding under the indenture. The ranking of a series of debt securities with respect to all of our indebtedness will be established by the securities resolution creating the series.

Although the indenture permits the issuance of debt securities in other forms or currencies, the debt securities covered by this prospectus will only be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement.

TERMS

A prospectus supplement and a securities resolution relating to the offering of any series of debt securities will include specific terms relating to the offering. The terms will include some or all of the following:

     - the designation, aggregate principal amount, currency or composite currency (if other than U.S. dollars) and denominations of the debt securities;

     - the price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;

     - the maturity date and other dates, if any, on which the principal of the debt securities will be payable;

     - the interest rate or rates, if any, or method of calculating the interest rate or rates which the debt securities will bear;

     - the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest; the manner of paying principal and interest on the debt securities; the place or places where principal and interest will be payable;

     - the terms of any mandatory or optional redemption of the debt securities by us, including any sinking fund, the terms of any conversion or exchange right; the terms of any redemption of debt securities at the option of holders; any tax indemnity provisions;

     - the portion of principal payable upon acceleration of the maturity date of any debt security;

     - whether and upon what terms debt securities may be defeased (which means that we would be discharged from its obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series);

     - whether any events of default or covenants in addition to or instead of those set forth in the indenture apply; provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

     - any provisions relating to extending or shortening the date on which the principal and premium, if any, of the debt securities of the series is payable;

     - any provisions relating to the deferral of payment of any interest;

     - the terms of any right to convert or exchange the debt securities into any other of our securities or property;

     - if the series of debt securities is to be issued to an HCC Trust, the forms of the related trust agreement and guarantee agreement;

     - the additions or changes, if any, to the indenture with respect to that series of debt securities to permit or facilitate the issuance of that series of debt securities to an HCC Trust; and

     - any other terms not inconsistent with the provisions of the indenture, including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities. (Section 3.1).

We may issue debt securities of any series in such form and in such denominations as we specify in the securities resolution and prospectus supplement for the series. (Section 2.1).

A holder of registered debt securities may request registration of a transfer upon surrender of the debt security being transferred at any agency or office that we maintain for that purpose and upon fulfillment of all other requirements of the agent.

CERTAIN COVENANTS

Any restrictive covenants that may apply to a particular series of debt securities will be described in the related prospectus supplement.

SUBORDINATION

The indenture provides that the debt securities will be subordinated and junior in right of payment to all of our Senior Debt (as defined below). This means that no payment of principal, including redemption payments, premium, if any, or interest on the debt securities may be made if:

     - any of our Senior Debt has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or waived or ceased to exist; or

     - the maturity of any of our Senior Debt has been accelerated because of a default.

Upon any distribution of our assets to creditors upon any termination, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all of our Senior Debt must be paid in full before the holders of debt securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to all of our Senior Debt then outstanding, the rights of the holders of the debt securities will be subrogated to the rights of the holders of our Senior Debt to receive payments or distributions applicable to Senior Debt until all amounts owing on the debt securities are paid in full.

The term "Senior Debt" means:

          (1) the principal, premium, if any, and interest in respect of (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us;

          (2) all capital lease obligations of ours;

          (3) all obligations of ours issued or assumed as the deferred purchase price of property, all conditional sale obligations of ours and all obligations of ours under any conditional sale or title retention agreement, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

          (4) all obligations, contingent or otherwise, of ours in respect of any letters of credit, banker's acceptance, security purchase facilities or similar credit transactions;

          (5) all obligations in respect of interest rate swap, cap, floor, collar or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

          (6) any indebtedness between or among us and our affiliates, except as provided in 8(b) below;

          (7) all obligations of the type referred to in clauses (1) through (6) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

          (8) all obligations of the type referred to in clauses (1) through (7) above of other persons secured by any lien on any property or asset of ours, whether or not such obligation is assumed by such obligor, except for

             (a) any such indebtedness that by its terms ranks equally with, or junior to, the debt securities; and

             (b) any indebtedness between or among us or our affiliates relating to other debt securities and guarantees in respect of those debt securities, issued to (i) any HCC Trust or a trustee of such HCC Trust or (ii) any other trust, or a trustee of such trust, partnership or other entity affiliated with HCC that is a financing vehicle of ours in connection with the issuance by such financing vehicle of preferred securities or other securities guaranteed by us pursuant to an instrument that ranks equally with, or junior to, the guarantee.

Such Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

SUCCESSOR OBLIGOR

The indenture provides that, unless otherwise specified in the securities resolution establishing a series of debt securities, we will not consolidate with or merge into, or transfer all or substantially all of our assets to, another company, unless:

     - that company is organized under the laws of the United States or any state or the District of Columbia;

     - that company assumes by supplemental indenture all of our obligations under the indenture and the debt securities;

     - all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and

     - immediately after the transaction no default exists under the indenture. (Section 8.1).

The successor shall be substituted for us as if it had been an original party to the indenture, the trust agreements and the debt securities. Thereafter the successor may exercise our rights and powers under the indenture, the trust agreements and the debt securities, and all of our obligations under those documents will terminate. (Section 8.2)

EXCHANGE OF DEBT SECURITIES

Registered debt securities may be exchanged for an equal principal amount of registered debt securities of the same series and date of maturity in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency HCC maintains for that purpose and upon fulfillment of all other requirements set forth in the indenture. (Section 3.6)

DEFAULTS

Unless the securities resolution establishing the series provides for different events of default, in which event the prospectus supplement will describe the change, an event of default with respect to a series of debt securities will occur if:

     - We default in any payment of interest on any debt securities of that series when the payment becomes due and payable and the default continues for a period of 30 days;

     - We default in the payment of the principal and premium, if any, of any debt securities of the series when those payments become due and payable at maturity or upon redemption, acceleration or otherwise;

     - We default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of the series as required by the securities resolution establishing the series and the default continues for a period of 30 days;

     - We default in the performance of any of our other agreements applicable to the series and the default continues for 90 days after the notice specified below;

     - We file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

     - any other event of default specified in the prospectus supplement occurs. (See Section 5.1)

A default under the indenture means any event which is, or after notice or passage of time would be, an event of default under the indenture. A default under the fourth bullet point above is not an event of default until the trustee or the holders of at least 25% in principal amount of the debt securities of a series notify us of the default and we do not cure the default within the time specified after receipt of the notice. (Section 5.1)

REMEDIES

If an event of default occurs under the indenture with respect to any series of debt securities and is continuing, the trustee by notice to us or (except as provided in the next sentence) the holders of at least 25% in principal amount of the series by notice both to us and to the trustee, may declare the principal of and accrued interest on all the debt securities of the series to be due and payable immediately. In the case of a series of junior subordinated debentures issued to an HCC Trust, if, upon an event of default, the trustee or the other holders, if any, together holding not less than 25% in aggregate principal amount of that series, fail to declare the principal of all the debt securities of that series to be immediately due and payable, then the holders of 25% in aggregate liquidation amount of the capital securities issued by the HCC Trust then outstanding shall have the right to do so by notice to us and to the trustee.

Except as provided in the next sentence, the holders of a majority in principal amount of a series of debt securities, by notice to the trustee, may rescind an acceleration and its consequences if certain conditions are met, including:

     - We pay or deposit with the indenture trustee a sum sufficient to pay:

      - all overdue interest,

      - the principal of and any premium which have become due other than by the declaration of acceleration and overdue interest on those amounts,

      - any overdue sinking fund payments and overdue interest on such payments,

      - interest on overdue interest to the extent lawful, and

      - all amounts otherwise due to the indenture trustee under the indenture;

     - the rescission would not conflict with any judgment or decree;

     - all existing events of default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

In the case of a series of junior subordinated debentures issued to an HCC Trust, the holders of a majority in aggregate liquidation amount of the capital securities issued by that HCC Trust then outstanding shall also have the right to rescind the acceleration and its consequences with respect to such series, subject to the same conditions set forth above. (Section 5.2)

If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the trustee and holders of the series. (Section 5.3)

In the case of a series of junior subordinated debentures issued to an HCC Trust, any holder of the outstanding capital securities issued by that HCC Trust shall have the right, upon the occurrence and continuance of an event of default with respect to that series following HCC's failure to pay timely interest, principal or premium as described above, to sue us directly. In that lawsuit the holder of the capital securities can force us to pay to the holder (instead of the HCC Trust) the principal of, and premium, if any, and interest on, junior subordinated debentures held by the HCC Trust having a principal amount equal to the aggregate principal amount of the capital securities held by that holder. (Section 5.8)

The trustee may require an indemnity satisfactory to it before it performs any duty or exercises any right or power under the indenture or the debt securities which if reasonably believes may expose it to any risk of loss or liability. (Section 6.1) With some limitations, holders of a majority in principal amount of the debt securities of a series may direct the trustee in its exercise of any trust or power with respect to that series. (Section 5.12) Except in the case of default in payment on a series, the trustee may withhold notice of any continuing default with respect to the debt securities of that series if it determines that withholding the notice is in the interest of holders of the series. (Section 6.2) HCC is required to furnish the trustee annually a brief certificate as to our compliance with all terms and conditions of the indenture. (Section 10.4)

The events of default specified in the indenture do not include a cross-default provision. Thus, except to the extent provided in the securities resolution establishing a series, a default by us on any other debt, including any other series of debt securities, would not constitute an event of default under the indenture (or in the case of an event of default as to any series, an event of default as to any other series

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

outstanding under the indenture). If a securities resolution provides for a cross-default provision, the prospectus supplement will describe the terms of that provision.

AMENDMENTS

Without the consent of any debt security holder, subject to certain limitations, we may amend the indenture by entering into one or more supplemental indentures of any of the following purposes:

     - to cure any ambiguity, omission, defect or inconsistency;

     - to provide for the assumption of our obligations to debt security holders by the surviving company in the event of a merger or consolidation requiring such assumption as described above under "-- Successor Obligor";

     - to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued;

     - to create a series of debt securities and establish its terms;

     - to provide for a separate trustee for one or more series of debt securities; or

     - to make any change that does not materially adversely affect the rights of any debt security holder. (Section 9.1)

Unless the securities resolution provides otherwise, in which event the prospectus supplement will describe the revised provision, we and the trustee may amend the indenture by entering into one or more supplemental indentures with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. However, without the consent of each debt security holder affected, no amendment may:

     - reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

     - reduce the interest on or change the time for payment of interest on any debt security (but this does not affect our right to elect to defer one or more payments of interest as described below under "-- Certain Provisions Relating to Junior Subordinated Debentures Issued to the HCC Trusts -- Option to Defer Interest Payment Date");

     - change the stated maturity of any debt security (subject to any right we may have retained in the securities resolution and described in the prospectus supplement);

     - reduce the principal of any debt security or, if less than the principal amount thereof, reduce the amount that would be due on acceleration of any debt security thereof;

     - change the currency in which the principal or interest on a debt security is payable;

     - make any change that materially adversely affects the right to convert or exchange any debt security; or

     - waive any default in payment of interest on or principal of a debt security. (Section 9.2)

In the case of a series of junior subordinated debentures issued to an HCC Trust, we are not permitted to amend the indenture if such amendment adversely affects the holders of the capital securities of that HCC Trust in any material respect, and no termination of the indenture shall occur, without the prior consent of the holders of not less than a majority in aggregate liquidation amount of the capital securities then outstanding unless and until the principal (and premium, if any) of the junior subordinated debentures of that series and all accrued and unpaid interest thereon have been paid in full. Furthermore, in the case of a series issued to an HCC Trust, no amendment can be made to the provisions of the indenture allowing holders of capital securities of that HCC Trust to sue directly following our failure to make timely payments on the junior subordinated debentures as described above without the prior consent of the holder of each capital security then outstanding unless and until the principal (and premium, if any) of the junior subordinated debentures of that series and all accrued and unpaid interest thereon have been paid in full. (Section 9.2)

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the securities resolution establishing the terms of the series provides otherwise. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the indenture ("legal defeasance"), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series ("covenant defeasance").

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise the legal defeasance option with respect to a series of debt securities, that series may not be accelerated because of an event of default. (Section 4.2) If we exercise the covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series. (Section 4.3)

To exercise either defeasance option as to a series of debt securities, we must:

     - irrevocably deposit in trust (the "defeasance trust") with the trustee or another trustee money or U.S. government obligations;

     - deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of the series to maturity or redemption, as the case may be; and

     - comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

U.S. government obligations are direct obligations of (a) the United States or
(b) an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case (a) or
(b), have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer's option. It also includes certificates representing an ownership interest in such obligations. (Section 4.4)

CERTAIN PROVISIONS RELATING TO JUNIOR SUBORDINATED DEBENTURES ISSUED TO THE HCC TRUSTS

General. The junior subordinated debentures that we issue to an HCC Trust may be issued in one or more series under the indenture with terms corresponding to the terms of a series of capital securities issued by that HCC Trust. The principal amount of the junior subordinated debentures that we issue to an HCC Trust will be equal to the aggregate stated liquidation amount of the capital securities and common securities of that HCC Trust. Concurrently with the issuance of each HCC Trust's capital securities, each HCC Trust will invest the proceeds from the sale of the capital securities and the consideration HCC pays for the common securities in a series of corresponding junior subordinated debentures that we will issue to that HCC Trust.

The prospectus supplement will describe specific terms relating to the offering of each series of junior subordinated debentures. See "Description Of Debt Securities -- Terms."

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

Unless otherwise specified in the applicable securities resolution, we will covenant, as to each series of junior subordinated debentures:

     - to maintain, directly or indirectly, 100% ownership of the common securities of the HCC Trust to which the corresponding junior subordinated debentures have been issued (provided that certain successors which are permitted pursuant to the indenture may succeed to our ownership of the common securities);

     - not to voluntarily terminate, wind-up or liquidate any HCC Trust, except:

      - in connection with a distribution of the junior subordinated debentures to the holders of the capital securities in liquidation of the HCC Trust; or

      - in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement; and

     - to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause such HCC Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

For additional covenants relating to payment of expenses of the HCC Trusts, see "Description of Capital Securities -- Payment of Expenses."

Option to Defer Interest Payment Date. Unless otherwise stated in the applicable prospectus supplement, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures issued to an HCC Trust to defer payments of interest by extending the interest payment period for a specified number of consecutive periods. No deferral period may extend beyond the maturity date of that series of junior subordinated debentures. We may pay at any time all or any portion of the interest accrued to that point during a deferral period. At the end of the deferral period or at a redemption date, we will be obligated to pay all interest accrued and unpaid (together with interest on the unpaid interest to the extent permitted by applicable law). United States federal income tax consequences and special considerations applicable to any junior subordinated debentures issued to an HCC Trust for which a deferral period has been elected will be described in the applicable prospectus supplement. During any deferral period, or while we are in default, we will be restricted in our ability to make payments or incur obligations related to its capital stock or debt securities ranking equal to or below the junior subordinated debentures. See "-- Restrictions on Certain Payments."

Prior to the termination of any deferral period, we may extend the interest payment period, and, after the termination of any deferral period and the payment of all amounts due, we may decide to begin a new deferral period. However, the deferral period may not extend beyond the maturity date of the junior subordinated debentures.

If the trustee is the sole holder of the series of junior subordinated debentures held by the HCC Trust, we will give the trustee and the issuer trustees of the HCC Trust notice of our selection of any deferral period one business day prior to the earlier of:

     - the next date distributions on the capital securities are payable; or

     - the date the HCC Trust is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of its capital securities of the record date or the date any distribution on the capital securities is payable.

If the property trustee is not the sole holder of the series of junior subordinated debentures, we will give the holders of the junior subordinated debentures notice of our selection of any deferral period ten business days prior to the earliest of:

     - the next interest payment date; or

     - the date upon which we are required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the junior subordinated debentures of the record or payment date of any related interest payment.

Redemption. The junior subordinated debentures and the applicable securities resolution will provide the terms upon which we can redeem the junior subordinated debentures at our option, and will specify a date prior to which we will not be allowed to redeem the junior subordinated debentures, and after which we will have the right to redeem the junior subordinated debentures, in whole or in part, upon not less than 30 days nor more than 60 days notice to the holder of the junior subordinated debentures at a redemption price or prices stated in the applicable prospectus supplement.

If the junior subordinated debentures are redeemed only in part, they will be redeemed pro rata or by lot or by any other method selected by the trustee. If a partial redemption of the junior subordinated debentures would result in delisting from any national securities exchange or other self-regulatory organization on which the capital securities of the HCC Trust holding the junior subordinated debentures are then listed, we will not be permitted to effect a partial redemption and may only redeem the junior subordinated debentures as a whole.

Except as otherwise specified in the applicable prospectus supplement and subject to the provisions of the applicable securities resolution, if a Tax Event (as defined below) or an Investment Company Event (as defined below) in respect of an HCC Trust occurs and is continuing, HCC has the option to redeem the junior subordinated debentures held by that HCC Trust, in whole, but not in part, at any time within 90 days thereafter. If the applicable HCC Trust is the holder of all outstanding junior subordinated debentures, the proceeds of the redemption will be used by the HCC Trust to redeem its capital securities and common securities in accordance with their terms.

However, in the case of an occurrence of a Tax Event or an Investment Company, if we can eliminate, within the 90 day period, such event by taking some action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on us, the relevant HCC Trust or the holders of the capital securities or the common securities, we will pursue that action instead of redemption. We will have no right to redeem the junior subordinated debentures while such HCC Trust or the property trustee is pursuing any similar action based on its obligations under the trust agreement.

"Tax Event" means that the applicable HCC Trust will have received an opinion of counsel (which may be counsel to HCC or an affiliate) experienced in such matters to the effect that, as a result of any

     - amendment to, or change (including any announced proposed change) in the laws or any regulations under the laws of the United States or any political subdivision or taxing authority, or

     - official administrative pronouncement or judicial decision interpreting or applying the laws or regulations stated above whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or the HCC Trust, in each case which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable series of junior subordinated debentures pursuant to the applicable securities resolution, there is more than an insubstantial risk that:

     - the HCC Trust is, or will be within 90 days of the date of the opinion of counsel, subject to United States Federal income tax with respect to income received or accrued on the junior subordinated debentures;

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

     - interest we pay on the corresponding junior subordinated debentures is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for United States Federal income tax purposes; or

     - the HCC Trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

"Investment Company Event" means that the applicable HCC Trust will have received an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, courts, governmental agency or regulatory authority on or after the date of original issuance of the capital securities by the HCC Trust, the HCC Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended.

Restrictions on Certain Payments. Unless otherwise provided in the applicable prospectus supplement, we will promise, as to each series of junior subordinated debentures issued to an HCC Trust, that it will not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock;

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities (including other junior subordinated debentures) that rank equally with or junior in interest to the junior subordinated debentures; or

     - make any guarantee payments with respect to any of the debt securities of any of its subsidiaries if the guarantee ranks equally with or junior in interest to the junior subordinated debentures;

other than:

     - dividends or distributions payable in its common stock;

     - payments under any guarantee relating to the capital securities of an HCC Trust;

     - purchases of common stock related to the issuance of common stock under any employment agreement or benefit plan for its directors, officers or employees; and

     - obligations under any dividend reinvestment plan or stock purchase plan.

These restrictions apply only if:

     - at that time an event has occurred that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the indenture with respect to the junior subordinated debentures of that series and (b) HCC shall not have taken reasonable steps to cure the event;

     - the junior subordinated debentures are held by an HCC Trust and we are in default with respect to payment of any obligations under the guarantee relating to the capital securities of that HCC Trust; or

     - we shall have given notice of its intention to begin an interest deferral period and have not rescinded the notice, or any deferral period is continuing.

REGARDING THE TRUSTEE

First Union National Bank will act as trustee and registrar for registration and transfer of debt securities issued under the indenture. (Section 3.6) The trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not the trustee.

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

                       DESCRIPTION OF CAPITAL SECURITIES

The following section describes the general terms and provisions of the capital securities to which any prospectus supplement may relate. The particular terms of the capital securities offered by any HCC Trust and the extent to which any of these general provisions do not apply to its capital securities will be described in the prospectus supplement relating to that HCC Trust and its capital securities.

The capital securities will represent undivided beneficial ownership interests in the assets of an HCC Trust. The holders of the capital securities of an HCC Trust will be entitled to a preference over holders of the common securities of such HCC Trust in certain circumstances with respect to distributions and amounts payable on redemption or liquidation. Holders of capital securities will also have certain other benefits as described in the corresponding trust agreement.

HCC has summarized selected provisions of the capital securities and each trust agreement below. This summary is not complete. The form of trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the form of trust agreement for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. Each of the HCC Trusts is a legally separate entity, and the assets of one are not available to satisfy the obligations of the other.

GENERAL

The capital securities of an HCC Trust will rank equally, and payments on the capital securities will be made pro rata, with the common securities of that HCC Trust except as described under "-- Subordination of Common Securities." Legal title to the junior subordinated debentures issued to an HCC Trust will be held by the property trustee in trust for the benefit of the holders of the capital securities of that HCC Trust and for HCC as holder of the common securities of that HCC Trust. Each guarantee agreement HCC executes for the benefit of the holders of an HCC Trust's capital securities will be a guarantee on a junior subordinated basis with, but will not guarantee payment of distributions or amounts payable on redemption or liquidation of, such capital securities if the HCC Trust does not have funds available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

Distributions on the capital securities will be cumulative, will accumulate from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. Except as specified in the applicable prospectus supplement, in the event that any date on which distributions are payable on the capital securities is not a business day, payment of the distribution will be made on the next succeeding day that is a business day (without any interest or other payment in respect of the delay), with the same force and effect as if made on the originally specified date. However, if the next business day is in the next calendar year, payment of distributions will be made on the preceding business day. Each date on which distributions are payable is referred to in this prospectus as a distribution date.

An HCC Trust's capital securities represent undivided beneficial ownership interests in the assets of that HCC Trust. The distributions on each capital security will be payable at a rate specified in the prospectus supplement for that capital security. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of capital securities are entitled will accumulate interest at the rate per annum specified in the applicable prospectus supplement. Distributions on capital securities as used in this prospectus includes these additional distributions unless otherwise stated.

The revenue of each HCC Trust available for distribution to holders of its capital securities will be limited to payments it receives from us under the junior subordinated debentures it owns. Each HCC Trust will invest the proceeds from the issuance and sale of its common securities and capital securities in the corresponding junior subordinated debentures, and it will have no other assets. See "Description of Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the HCC Trusts."

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

If we do not make interest payments on the junior subordinated debentures held by an HCC Trust, the property trustee will not have funds available to pay distributions on the capital securities of that HCC Trust. We have guaranteed the payment of distributions (if and to the extent the HCC Trust has funds legally available for the payment of distributions and cash sufficient to make the payments) on a limited basis as set forth herein under "Description of Guarantees."

We may defer interest on any series of junior subordinated debentures for a specified number of consecutive interest payment periods. See "Description of Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the HCC Trustee -- Option to Defer Interest Payment Date." If HCC defers interest payments on the corresponding junior subordinated debentures held by an HCC Trust, the HCC Trust will defer payments on its capital securities.

Distributions on the capital securities will be payable to the holders as they appear on the register of the HCC Trust on the relevant record dates, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and to the provisions of the applicable trust agreement, each distribution payment will be made as described under "Book-Entry Issuance." In the event any capital securities are not in book-entry form, the relevant record date for such capital securities shall be a date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

PAYMENT OF EXPENSES

Pursuant to the indenture, we have agreed to pay all debts and obligations (other than distributions on the common securities and capital securities) and all costs and expenses of the HCC Trusts and to pay any and all taxes, duties, assessments or other governmental charges (other than United States withholding taxes) imposed by the United States or any other taxing authority. This includes, but is not limited to, all costs and expenses relating to the organization of the HCC Trusts, the fees and expenses of the property trustee, the Delaware trustee and the administrators and all costs and expenses relating to the operation of the HCC Trusts. As a result, the net amounts received and retained by an HCC Trust after paying these fees, expenses, debts and obligations will be equal to the amounts the HCC Trust would have received and retained had no fees, expenses, debts and obligations been incurred by or imposed on it. Our promise to pay these obligations is for the benefit of, and shall be enforceable by, any creditor to whom the fees, expenses, debts and obligations are owed, whether or not the creditor has received notice of the promise. Any creditor may enforce these obligations directly against us, and we have agreed to irrevocably waive any right or remedy that would otherwise require that any creditor take any action against the HCC Trust or any other person before proceeding against us. We will execute such additional agreements as may be necessary to give full effect to these promises.

REDEMPTION OR EXCHANGE

If we repay or redeem, in whole or in part, any junior subordinated debentures that have been issued to an HCC Trust, whether at maturity or earlier, the proceeds from the repayment or redemption shall be applied by the property trustee to redeem a like amount of the capital securities and the common securities of that HCC Trust. The property trustee will give you at least 30 but no more than 60 days notice, and the redemption price will be equal to the sum of:

     - the aggregate liquidation amount of the capital securities and common securities being redeemed; plus

     - accumulated but unpaid distributions on to the redeemed capital securities and common securities to the date of redemption; plus

     - the related amount of the premium, if any, that we pay upon the concurrent redemption of corresponding junior subordinated debentures.

See "Description of Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the HCC Trusts -- Redemption."

If we are repaying or redeeming less than all of any series of junior subordinated debentures held by an HCC Trust on a redemption date, then the proceeds from the repayment or redemption shall be allocated to redeem the capital securities and common securities issued by that HCC Trust, pro rata. The amount of premium, if any, that HCC pays to redeem all or any part of any series of junior subordinated debentures held by an HCC Trust will also be allocated pro rata to the redemption of the capital securities and common securities issued by that HCC Trust.

We will have the right to redeem any series of junior subordinated debentures:

     - subject to the conditions described under "Description Of Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the HCC Trusts -- Redemption"; or

     - as may be otherwise specified in the applicable prospectus supplement.

We have the right to terminate an HCC Trust at any time and, after satisfaction of any liabilities to creditors of that HCC Trust as provided by applicable law, to cause the junior subordinated debentures owned by that HCC Trust to be distributed to the holders of the capital securities and common securities in liquidation of that HCC Trust.

If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of junior subordinated debentures at the time that we exercise our right to elect to terminate an HCC Trust and cause the junior subordinated debentures held by that HCC Trust to be distributed to the holders of the capital securities and common securities in liquidation of that HCC Trust. However, we can extend the maturity only if the conditions specified in the applicable prospectus supplement are met at the time the election is made and at the time of the extension.

After the liquidation date fixed for any distribution of junior subordinated debentures to the holders of any series of capital securities:

     - that series of capital securities will no longer be deemed to be outstanding;

     - The Depository Trust Company ("DTC") or its nominee, as the record holder of the capital securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered in the distribution;

     - We shall use our reasonable efforts to list the junior subordinated debentures on the NYSE or on such other exchange, interdealer quotation system or self-regulatory organization as such capital securities are then listed; and

     - any certificates representing that series of capital securities not held by DTC or its nominee will be deemed to represent the junior subordinated debentures having a principal amount equal to the stated liquidation amount of that series of capital securities, bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on that series of capital securities until the certificates are presented to the administrators or their agent for transfer or reissuance.

We cannot predict the market prices for the capital securities or the junior subordinated debentures that may be distributed in exchange for capital securities. As a result, the capital securities that an investor may purchase, or the junior subordinated debentures that an investor may receive on termination and liquidation of an HCC Trust, may trade at a lower price than the investor paid to purchase the capital securities.

REDEMPTION AND EXCHANGE PROCEDURES

Any capital securities that are redeemed on any redemption date will be redeemed with the proceeds received by the HCC Trust from the contemporaneous redemption of the junior subordinated debentures held by that HCC Trust. Redemptions of the capital securities will be made and the redemption price will be payable on each redemption date only to the extent that the related HCC Trust has cash on hand available for the payment of such redemption price. See
"-- Subordination of Common Securities."

If an HCC Trust gives a notice of redemption in respect of its capital securities, then, by 12:00 noon, New York City time, on the redemption date, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price to the extent funds are available. The property trustee will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such capital securities. See "Book-Entry Issuance." If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the capital securities upon surrender of the certificates evidencing their capital securities.

Except as specified in the applicable prospectus supplement, in the event that any date fixed for redemption of capital securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any delay). However, if the next business day is in the next calendar year, the redemption price will be payable on the preceding business day. In the event that payment of the redemption price in respect of capital securities called for redemption is improperly withheld or refused and not paid either by the HCC Trust or by HCC pursuant to the guarantee as described under "Description of Guarantees," then:

     - distributions on those capital securities will continue to accrue at the then applicable rate from the redemption date originally established by the HCC Trust for those capital securities to the date the redemption price is actually paid; and

     - the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debentures to holders of capital securities will be made to the applicable record holders thereof as they appear on the register for the capital securities on the relevant record date. The record date will be one business day prior to the relevant redemption date or liquidation date, as applicable, except that if any capital securities are not in book-entry form, the relevant record date for those capital securities shall be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

If an HCC Trust redeems less than all of its capital securities and common securities, then the aggregate liquidation amount of capital securities and common securities to be redeemed will be allocated pro rata between the capital securities and the common securities based upon their respective aggregate liquidation amounts. Within 60 days of the redemption date, the property trustee will select the capital securities to be redeemed from among the outstanding capital securities not previously called for redemption. The property trustee may use any method of selection it deems to be fair and reasonable.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of capital securities or common securities to be redeemed at the holder's registered address.

Unless we default in payment of the redemption price on the junior subordinated debentures, on and after the redemption date, interest ceases to accrue on the junior subordinated debentures or portions thereof (and distributions cease to accrue on the capital securities or portions thereof issued by the HCC Trust that holds such junior subordinated debentures) called for redemption.

If notice of redemption has been given and funds deposited as required, then upon the date of such deposit all rights of the holders of the capital securities called for redemption will cease, except the right to receive the redemption price, but without interest on the redemption price, and the capital securities will cease to be outstanding.
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

SUBORDINATION OF COMMON SECURITIES

Payment of distributions on, and the redemption price of, each HCC Trust's capital securities and common securities, as applicable, generally shall be made pro rata based upon their respective aggregate liquidation amounts. However, if on any distribution date or redemption date an event of default with respect to any junior subordinated debenture held by an HCC Trust has occurred and is continuing, then:

     - We shall not pay any distribution on, or redemption price of, any of the HCC Trust's common securities, and we can not make any other payment on account of the redemption, liquidation or other acquisition of such common securities, unless

      - all accumulated and unpaid distributions on all of the HCC Trust's outstanding capital securities are paid in full in cash for all distribution periods terminating on or prior to any payment on the common securities,

      - in the case of a payment of the redemption price, the full amount of the redemption price on all of the HCC Trust's outstanding capital securities then called for redemption shall have been paid or provided for, and

      - all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the HCC Trust's capital securities then due and payable.

In the case of any event of default with respect to any junior subordinated debentures held by an HCC Trust, HCC (as holder of the HCC Trust's common securities) will be deemed to have waived any right to act with respect to the event of default under the applicable trust agreement until the effect of all events of default with respect to such capital securities has been cured, waived or otherwise eliminated. Until any events of default under the applicable trust agreement with respect to the capital securities have been cured, waived or otherwise eliminated, the property trustee is required to act solely on behalf of the holders of the capital securities and not on our behalf as holder of the HCC Trust's common securities, and only the holders of such capital securities will have the right to direct the property trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

Pursuant to each trust agreement, each HCC Trust will automatically terminate upon the expiration of its term or on the first to occur of:

     - specified events relating to our bankruptcy, dissolution or liquidation;

     - our written direction to the property trustee, as depositor, to dissolve the HCC Trust and distribute the corresponding junior subordinated debentures to the holders of the capital securities in exchange for the capital securities (which direction is optional and wholly within our discretion as depositor);

     - the redemption of all of the HCC Trust's capital securities and common securities; and

     - the entry of an order for the dissolution of the HCC Trust by a court of competent jurisdiction.

If an early termination occurs for any reason other than the redemption of all of the capital securities and common securities, the HCC Trust will be liquidated by the property trustee as expeditiously as the issuer trustees determine to be possible. Except as provided in the next sentence, the issuer trustees will distribute (after satisfaction of any liabilities to creditors of such HCC Trust as provided by applicable law) to the holders of such capital securities and common securities a like amount of the corresponding junior subordinated debentures. However, if such a distribution is determined by the property trustee not to be practical, the holders of the capital securities will be entitled to receive out of the assets of the HCC Trust available for distribution to holders (after satisfaction of any liabilities to creditors of the HCC Trust as provided by applicable law) a liquidation distribution in an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions thereon to the date of payment. If the liquidation
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

distribution can be paid only in part because the HCC Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the HCC Trust on its capital securities will be paid on a pro rata basis.

As the holder of the HCC Trust's common securities, we will be entitled to receive distributions upon any liquidation pro rata with the holders of its capital securities. However, if an event of default relating to the junior subordinated debentures held by an HCC Trust has occurred and is continuing, that HCC Trust's capital securities will have a priority over its common securities.

ADDITIONAL AMOUNTS

If at any time an HCC Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then HCC will be required to pay additional amounts on the junior subordinated debt securities. The additional amounts will be sufficient so that the net amounts received and retained by the HCC Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the HCC Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the HCC Trust will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges.

EVENTS OF DEFAULT; NOTICE

Any one of the following events constitutes a "trust event of default" under each trust agreement with respect to the capital securities issued by an HCC Trust thereunder (whatever the reason for the trust event of default):

     - an event of default with respect to the junior subordinated debentures issued under the indenture to the HCC Trust occurs (see "Description of Debt Securities -- Defaults");

     - the property trustee does not pay any distribution within 30 days of its due date, provided that no deferral period is continuing;

     - the property trustee does not pay any redemption price of any trust security when it becomes due and payable;

     - the default by an issuer trustee in the performance, or breach, in any material respect, of any covenant or warranty of the issuer trustees in the trust agreement (other than a default in the payment of any distribution or any redemption price as provided above), and continuation of that default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting issuer trustee by the holders of at least 25% in aggregate liquidation preference of the outstanding capital securities of the applicable HCC Trust, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "notice of default" under the trust agreement.

Within 90 days after learning of the occurrence of any trust event of default, the property trustee is required to transmit notice of the trust event of default to the holders of the HCC Trust's capital securities, to the administrators and to HCC, as depositor, unless the trust event of default has been cured or waived.

If an event of default with respect to a corresponding junior subordinated debenture has occurred and is continuing, the capital securities shall have a preference over the common securities upon termination of the HCC Trust as described above. See "-- Liquidation Distribution upon Termination." The existence of a trust event of default with respect to an HCC Trust does not entitle the holders of capital securities issued by that HCC Trust to cause the redemption of the capital securities.

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

REMOVAL OF ISSUER TRUSTEES

We as the holder of the common securities of an HCC Trust may remove either issuer trustee at any time, unless an event of default with respect to junior subordinated debentures held by that HCC Trust has occurred and is continuing. If a trust event of default resulting from an event of default with respect to junior subordinated debentures held by that HCC Trust has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities of that HCC Trust. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrators: that right belongs exclusively to us as the holder of the common securities. No resignation or removal of an issuer trustee and no appointment of a successor trustee will be effective until the successor trustee accepts its appointment in accordance with the provisions of the applicable trust agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

Any corporation into which the property trustee or the Delaware trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under each trust agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, CONVERSIONS, AMALGAMATIONS OR REPLACEMENTS OF THE HCC TRUSTS

An HCC Trust may not merge or consolidate with or into, convert into, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below, as described in "-- Liquidation Distribution upon Termination" or as described in the prospectus supplement with respect to the capital securities. An HCC Trust may, at HCC's request, with the consent the holders of a majority of its capital securities, merge or consolidate with or into, convert into, amalgamate or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that:

     - the successor entity either (a) expressly assumes all of the obligations of the HCC Trust with respect to its capital securities or (b) substitutes for the capital securities other successor securities having substantially the same terms as the capital securities so long as the successor securities rank the same as the capital securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

     - We expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

     - the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed, if any;

     - the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities (including any successor securities) to be downgraded by a nationally recognized statistical rating organization;

     - the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

     - the successor entity has a purpose substantially similar to that of the HCC Trust;

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

     - prior to the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from independent counsel to the HCC Trust experienced in such matters to the effect that:

      - the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect, and

      - following the merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, neither the HCC Trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

     - We or any permitted successor or assignee own all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the general provisions described above, an HCC Trust shall not, except with the consent of holders of 100% in liquidation amount of the capital securities, merge with or into, consolidate, convert into, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease would cause the HCC Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

The holders of the capital securities will have only the voting rights described below and under "Description of Guarantees -- Amendments and Assignment," plus any voting rights required by law.

Each trust agreement may be amended from time to time by us and the property trustee, without the consent of the holders of the capital securities:

     - to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to address matters or questions arising under the trust agreement in a way which is consistent with the other provisions of the trust agreement; or

     - to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that the HCC Trust will be classified for United States federal income tax purposes as a grantor trust or to ensure that the HCC Trust will not be required to register as an "investment company" under the Investment Company Act.

However, in the case of the first clause, the action must not adversely affect in any material respect the interests of any holder of capital securities and common securities. Any amendment of the trust agreement becomes effective when HCC gives notice of the amendment to the holders of the capital securities and common securities.

Each trust agreement may be amended by us and the property trustee with:

     - the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding capital securities and common securities; and

     - receipt by the property trustee of an opinion of counsel experienced in such matters to the effect that the amendment or the exercise of any power granted to the issuer trustees in accordance with the amendment will not affect the HCC Trust's status as a grantor trust for United States federal income tax purposes or the HCC Trust's exemption from status as an "investment company" under the Investment Company Act.

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

However, without the consent of each holder of capital securities and common securities, no amendment may:

     - change the amount or timing of any distribution on the capital securities and common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the capital securities and common securities as of a specified date; or

     - restrict the right of a holder of capital securities and common securities to sue for the enforcement of any distribution payment.

The property trustee is required to notify each holder of capital securities whenever the property trustee is notified of a default with respect to the corresponding junior subordinated debentures. Furthermore, so long as any junior subordinated debentures are held by the property trustee, the issuer trustees are not permitted to:

     - direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, or execute any trust or power conferred on the property trustee with respect to the junior subordinated debentures;

     - waive any past default that is waivable under the indenture governing the junior subordinated debentures;

     - exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures shall be due and payable; or

     - give a required consent to any amendment, modification or termination of the indenture, the applicable securities resolution or the junior subordinated debentures unless, in each case, they first obtain the approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities. However, where the indenture requires the consent of each affected holder of junior subordinated debentures, the property trustee cannot give the consent without first obtaining the consent of each holder of the capital securities. The property trustee cannot revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities.

In addition to obtaining approval of the holders of the capital securities as described above, the issuer trustees are required to obtain an opinion of counsel to the effect that the proposed action will not cause the HCC Trust to be classified as a corporation for United States federal income tax purposes.

Any required approval of holders of capital securities may be given either at a meeting of holders of capital securities or pursuant to a written consent. The property trustee must notify record holders of capital securities of any meeting in the manner set forth in each trust agreement.

No vote or consent of the holders of capital securities will be required for an HCC Trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.

Whenever holders of capital securities are entitled to vote or consent under any of the circumstances described above, neither HCC nor the issuer trustees will be permitted to vote. For purposes of any vote or consent, any of the capital securities that HCC owns (or that are owned by the issuer trustees or our affiliates) will be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

The depositary for the capital securities will make payments in respect of the capital securities by crediting the relevant accounts at the depositary on the applicable distribution dates. If any capital securities of an HCC Trust are not held by the depositary, then the paying agent will mail checks to registered holders of the capital securities as their addresses appear on its register. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee and any co-paying agent

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

chosen by the property trustee and acceptable to the administrators and to us. The paying agent can resign upon 30 days' written notice to the property trustee and to us. If the property trustee resigns as paying agent, the property trustee will appoint a bank or trust company acceptable to the administrators to act as paying agent.

REGISTRAR AND TRANSFER AGENT

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

Each HCC Trust will register transfers of its capital securities without charge, but will require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The HCC Trusts will not register transfers of their capital securities after the relevant capital securities are called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

The property trustee undertakes to perform only the duties that are specifically set forth in each trust agreement, other than during the continuance of a trust event of default. After a trust event of default, the property trustee is required to exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee has no obligation to exercise any of its powers under the applicable trust agreement at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur by doing so. If no trust event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, then we will have the right to tell the property trustee which action to take unless the matter is one on which holders of capital securities are entitled to vote. If HCC doesn't give any directions, the property trustee will take whatever action it deems advisable and in the best interests of the holders of the capital securities and common securities. The property trustee will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

The property trustee and the administrators are authorized and directed to operate the HCC Trusts in such a way that:

     - no HCC Trust will be:

      - deemed to be an "investment company" required to be registered under the Investment Company Act or

      - classified as an association taxable as a corporation for United States federal income tax purposes; and

     - the junior subordinated debentures will be treated as HCC's indebtedness for United State federal income tax purposes.

Holders of the capital securities have no preemptive or similar rights.

No HCC Trust may borrow money or issue debt or mortgage or pledge any of its assets.

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

                           DESCRIPTION OF GUARANTEES

When the capital securities and common securities of any series are issued by an HCC Trust, HCC will execute and deliver a guarantee agreement for the benefit of the holders of the capital securities of that series. The guarantee agreement will be qualified as an indenture under the Trust Indenture Act. First Union National Bank will act as guarantee trustee under each guarantee for the purposes of compliance with the Trust Indenture Act, and will hold the guarantee for the benefit of the holders of the related HCC Trust's capital securities.

We have summarized certain provisions of the guarantees below. This summary is not complete. The form of the guarantee agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the guarantee agreement for provisions that may be important to you. Reference in this summary to capital securities means that HCC Trust's capital securities to which a guarantee relates.

GENERAL

We will promise to pay the guarantee payments to the holders of the capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that the HCC Trust may have or assert other than the defense of payment. Our obligations under the guarantee will rank equal to the corresponding junior subordinated debentures and will be junior and subordinated to the Senior Debt. The guarantee payments include the following, to the extent not paid by or on behalf of the related HCC Trust:

     - any accumulated and unpaid distributions required to be paid on the capital securities, but only if and to the extent that the applicable HCC Trust has funds on hand available for the distributions at that time;

     - the redemption price with respect to any capital securities called for redemption, if and to the extent that the applicable HCC Trust has funds on hand available to pay the redemption price at that time; or

     - upon a voluntary or involuntary termination, winding up or liquidation of an HCC Trust (unless the corresponding junior subordinated debentures are distributed to the holders of the capital securities), the lesser of:

      - the liquidation distribution; and

      - the amount of assets of the applicable HCC Trust remaining available for distribution to holders of capital securities.

Our obligation to make a guarantee payment may be satisfied either by our direct payment of the required amounts to the holders of the applicable capital securities or by causing the HCC Trust to pay them.

Each guarantee will be an irrevocable guarantee on a junior subordinated basis of the related HCC Trust's obligations in respect of the capital securities, but will apply only to the extent that the related HCC Trust has funds sufficient to make the required payments. If we do not make interest payments on the junior subordinated debentures held by an HCC Trust, the HCC Trust will not be able to pay distributions on its capital securities.

We may also agree to guarantee the obligations of the HCC Trusts with respect to the common securities to the same extent as the guarantee to holders of the capital securities. However, if there is an event of default with respect to a corresponding junior subordinated debenture, holders of capital securities issued by that HCC Trust will have priority over holders of common securities issued by that HCC Trust.

STATUS OF THE GUARANTEES

Each guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of HCC's Senior Debt.

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

Each guarantee will rank equally with all other guarantees HCC issues relating to capital securities issued by the HCC Trusts. Each guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against HCC as the guarantor to enforce its rights under the guarantee without first suing anyone else). Each guarantee will be held for the benefit of the holders of the related capital securities. Each guarantee will be discharged only by payment of the guarantee payments in full (to the extent not paid by the HCC Trust) or by distribution of the corresponding junior subordinated debentures to the holders of the capital securities. None of the guarantees places a limitation on the amount of additional Senior Debt or subordinated debt that we may incur. We expect from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

Except with respect to any changes which do not adversely affect the rights of holders of the related capital securities in any material respect (in which case no vote will be required), no guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the related outstanding capital securities. The manner of obtaining any required approval will be as set forth under "Description of Capital Securities -- Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each guarantee agreement will bind HCC's successors, assigns, receivers, trustees and representatives and will benefit the holders of the related capital securities then outstanding.

EVENTS OF DEFAULT

We will be in default under any guarantee agreement if (a) we do not make required payments or (b) HCC is notified that HCC has not performed some other obligation and have not cured that failure within 90 days.

The holders of a majority in aggregate liquidation amount of the related capital securities have the right:

     - to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee agreement; or

     - to direct the exercise of any power conferred upon the guarantee trustee under the guarantee agreement.

Holders of a majority in aggregate liquidation amount of the related capital securities also have the right to waive any past event of default and its consequences.

Any holder of the capital securities may institute a legal proceeding directly against us to enforce the HCC Trust's rights under the guarantee agreement without first instituting a legal proceeding against the HCC Trust, the guarantee trustee or anyone else.

As guarantor, we are required to file annually with the guarantee trustee a certificate stating whether or not HCC is in compliance with all the conditions and covenants applicable to us under the guarantee agreement.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

The guarantee trustee will perform only the duties that are specifically set forth in each guarantee agreement, other than during the occurrence and continuance of a default by us in performance of any guarantee. After we default and while the default continues, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision and so long as no default under the applicable guarantee agreement has occurred and is continuing, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee agreement at the request of any holder of any capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur by doing so.

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

TERMINATION OF THE GUARANTEES

Each guarantee will terminate upon full payment of the redemption price of the related capital securities, upon full payment of the amounts payable upon liquidation of the related HCC Trust or upon distribution of corresponding junior subordinated debentures to the holders of the related capital securities. Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related capital securities must restore payment of any sums paid under the capital securities or the guarantee.

                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,
                THE CORRESPONDING JUNIOR SUBORDINATED SECURITIES
                               AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

We irrevocably guarantee payments of distributions and other amounts due on the capital securities (to the extent the applicable HCC Trust has funds available for the payment of the distributions) as and to the extent set forth under "Description of Guarantees." Taken together, our obligations under each series of junior subordinated debentures, the related securities resolution, the indenture, the related trust agreement and the related guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the full guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the HCC Trust's obligations under the capital securities. See "The HCC Trusts," "Description of Capital Securities," and "Description of Debt Securities -- Certain Provisions Relating to Junior Subordinated Debentures Issued to the HCC Trusts."

If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the HCC Trust will not pay distributions or other amounts due on its capital securities. The guarantees do not cover payment of distributions when the related HCC Trust does not have sufficient funds to pay the distributions. In that event, the remedy for a holder of the capital securities issued by that trust is to institute a legal proceeding directly against us for enforcement of payment of the distributions to such holder. Our obligations under each guarantee are subordinate and junior in right of payment to all of our Senior Debt.

SUFFICIENCY OF PAYMENTS

As long as we make payments when due on each series of junior subordinated debentures, those payments will be sufficient to cover distributions and other payments due on the related capital securities. This is primarily because:

     - the aggregate principal amount of each series of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the related capital securities and related common securities;

     - the interest rate and interest and other payment dates on each series of junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related capital securities;

     - we, as issuer of the junior subordinated debentures, have promised to pay any and all costs, expenses and liabilities of each HCC Trust except the HCC Trust's obligations under its capital securities; and

     - each trust agreement provides that the HCC Trust will not engage in any activity that is not consistent with the limited purposes of the HCC Trust.

We have the right to set-off any payment HCC is otherwise required to make under the indenture if and to the extent we have already made, or are concurrently making, a payment under the related guarantee agreement.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

A holder of any capital security may institute a legal proceeding directly against HCC to enforce its rights under the related guarantee agreement without first instituting a legal proceeding against the guarantee trustee, the related HCC Trust or anyone else.

Our default or event of default under any other senior or subordinated indebtedness would not necessarily constitute a trust event of default. However, in the event of payment defaults under, or acceleration of, HCC's Senior Debt, the subordination provisions of the applicable securities resolution will provide that no payments may be made in respect of the corresponding junior subordinated debentures until the Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Our failure to make required payments on any series of corresponding junior subordinated debentures would constitute a trust event of default.

LIMITED PURPOSE OF HCC TRUSTS

Each HCC Trust's capital securities evidence undivided beneficial ownership interests in the assets of that HCC Trust, and each HCC Trust exists for the sole purposes of issuing its capital securities and common securities, investing the proceeds in junior subordinated debentures and engaging in only those other activities necessary, convenient or incidental to those purposes. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debenture is that the holder of a junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on the junior subordinated debenture held, while the holder of a capital security is entitled to receive distributions from the HCC Trust (or from us under the applicable guarantee agreement) if and to the extent the HCC Trust has funds available for the payment of the distributions.

RIGHTS UPON TERMINATION

Upon any voluntary or involuntary termination of any HCC Trust involving the liquidation of the junior subordinated debentures held by that HCC Trust, the holders of the related capital securities will be entitled to receive the liquidation distribution in cash, out of assets of the HCC Trust (and after satisfaction of creditors of the HCC Trust as provided by applicable law). See "Description of Capital Securities -- Liquidation Distribution upon Termination." If we become subject to any voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debentures, would be one of our junior subordinated creditors. The property trustee would be subordinated in right of payment to all of HCC's Senior Debt, but it would be entitled to receive payment in full of principal and interest before our stockholders receive payments or distributions. We are the guarantor under each guarantee agreement and pursuant to the indenture, as borrower, has agreed to pay all costs, expenses and liabilities of each HCC Trust (other than the HCC Trust's obligations to the holders of its capital securities). Accordingly, in the event of our liquidation or bankruptcy the positions of a holder of capital securities and of a holder of corresponding junior subordinated debentures are expected to be substantially the same relative to our other creditors and to our shareholders.

                              BOOK-ENTRY ISSUANCE

"STREET NAME" AND OTHER INDIRECT HOLDERS

Investors who hold capital securities in accounts at banks or brokers will generally not be recognized as legal holders of capital securities. This is called holding in "Street Name." Instead, the applicable HCC Trust would recognize only the bank or broker that directly holds, or the financial institution the bank or broker uses to hold, its capital securities. These intermediary banks, brokers and other financial institutions pass along distributions and other payments on the capital securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold capital securities in "Street Name," you should check with your own institution to find out:

     - how it handles securities payments and notices,

     - whether it imposes fees or charges,

     - how it would handle voting if ever required,

     - whether and how you can instruct it to send you capital securities registered in your own name so you can be a direct holder as described below, and

     - how it would pursue rights under the capital securities if there were a default or other event triggering the need for holders to act to protect their interests.

DIRECT HOLDERS

An HCC Trust's obligations, as well as the obligations of HCC, the trustees and those of any third parties employed by an HCC Trust, or the issuer trustees, run only to individuals, corporations or other entities who are registered as holders of capital securities. As noted above, an HCC Trust does not have obligations to a holder of capital securities who holds in "Street Name" or other indirect means, either because the holder chooses to hold capital securities in that manner or because the capital securities are issued in the form of global securities as described below. For example, once an HCC Trust makes payment to the registered holder, the HCC Trust has no further responsibility for the payment even if that holder is legally required to pass the payment along to a holder as a "Street Name" customer but does not do so.

GLOBAL SECURITIES

The capital securities will be issued in the form of global securities, and, therefore, the ultimate beneficial owners can only be indirect holders. The global securities will be registered in the name of DTC or its nominee and the capital securities included in the global security may not be transferred in the name of any other direct holder unless the special circumstances described below occur. Any person wishing to own capital securities must be so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with DTC.

Special Investor Considerations for Global Securities. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of DTC, as well as the general laws relating to securities transfers. An investor should be aware that because the capital securities are issued only in the form of global securities:

     - the investor will not be able to get the capital securities registered in his or her own name,

     - the investor will not be able to receive physical certificates for his or her interest in the capital securities,

     - the investor will be a "Street Name" holder and must look to his or her own bank or broker for payments on the capital securities and protection of his or her legal rights relating to the capital securities (see
       "-- 'Street Name' and Other Indirect Holders" above),

     - the investor may not be able to sell interests in the capital securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates,

     - DTC's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the global security (see "-- The DTC System" below; HCC, the HCC Trusts and the issuer trustees have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global security, nor do they supervise DTC in any way), and

     - payment for purchases and sales in the market for corporate bonds and notes is generally made in next-day funds. In contrast, DTC will usually require that interests in a global security be purchased or sold within its system using same-day funds. This difference could have some effect on how global security interests trade, but neither HCC nor any HCC Trust knows what the effect will be.

Special Situations When Global Security Will Be Terminated. In a few special situations, the global security will terminate and interests in it will be exchanged for physical certificates representing capital securities. After the exchange, the choice of whether to hold capital securities directly or in "Street Name" will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in capital securities transferred to their own name, so that they will be direct holders. The rights of "Street Name" investors and direct holders in the capital securities are described above under "-- 'Street Name' and Other Indirect Holders" and
"-- Direct Holders."

The special situations for termination of a global security are:

     - DTC notifies us or an HCC Trust that it is unwilling, unable or no longer qualified to continue as the depositary for the capital securities;

     - we in our sole discretion determines that the global security will be exchangeable for certificated capital securities; or

     - an event of default under the trust agreement has occurred and has not been cured and the holders of a majority in liquidation amount of the outstanding capital securities determine that the global security will be exchangeable for certificated capital securities.

When a global security terminates, DTC (and not us or the issuer trustees) is responsible for deciding the names of the institutions that will be the initial direct holders.

THE DTC SYSTEM

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations (the "Participants"). DTC also facilitates the clearance and settlement between Participants in transactions of securities deposited with DTC through changes in the account records of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Underwriters are Participants in the DTC System. Access to DTC's system is also available to other entities such as securities brokers and dealers, banks and trust companies that work through a Participant (the "Indirect Participants").

When you purchase capital securities through the DTC system, the purchases must be made by or through a Participant, who will receive credit for the capital securities on DTC's records. Since you actually own the capital securities, you are the beneficial owner and your ownership interest will only be recorded on the Participants' or Indirect Participants' records. DTC has no knowledge of your individual ownership of the capital securities. DTC's records only show the identity of the Participants and the amount of the capital securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic statement directly from DTC. You will receive these from your Participant or Indirect Participant. Thus the Participants or Indirect Participants are responsible for keeping accurate account of the holdings of their customers like you.

Any redemption notices will be sent by HCC and the applicable HCC Trust directly to DTC, who will in turn inform the Participants, who will then contact you as a beneficial holder. If less than all of the capital securities are being redeemed, DTC's current practice is to choose by lot the amount of the interest of each Participant to be redeemed. The Participant will then use an appropriate method to allocate the redemption price among its beneficial holders like you.

It is DTC's current practice, upon receipt of any payment of distributions or liquidation amount, to credit Participants' accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Participants whose accounts are credited with capital securities on a record date by using an omnibus proxy. Payments by Participants to owners of beneficial interests in the global securities, and voting by Participants, will be based on the customary practices between the Participants and owners of beneficial interests, as is the case with the capital securities held for the account of customers registered in "Street Name." However, payments will be the responsibility of the Participants and not of DTC, the issuer trustees, the HCC Trusts or HCC.

We have obtained the information concerning DTC and DTC's book-entry system from sources that HCC believes to be accurate, but we are not responsibility for the accuracy of this information. In addition, we are not responsible for the performance by DTC, its Participants or any Indirect Participants of any of their obligations.

REGISTRATION OF JUNIOR SUBORDINATED DEBENTURES

The junior subordinated debentures initially will be issued in certificated form and registered in the name of the property trustee. If in the future the junior subordinated debentures are distributed to the holders of capital securities in exchange for the capital securities and at that time the capital securities are represented by a global security, the junior subordinated debentures would also be represented by a global security. In this event, we expect that the book-entry arrangements applicable to the capital securities would be similar to those applicable to the junior subordinated debentures.

                              PLAN OF DISTRIBUTION

The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Each prospectus supplement will describe the method of distribution of the debt securities offered therein.

We or an HCC Trust may sell the securities in any one or more of the following ways from time to time:

     - to or through underwriters or dealers;

     - directly to one or more purchasers; or

     - through agents otherwise indicated in the prospectus supplement acting on a best efforts basis for the period of its appointment.

Each prospectus supplement will set forth the terms of the offering of the securities being offered thereby, including the name or names of any underwriters or agents with whom we or an HCC Trust has entered into arrangements for the sale of the securities, the public offering or purchase price of those securities, the proceeds to us or a HCC Trust from such sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers, any commissions allowed or paid to agents, and the name of any securities exchange on which those securities may be listed. Only underwriters so named in the applicable prospectus supplement are deemed to be underwriters in connection with the securities offered thereby.

The obligations of the underwriters to purchase those securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities of the series offered by either of us and described in the applicable prospectus supplement if they purchase any of those securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for either of us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby.

If so indicated in the prospectus supplement, we or an HCC Trust will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date. There may be limitations on the minimum amount which may be purchased by any such institutions or on the amount of the securities which may be sold pursuant to such contracts. Institutions with which such contracts may be made include:

     - commercial and savings banks,

     - insurance companies,

     - pension funds,

     - investment companies and

     - educational and charitable institutions.

In each case, such institutions must be approved by us and/or an HCC Trust. The obligations of any such purchasers pursuant to such delayed delivery contracts will not be subject to any conditions except (a) the purchase by an institution of the particular securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (b) if the particular securities are being sold to underwriters, we shall have sold to such underwriters all of those securities other than the securities covered by such arrangements. Underwriters will not have any responsibility in respect of the validity or performance of such contracts.

If any underwriter or any selling group member intends to engage in stabilizing, syndicate short covering transactions, penalty bids or any other transaction in connection with the offering of securities that may stabilize, maintain, or otherwise affect the price of those securities, such intention and a description of such transactions will be described in the prospectus supplement.

Agents and underwriters may be entitled under agreements entered into with us and/or the applicable HCC Trust to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Certain of any such agents and underwriters, including their associates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                             CERTAIN LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with the securities will be passed upon (a) for us by Haynes and Boone, LLP, our legal counsel and (b) for the HCC Trusts (with respect to the validity of the capital securities under Delaware law) by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to us and the HCC Trusts. Arthur S. Berner, a partner with Haynes and Boone, LLP, has options to acquire 22,500 shares of HCC's common stock at an average exercise price of $17.76.

                                    EXPERTS

The financial statements included in this prospectus for the year ended December 31, 1999 have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

Report of Independent Accountants...........................   F-1
Consolidated Balance Sheets at December 31, 1999 and 1998...   F-2
Consolidated Statements of Earnings for the three years
  ended December 31, 1999...................................   F-3
Consolidated Statements of Comprehensive Income for the
  three years ended December 31, 1999.......................   F-4
Consolidated Statements of Changes in Shareholders' Equity
  for the three years ended December 31, 1999...............   F-5
Consolidated Statements of Cash Flows for the three years
  ended December 31, 1999...................................   F-8
Notes to Consolidated Financial Statements..................   F-9

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
HCC Insurance Holdings, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, of comprehensive income, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of HCC Insurance Holdings, Inc. and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                            PricewaterhouseCoopers LLP

Houston, Texas
March 30, 2000

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                       DECEMBER 31,
                                                              -------------------------------
                                                                   1999             1998
                                                              --------------   --------------
                                           ASSETS

Investments:
  Fixed income securities, at market (cost: 1999
     $343,534,000; 1998 $375,107,000).......................  $  342,641,000   $  393,238,000
  Marketable equity securities, at market (cost: 1999
     $22,493,000; 1998 $1,750,000)..........................      19,970,000        2,252,000
  Short-term investments, at cost, which approximates
     market.................................................     215,694,000      129,084,000
  Other investments, at cost, which approximates fair
     value..................................................       3,017,000        1,072,000
                                                              --------------   --------------
          Total investments.................................     581,322,000      525,646,000
Cash........................................................      26,533,000       16,018,000
Restricted cash and cash investments........................      84,112,000       84,276,000
Premium, claims and other receivables.......................     622,087,000      382,630,000
Reinsurance recoverables....................................     736,485,000      372,672,000
Ceded unearned premium......................................     133,657,000      149,568,000
Ceded life and annuity benefits.............................      95,760,000               --
Deferred policy acquisition costs...........................      40,450,000       27,227,000
Property and equipment, net.................................      37,804,000       32,983,000
Goodwill....................................................     263,687,000       88,043,000
Other assets................................................      42,827,000       30,006,000
                                                              --------------   --------------
          TOTAL ASSETS......................................  $2,664,724,000   $1,709,069,000
                                                              ==============   ==============
                                         LIABILITIES
Loss and loss adjustment expense payable....................  $  871,104,000   $  460,511,000
Life and annuity policy benefits............................      95,760,000               --
Reinsurance balances payable................................     113,373,000       90,983,000
Unearned premium............................................     188,524,000      201,050,000
Deferred ceding commissions.................................      39,792,000       30,842,000
Premium and claims payable..................................     598,638,000      337,909,000
Notes payable...............................................     242,546,000      121,600,000
Accounts payable and accrued liabilities....................      57,559,000       26,311,000
                                                              --------------   --------------
          Total liabilities.................................   2,207,296,000    1,269,206,000

SHAREHOLDERS' EQUITY

Common Stock, $1.00 par value; 250,000,000 shares
  authorized; (issued: 1999 48,839,027 shares; 1998
  48,252,478 shares)........................................      48,839,000       48,252,000
Additional paid-in capital..................................     176,359,000      162,102,000
Retained earnings...........................................     234,922,000      219,804,000
Accumulated other comprehensive income (loss)...............      (2,692,000)       9,705,000
                                                              --------------   --------------
          Total shareholders' equity........................     457,428,000      439,863,000
                                                              --------------   --------------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........  $2,664,724,000   $1,709,069,000
                                                              ==============   ==============

                See Notes to Consolidated Financial Statements.

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                     ------------------------------------------
                                                         1999           1998           1997
                                                     ------------   ------------   ------------
REVENUE
Net earned premium.................................  $141,362,000   $143,100,000   $162,571,000
Management fees....................................    90,713,000     74,045,000     51,039,000
Commission income..................................    54,552,000     38,441,000     24,209,000
Net investment income..............................    30,933,000     29,335,000     27,587,000
Net realized investment gain (loss)................    (4,164,000)       845,000       (328,000)
Other operating income.............................    28,475,000     22,268,000     15,239,000
                                                     ------------   ------------   ------------
          Total revenue............................   341,871,000    308,034,000    280,317,000
EXPENSE
Loss and loss adjustment expense...................   109,650,000     91,302,000     96,514,000
Operating expense:
  Policy acquisition costs, net....................     8,177,000     10,978,000     13,580,000
  Compensation expense.............................    77,488,000     56,077,000     51,458,000
  Provision for reinsurance........................    43,462,000             --             --
  Restructuring expense............................     5,489,000             --             --
  Other operating expense..........................    47,247,000     36,063,000     31,628,000
  Merger expense...................................            --        107,000      8,069,000
                                                     ------------   ------------   ------------
          Total operating expense..................   181,863,000    103,225,000    104,735,000
Interest expense...................................    12,964,000      6,021,000      6,004,000
                                                     ------------   ------------   ------------
          Total expense............................   304,477,000    200,548,000    207,253,000
                                                     ------------   ------------   ------------
          Earnings before income tax provision.....    37,394,000    107,486,000     73,064,000
Income tax provision...............................    12,271,000     35,208,000     23,305,000
                                                     ------------   ------------   ------------
          NET EARNINGS.............................  $ 25,123,000   $ 72,278,000   $ 49,759,000
                                                     ============   ============   ============
BASIC EARNINGS PER SHARE DATA:
  Earnings per share...............................  $       0.51   $       1.51   $       1.06
                                                     ============   ============   ============
  Weighted average shares outstanding..............    49,061,000     47,920,000     46,995,000
                                                     ============   ============   ============
DILUTED EARNINGS PER SHARE DATA:
  Earnings per share...............................  $       0.51   $       1.48   $       1.03
                                                     ============   ============   ============
  Weighted average shares outstanding..............    49,649,000     48,936,000     48,209,000
                                                     ============   ============   ============

                 See Notes to Consolidated Financial Statements

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                       ----------------------------------------
                                                           1999          1998          1997
                                                       ------------   -----------   -----------
Net earnings.........................................  $ 25,123,000   $72,278,000   $49,759,000
Other comprehensive income net of tax:
  Foreign currency translation adjustment............       167,000      (344,000)     (215,000)
  Investment gains (losses):
     Investment gains (losses) during the year, net
       of deferred tax charge (benefit) of
       ($8,042,000) in 1999, $1,283,000 in 1998 and
       $2,373,000 in 1997............................   (15,271,000)    2,598,000     4,470,000
     Less reclassification adjustment for (gains)
       losses included in net earnings, net of
       deferred tax (charge) benefit of $1,457,000 in
       1999, ($296,000) in 1998 and $115,000 in
       1997..........................................     2,707,000      (549,000)      213,000
                                                       ------------   -----------   -----------
     Other comprehensive income (loss)...............   (12,397,000)    1,705,000     4,468,000
                                                       ------------   -----------   -----------
     COMPREHENSIVE INCOME............................  $ 12,726,000   $73,983,000   $54,227,000
                                                       ============   ===========   ===========

                See Notes to Consolidated Financial Statements.

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                                  ACCUMULATED
                                                                                     OTHER
                                                    ADDITIONAL                   COMPREHENSIVE                      TOTAL
                                       COMMON        PAID-IN        RETAINED        INCOME         TREASURY     SHAREHOLDERS'
                                        STOCK        CAPITAL        EARNINGS        (LOSS)          STOCK          EQUITY
                                     -----------   ------------   ------------   -------------   ------------   -------------
BALANCE AS OF DECEMBER 31, 1996....  $49,017,000   $138,515,000   $162,132,000    $3,532,000     $(56,670,000)  $296,526,000
Net earnings.......................           --             --     49,759,000            --               --     49,759,000
Other comprehensive income.........           --             --             --     4,468,000               --      4,468,000
726,898 shares of Common Stock
  issued for exercise of options,
  including tax benefit of
  $1,725,000.......................      727,000      9,743,000             --            --               --     10,470,000
1,332,024 shares of Common Stock
  issued for acquisitions..........    1,332,000      9,805,000     (1,507,000)           --               --      9,630,000
Cash dividends declared, $0.12 per
  share............................           --             --     (5,219,000)           --               --     (5,219,000)
Repurchase of 14,895 shares of
  common stock by pooled company
  prior to merger..................           --             --             --            --         (324,000)      (324,000)
Retirement of 3,316,636 shares of
  treasury stock...................   (3,317,000)    (3,430,000)   (50,247,000)           --       56,994,000             --
Other..............................           --             --        291,000            --               --        291,000
                                     -----------   ------------   ------------    ----------     ------------   ------------
  BALANCE AS OF DECEMBER 31,
    1997...........................  $47,759,000   $154,633,000   $155,209,000    $8,000,000     $         --   $365,601,000
                                     ===========   ============   ============    ==========     ============   ============

                See Notes to Consolidated Financial Statements.

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                                          ACCUMULATED
                                                                                             OTHER
                                                            ADDITIONAL                   COMPREHENSIVE       TOTAL
                                               COMMON        PAID-IN        RETAINED        INCOME       SHAREHOLDERS'
                                                STOCK        CAPITAL        EARNINGS        (LOSS)          EQUITY
                                             -----------   ------------   ------------   -------------   -------------
BALANCE AS OF DECEMBER 31, 1997............  $47,759,000   $154,633,000   $155,209,000    $8,000,000     $365,601,000
Net earnings...............................           --             --     72,278,000            --       72,278,000
Other comprehensive income.................           --             --             --     1,705,000        1,705,000
206,504 shares of Common Stock issued for
  exercise of options, including tax
  benefit of $925,000......................      206,000      1,997,000             --            --        2,203,000
287,025 shares of Common Stock issued for
  purchased companies......................      287,000      5,472,000             --            --        5,759,000
Cash dividends declared, $0.16 per share...           --             --     (7,683,000)           --       (7,683,000)
                                             -----------   ------------   ------------    ----------     ------------
  BALANCE AS OF DECEMBER 31, 1998..........  $48,252,000   $162,102,000   $219,804,000    $9,705,000     $439,863,000
                                             ===========   ============   ============    ==========     ============

                See Notes to Consolidated Financial Statements.

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                                          ACCUMULATED
                                                                                             OTHER
                                                            ADDITIONAL                   COMPREHENSIVE       TOTAL
                                               COMMON        PAID-IN        RETAINED        INCOME       SHAREHOLDERS'
                                                STOCK        CAPITAL        EARNINGS        (LOSS)          EQUITY
                                             -----------   ------------   ------------   -------------   -------------
BALANCE AS OF DECEMBER 31, 1998............  $48,252,000   $162,102,000   $219,804,000   $  9,705,000    $439,863,000
Net earnings...............................           --             --     25,123,000             --      25,123,000
Other comprehensive income (loss)..........           --             --             --    (12,397,000)    (12,397,000)
505,555 shares of Common Stock issued for
  exercise of options, including tax
  benefit of $1,156,000....................      506,000      4,277,000             --             --       4,783,000
101,330 shares of Common Stock issued for
  purchased companies......................      101,000      1,899,000             --             --       2,000,000
414,207 shares of Common Stock
  contractually issuable in the future.....           --      8,271,000             --             --       8,271,000
Cash dividends declared, $0.20 per share...           --             --     (9,733,000)            --      (9,733,000)
Other......................................      (20,000)      (190,000)      (272,000)            --        (482,000)
                                             -----------   ------------   ------------   ------------    ------------
  BALANCE AS OF DECEMBER 31, 1999..........  $48,839,000   $176,359,000   $234,922,000   $ (2,692,000)   $457,428,000
                                             ===========   ============   ============   ============    ============

                See Notes to Consolidated Financial Statements.

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                      --------------------------------------------
                                                          1999            1998            1997
                                                      -------------   -------------   ------------
Cash flows from operating activities:
  Net earnings......................................  $  25,123,000   $  72,278,000   $ 49,759,000
  Adjustments to reconcile net earnings to net cash
    provided by operating activities:
    Change in premium, claims and other
       receivables..................................    (92,206,000)   (102,804,000)   (84,309,000)
    Change in reinsurance recoverables..............   (284,504,000)   (195,707,000)   (70,972,000)
    Change in ceded unearned premium................     31,408,000     (64,958,000)   (12,852,000)
    Change in deferred policy acquisition costs,
       net..........................................     (4,659,000)      5,666,000      5,857,000
    Change in other assets..........................    (12,081,000)        410,000     (4,501,000)
    Change in loss and loss adjustment expense
       payable......................................    264,360,000     181,626,000     45,959,000
    Change in reinsurance balances payable..........    (15,098,000)     47,069,000     24,800,000
    Change in unearned premium......................    (31,138,000)     46,074,000     (4,174,000)
    Change in premium and claims payable, net of
       restricted cash..............................    102,114,000      64,364,000     98,952,000
    Change in accounts payable and accrued
       liabilities..................................      4,707,000      (9,205,000)    (2,794,000)
    Net realized investment (gain) loss.............      4,164,000        (845,000)       328,000
    Gains on sales of strategic investments.........     (5,523,000)     (4,694,000)            --
    Provision for reinsurance.......................     43,462,000              --             --
    Depreciation and amortization expense...........     13,398,000       7,388,000      5,189,000
    Other, net......................................     (2,630,000)      3,382,000      2,875,000
                                                      -------------   -------------   ------------
         Cash provided by operating activities......     40,897,000      50,044,000     54,117,000
Cash flows from investing activities:
  Sales of fixed income securities..................    131,485,000      18,212,000     27,090,000
  Maturity or call of fixed income securities.......     17,050,000      30,202,000     19,173,000
  Sales of equity securities........................      2,886,000       4,160,000     17,656,000
  Sales of strategic investments....................     15,905,000       3,324,000             --
  Change in short-term investments..................    (14,935,000)    (24,667,000)   (26,562,000)
  Cash paid for companies acquired, net of cash
    received........................................   (186,923,000)    (33,011,000)   (12,948,000)
  Cost of investments acquired......................    (70,736,000)    (43,968,000)   (87,084,000)
  Purchase of property and equipment and other......     (9,076,000)    (15,320,000)    (6,718,000)
                                                      -------------   -------------   ------------
         Cash used by investing activities..........   (114,344,000)    (61,068,000)   (69,393,000)
Cash flows from financing activities:
  Proceeds from notes payable.......................    547,000,000      74,200,000     97,500,000
  Sale of Common Stock..............................      4,783,000       2,203,000     10,470,000
  Payments on notes payable.........................   (458,600,000)    (49,950,000)   (89,667,000)
  Dividends paid....................................     (9,221,000)     (7,139,000)    (4,550,000)
  Repurchase of common stock........................             --              --       (324,000)
                                                      -------------   -------------   ------------
         Cash provided by financing activities......     83,962,000      19,314,000     13,429,000
                                                      -------------   -------------   ------------
         Net change in cash.........................     10,515,000       8,290,000     (1,847,000)
         Cash as of beginning of year...............     16,018,000       7,728,000      9,575,000
                                                      -------------   -------------   ------------
         CASH AS OF END OF YEAR.....................  $  26,533,000   $  16,018,000   $  7,728,000
                                                      =============   =============   ============

                 See Notes to Consolidated Financial Statements

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) GENERAL INFORMATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

HCC Insurance Holdings, Inc. ("the Company" or "HCC"), and its subsidiaries include domestic and foreign property and casualty and life insurance companies, underwriting agencies, intermediaries and service companies. HCC, through its subsidiaries, provides specialized property and casualty and life and health insurance to commercial customers in the areas of accident and health reinsurance, aviation, marine, property, offshore energy, workers' compensation, group health and medical stop-loss insurance. The principal insurance company subsidiaries are Houston Casualty Company ("HC") in Houston, Texas, and London, England; HCC Life Insurance Company ("HCCL") in Houston, Texas; U.S. Specialty Insurance Company ("USSIC") in Houston, Texas; and Avemco Insurance Company ("AIC") in Frederick, Maryland. The underwriting agency subsidiaries provide underwriting management and claims servicing for insurance and reinsurance companies, specializing in aviation, medical stop-loss, occupational accident and workers' compensation insurance and a variety of accident and health related reinsurance products. The principal agency subsidiaries are LDG Reinsurance Corporation ("LDG Re") in Wakefield, Massachusetts and New York City, New York; LDG Re (London), Ltd. ("LDG Re-London") in London, England; HCC Aviation Insurance Group, Inc. ("HCCA") in Dallas, Texas and Glendale, California; HCC Employer Services, Inc. ("HCCES") in Northbrook, Illinois, Montgomery, Alabama and Dallas, Texas; and HCC Benefits Corporation ("HCCB") in Atlanta, Georgia, Costa Mesa, California, Wakefield, Massachusetts, Minneapolis, Minnesota and Dallas, Texas. The intermediary subsidiaries provide brokerage, consulting and other intermediary services to insurance and reinsurance companies, commercial customers and individuals in the same lines of business as the insurance companies operate. The Company's principal intermediary subsidiaries are HCC Intermediaries, Inc. ("HCCI") in Houston, Texas; HCC Employee Benefits, Inc. ("HCCEB") in Houston, Texas; and Rattner Mackenzie Limited ("RML") in London, England. The service company subsidiaries perform various insurance related services for insurance companies.

The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions. This affects amounts reported in the financial statements and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

A description of the significant accounting and reporting policies utilized by the Company in preparing the consolidated financial statements is as follows:

  Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

  Investments

Fixed income securities and marketable equity securities are classified as available for sale and are carried at quoted market value, if readily marketable, or at management's estimated fair value, if not readily marketable. The change in unrealized gain or loss with respect to these securities is recorded as a component of other comprehensive income, net of the related deferred income tax effects, if any. Fixed income securities available for sale are purchased with the original intent to hold to maturity, but they may be available for sale if market conditions warrant, or if the Company's investment policies dictate, in order to maximize the Company's investment yield. Short-term investments and restricted short-term investments are carried at cost, which approximates market value.

The realized gain or loss on investment transactions is determined on an average cost basis and included in earnings on the trade date. When impairment of the value of an investment is considered other than

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES temporary, the decrease in value is reported in earnings as a realized investment loss and a new cost basis is established.

  Property and Equipment

Property and equipment are carried at cost, net of accumulated depreciation. Depreciation expense is provided using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is provided using the straight-line method over the shorter of the estimated useful life or the term of the respective lease. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in earnings.

Costs incurred in developing or purchasing management information systems are capitalized and included in property and equipment. These costs are amortized over their estimated useful lives from the dates the systems are placed in service.

  Earned Premium, Deferred Policy Acquisition Costs and Ceding Commissions of Insurance Company
    Subsidiaries

Written premium, net of reinsurance, is primarily included in earnings on a pro rata basis over the lives of the related policies. However, for certain types of business, it is recognized over the period of risk in proportion to the amount of insurance risk provided. Policy acquisition costs, including commissions, taxes, fees and other direct costs of underwriting policies, less ceding commissions allowed by reinsurers, including expense allowances, are deferred and charged or credited to earnings proportionate to the premium earned. Historical and current loss and loss adjustment expense experience and anticipated investment income are considered in determining the recoverability of deferred policy acquisition costs.

  Management Fees and Commission Income

Management fees and commission income are recognized on the revenue recognition date, which is the later of the effective date of the policy, the date when the premium can be reasonably estimated, or the date when substantially all required services relating to the insurance placement have been rendered to the client. Management fees and commission income relating to additional or return premiums or other policy adjustments are recognized when the events occur and the amounts become known or can be estimated.

  Premium and Other Receivables

The Company has adopted the gross method for reporting receivables and payables on brokered transactions. Management reviews the collectibility of its receivables on a current basis and provides an allowance for doubtful accounts if it deems that there are accounts which are doubtful of collection. The amount of the allowance at December 31, 1999 and 1998 is not material.

  Loss and Loss Adjustment Expense Payable of Insurance Company Subsidiaries

Loss and loss adjustment expense payable is based on undiscounted estimates of payments to be made for reported and incurred but not reported ("IBNR") losses and anticipated salvage and subrogation receipts. Estimates for reported losses are based on all available information, including reports received from ceding companies on assumed business. Estimates for IBNR are based both on the Company's and the industry's experience. While management believes that amounts included in the accompanying financial statements are adequate, such estimates may be more or less than the amounts ultimately paid when the claims are settled. The estimates are continually reviewed and any changes are reflected in current operations.

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

  Reinsurance

The Company records all reinsurance recoverables and ceded unearned premiums as assets and deferred ceding commissions as a liability. All such amounts are estimated and recorded in a manner consistent with the underlying reinsured contracts. Management has also recorded a reserve for uncollectible reinsurance based on current estimates of collectibility. These estimates could change and affect the level of the reserve needed.

  Goodwill

In connection with the Company's acquisitions of subsidiaries accounted for as purchases, the excess of cost over fair value of net assets acquired is being amortized using the straight-line method over twenty years for acquired agency operations which operate in existing lines of business and in the same country. Goodwill related to acquired agency operations which represent the Company's initial entry into new lines of business or new countries is amortized over thirty years. Goodwill related to acquired insurance company operations is amortized over forty years. Managements of the acquired businesses have successfully operated in their markets for a number of years and, with the additional capital provided by the Company, will be positioned to take advantage of increased opportunities. Accumulated amortization of goodwill as of December 31, 1999 and 1998, was $11.5 million and $5.2 million, respectively.

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including goodwill and other intangibles and property, plant and equipment, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value. Amortization of goodwill charged to income for the years ended December 31, 1999, 1998 and 1997 was $6.7 million, $3.0 million and $1.6 million, respectively.

  Cash and Short-term Investments

Cash consists of cash in banks, generally in operating accounts. The Company classifies certificates of deposit, corporate demand notes receivable, commercial paper and money market funds as short-term investments. Short-term investments are classified as investments in the consolidated balance sheets as they relate principally to the Company's investment activities.

As of December 31, 1999 and 1998 the Company included $138.5 million and $80.1 million, respectively, of certain fiduciary funds in short-term investments. These are funds held by underwriting agency or intermediary subsidiaries for the benefit of insurance or reinsurance clients. The Company earns the interest on these funds.

The Company generally maintains its cash deposits in major banks and invests its short-term investments with major banks and in investment grade commercial paper and repurchase agreements. These securities typically mature within 90 days and, therefore, bear minimal risk. The Company has not experienced any losses on its cash deposits or its short-term investments.

  Restricted Cash and Cash Investments

In conjunction with the management of reinsurance pools, the Company's agency subsidiaries withhold premium funds for the payment of claims. These funds are shown as restricted cash and cash investments in the consolidated balance sheets. The corresponding liability is included within premium and claims payable in the consolidated balance sheets. These amounts are considered fiduciary funds, and interest earned on these funds accrues to the benefit of the members of the reinsurance pools. Therefore, the Company does not include these amounts as cash in the consolidated statements of cash flows.

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

  Foreign Currency

The functional currency of most foreign subsidiaries and branches is the United States Dollar. Assets and liabilities recorded in foreign currencies are translated into United States Dollars at exchange rates in effect at the balance sheet date. Transactions in foreign currencies are translated at the rates of exchange in effect on the date the transaction occurs. Translation gains and losses are recorded in earnings and included in other operating expenses. The Company's foreign currency transactions are principally denominated in British Pound Sterling ("GBP") and other European currencies. For the years ended December 31, 1999, 1998 and 1997, the gain (loss) from currency conversion was $442,000, $219,000 and ($884,000), respectively.

Some foreign subsidiaries or branches have a functional currency of either the GBP or the Canadian Dollar ("CAD"). The cumulative translation adjustment, representing the effect of translating these subsidiaries' or branches' assets and liabilities into United States Dollars, is included in the foreign currency translation adjustment within accumulated other comprehensive income.

On a very limited basis in the past, the Company has entered into foreign currency forward contracts as a hedge against foreign currency fluctuations. RML, purchased by the Company during January, 1999, has a revenue stream in US Dollars but incurs expenses in GBP. To mitigate the foreign exchange risk, the Company entered into foreign currency forward contracts expiring at staggered times through December, 2000. The foreign currency forward contracts are used to convert currency at a known rate in an amount which approximates average monthly expenses. Thus, the effect of these transactions is to limit the foreign currency exchange risk of the recurring monthly expenses. In the future, the Company may continue to limit its exposure to currency fluctuations through the use of foreign currency forward contracts. The Company utilizes these foreign currency forward contracts strictly as a hedge against existing exposure to foreign currency fluctuations rather than as a form of speculative or trading investment.

To the extent the fair value of the foreign exchange forward contracts qualify for hedge accounting treatment the gain ($41,000 at December 31, 1999), or loss due to changes in fair value is not recognized in the financial statements until realized, at which time the gain or loss is recognized along with the offsetting loss or gain on the hedged item. To the extent the fair value of the foreign currency forward contracts do not qualify for hedge accounting treatment, the gain or loss due to changes in fair value is recognized in the consolidated statements of earnings, but is generally offset by changes in value of the underlying exposure.

  Computer Products and Services

Revenue from software contracts is recognized when delivery has occurred, other remaining vendor obligations are no longer significant and collectibility is probable or in accordance with contract accounting rules when material modification or customization is required. Revenue from the sale of computer hardware is recognized when delivery has occurred. Maintenance support is recognized pro rata over the term of the maintenance agreement. Revenue from such products and services is included in other operating income.

Software production costs are capitalized when the technological feasibility of a new product has been established. The capitalized costs are amortized based upon current and estimated future revenue for each product with a minimum of straight-line amortization over the remaining estimated economic life of the product. All other software development costs are expenses as incurred.

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

  Income Tax

The companies file a consolidated Federal income tax return and include the foreign subsidiaries' income to the extent required by law. Deferred income tax is accounted for using the liability method, which reflects the tax impact of temporary differences between the bases of assets and liabilities for financial reporting purposes and such bases as measured by tax laws and regulations.

  Earnings Per Share

Basic earnings per share is based on the weighted average number of common shares outstanding during the year divided into net earnings. Diluted earnings per share is based on the weighted average number of common shares outstanding plus the potential common shares outstanding during the year divided into net earnings. Outstanding common stock options, when dilutive, are considered to be potential common stock for the purpose of the diluted calculation. The treasury stock method is used to calculate potential common stock outstanding due to options. Contingent shares to be issued are included in the earnings per share computation when the underlying conditions for issuance have been met.

  Effects of Recent Accounting Pronouncements

Statement of Financial Accounting Standards ("SFAS") No. 133 entitled "Accounting for Derivative Instruments and Hedging Activities" was issued in June, 1998 and is now effective for all fiscal quarters of fiscal years beginning after June 15, 2000, with early adoption permitted. The Company has utilized derivatives or hedging strategies only infrequently in the past and in immaterial amounts, although it is currently using derivatives and hedging strategies to a greater extent as it expands its foreign operations. The effects of SFAS No. 133, as well as the timing of its adoption, are currently being reviewed by management.

During December, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101 entitled "Revenue Recognition in Financial Statements" which becomes effective for the Company during the second quarter of 2000. The Company does not expect the adoption of SAB No. 101 to have a material effect on the Company's financial position, results of operations or shareholders' equity.

  Reclassifications

Certain amounts in the 1998 and 1997 consolidated financial statements have been reclassified to conform with the 1999 presentation. Such reclassifications had no effect on the Company's shareholders' equity, net earnings or cash flows.

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

(2) ACQUISITIONS AND DISPOSITIONS

  Acquisitions

In 1999 and 1998, the Company acquired certain businesses in transactions accounted for using the purchase method of accounting, as shown in the chart below. The Company is still in the process of finalizing the purchase accounting for The Centris Group, Inc. ("Centris") and the purchase price allocation may change by amounts which are expected to be immaterial.

                                                        CONSIDERATION
                                                   ------------------------
                                                   SHARES OF                                   GOODWILL
                                                   COMPANY'S                                 AMORTIZATION
                                       EFFECTIVE    COMMON                      GOODWILL      PERIOD IN
                                         DATE        STOCK         CASH        RECOGNIZED       YEARS
                                       ---------   ---------   ------------   ------------   ------------
1999
  RML................................  01/01/99     414,207    $ 64,600,000   $ 70,800,000        30
  Midwest Stop Loss Underwriting.....  01/28/99     110,330       3,000,000      4,800,000        20
  Centris............................  12/31/99          --     149,500,000    101,900,000        20
1998
  Guarantee Insurance Resources......  03/01/98      29,029    $ 21,400,000   $ 20,900,000        20
  J.E. Stone and Associates, Inc. ...  10/01/98     257,496       5,200,000      9,700,000        20
  Sun Employer Services, Inc.
     ("Sun").........................  11/01/98         500      17,600,000     21,300,000        30
  North American Insurance Management
     Corporation's occupational
     accident operations.............  11/24/98          --       4,000,000      4,000,000        20

On a combined basis, the fair value of assets acquired was $549.5 million in 1999 and $44.9 million in 1998. The fair value of liabilities assumed was $499.8 million in 1999 and $46.2 million in 1998. The total consideration was $227.4 million in 1999 and $50.0 million in 1998. The results of operations of the businesses acquired in transactions accounted for using the purchase method of accounting have been included in the consolidated financial statements beginning on the effective date of each transaction.

In connection with the Sun acquisition, the Company may also issue up to 378,000 shares of its common stock on a contingent basis assuming certain future financial benchmarks are met. Contingent shares issued will be recorded as additional consideration at the current fair value if and when the financial benchmarks are met and the shares are issued. Of these shares, 49,000 are issuable in 2000 because the contingency had been partially met as of December 31, 1999.

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

The following unaudited pro forma summary presents information as if the 1999 purchase acquisitions had occurred at the beginning of each year after giving effect to certain adjustments including amortization of goodwill, increased interest expense from debt issued to fund the acquisitions and Federal income taxes. The pro forma summary is for information purposes only, does not necessarily reflect the actual results that would have occurred, nor is it necessarily indicative of future results of the combined companies. Centris, whose results of operations are included in the pro forma financial information below, in 1999 experienced both a loss from discontinued operations of $13.2 million and significant underwriting losses.

                                                           FOR THE YEAR ENDED DECEMBER 31,
                                                           -------------------------------
                                                                1999             1998
                                                           --------------   --------------
UNAUDITED PROFORMA INFORMATION
Revenue..................................................   $447,239,000     $493,551,000
Earnings (loss) from continuing operations...............     (2,062,000)      69,905,000
Net earnings (loss)......................................    (15,293,000)      46,637,000
Basic earnings (loss) per share from continuing
  operations.............................................          (0.04)            1.46
Diluted earnings (loss) per share from continuing
  operations.............................................          (0.04)            1.43
Basic earnings (loss) per share..........................          (0.31)            0.97
Diluted earnings (loss) per share........................          (0.31)            0.95

In connection with the Centris acquisition, a plan was formulated, approved and implemented prior to December 31, 1999 to eliminate Centris' corporate staff, combine the Centris medical stop-loss operations with those of HCCB and combine certain Centris and HCCB production and underwriting facilities. In accordance with the plan, certain Centris employees were terminated with severance benefits to be paid in accordance with Centris' employment contracts for executives or the HCC severance plan for Centris employees who did not have employment contracts. These severance obligations were accrued as of the acquisition date, included in the purchase price allocation and will not be included in expense in the Company's statements of earnings. Additionally, accruals of $848,000 were made at that date for future lease costs of office space made redundant by the plan. The following table provides a detailed analysis of the accruals:

                                                    ACCRUED AT               ACCRUED AT
                                                     PURCHASE    PAID IN    DECEMBER 31,
                                                       DATE        1999         1999
                                                    ----------   --------   ------------
Contractual executive severance accruals..........  $6,744,000   $878,000    $5,866,000
Other severance accruals..........................     397,000         --       397,000
Lease obligation accruals.........................     848,000         --       848,000
                                                    ----------   --------    ----------
          Total...................................  $7,989,000   $878,000    $7,111,000
                                                    ==========   ========    ==========

It is expected that the significant portion of the severance accruals will be paid prior to April 30, 2000 in accordance with the contractual terms of the severance agreements. Management is still evaluating what additional actions, if any, are necessary to finalize the integration of the Centris operations. Any additional accruals will be recorded as an adjustment to the purchase price allocation.

  Dispositions

In January, 1999, the Company sold its 21% interest in Underwriters Indemnity Holdings, the parent of Underwriters Indemnity Company, to RLI Corporation for $8.2 million. The Company realized a pre-tax gain of $4.9 million, included in other operating income, in connection with the sale. The Company's investment in Underwriters Indemnity Holdings, which was accounted for by the equity method, was not material to the Company's financial position and results of operations.

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

(3) INVESTMENTS

Substantially all of the Company's fixed income securities are investment grade; most are A rated or better. No high-yield corporate bonds are owned or contemplated. The cost or amortized cost, gross unrealized gain or loss and estimated market value of investments in fixed income and marketable equity securities, all of which are classified as available for sale, are as follows:

                                                             GROSS         GROSS
                                            COST OR       UNREALIZED    UNREALIZED     ESTIMATED
                                         AMORTIZED COST      GAIN          LOSS       MARKET VALUE
                                         --------------   -----------   -----------   ------------
December 31, 1999:
  Marketable equity securities.........   $ 22,493,000    $     8,000   $(2,531,000)  $ 19,970,000
  US Treasury securities...............     57,941,000         96,000      (532,000)    57,505,000
  Obligations of states, municipalities
     and political subdivisions........    263,395,000      2,548,000    (2,839,000)   263,104,000
  Other fixed income securities........     22,198,000         24,000      (190,000)    22,032,000
                                          ------------    -----------   -----------   ------------
          Total securities.............   $366,027,000    $ 2,676,000   $(6,092,000)  $362,611,000
                                          ============    ===========   ===========   ============
December 31, 1998:
  Marketable equity securities.........   $  1,750,000    $   502,000   $        --   $  2,252,000
  Strategic operational investments....     18,842,000             --    (2,900,000)    15,942,000
  US Treasury securities...............     19,183,000        627,000       (37,000)    19,773,000
  Obligations of states, municipalities
     and political subdivisions........    354,663,000     18,257,000      (767,000)   372,153,000
  Other fixed income securities........      1,261,000         51,000            --      1,312,000
                                          ------------    -----------   -----------   ------------
          Total securities.............   $395,699,000    $19,437,000   $(3,704,000)  $411,432,000
                                          ============    ===========   ===========   ============

The amortized cost and estimated market value of fixed income securities at December 31, 1999, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                             ESTIMATED
                                                           AMORTIZED COST   MARKET VALUE
                                                           --------------   ------------
Due in 1 year or less....................................   $ 36,885,000    $ 37,052,000
Due after 1 year through 5 years.........................    107,135,000     107,647,000
Due after 5 years through 10 years.......................     97,527,000      97,250,000
Due after 10 years through 15 years......................     69,372,000      68,695,000
Due after 15 years.......................................     32,615,000      31,997,000
                                                            ------------    ------------
          Total fixed income securities..................   $343,534,000    $342,641,000
                                                            ============    ============

As of December 31, 1999, the Company's insurance company subsidiaries had deposited fixed income securities with an amortized cost of approximately $40.0 million (market: $40.1 million) to meet the deposit requirements of various insurance departments.

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

All investments in fixed income securities and other investments were income producing for the twelve months preceding December 31, 1999. The sources of net investment income for the three years ended December 31, 1999, are detailed below:

                                                   1999          1998          1997
                                                -----------   -----------   -----------
Fixed income securities.......................  $20,098,000   $20,711,000   $20,937,000
Short-term investments........................   10,915,000     8,079,000     5,680,000
Equity securities.............................       36,000        35,000       572,000
Other.........................................           --       607,000       445,000
                                                -----------   -----------   -----------
          Total investment income.............   31,049,000    29,432,000    27,634,000
Investment expense............................     (116,000)      (97,000)      (47,000)
                                                -----------   -----------   -----------
          Net investment income...............  $30,933,000   $29,335,000   $27,587,000
                                                ===========   ===========   ===========

Realized pre-tax gain (loss) on the sale of investments is as follows:

                                                    GAIN         LOSS           NET
                                                 ----------   -----------   -----------
For the year ended December 31, 1999:
  Fixed income securities......................  $1,226,000   $(1,390,000)  $  (164,000)
  Marketable equity securities.................     450,000    (4,391,000)   (3,941,000)
  Other investments............................     120,000      (179,000)      (59,000)
                                                 ----------   -----------   -----------
          Realized gain (loss).................  $1,796,000   $(5,960,000)  $(4,164,000)
                                                 ==========   ===========   ===========
For the year ended December 31, 1998:
  Fixed income securities......................  $1,132,000   $  (121,000)  $ 1,011,000
  Marketable equity securities.................     245,000      (411,000)     (166,000)
                                                 ----------   -----------   -----------
          Realized gain (loss).................  $1,377,000   $  (532,000)  $   845,000
                                                 ==========   ===========   ===========
For the year ended December 31, 1997:
  Fixed income securities......................  $   68,000   $  (242,000)  $  (174,000)
  Marketable equity securities.................     113,000      (267,000)     (154,000)
                                                 ----------   -----------   -----------
          Realized gain (loss).................  $  181,000   $  (509,000)  $  (328,000)
                                                 ==========   ===========   ===========

Unrealized pre-tax net investment gains (losses) on investments for three years ended December 31, 1999 is as follows:

                                                   1999          1998          1997
                                               ------------   -----------   -----------
Fixed income securities......................  $(19,024,000)  $ 3,551,000   $ 8,869,000
Marketable equity securities.................    (3,025,000)      888,000      (201,000)
Strategic operational investments............     2,900,000    (1,403,000)   (1,497,000)
                                               ------------   -----------   -----------
          Net unrealized investment gain
            (loss)...........................  $(19,149,000)  $ 3,036,000   $ 7,171,000
                                               ============   ===========   ===========

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

(4) PROPERTY AND EQUIPMENT

The following table summarizes property and equipment at December 31, 1999 and 1998:

                                                                            ESTIMATED
                                                1999           1998        USEFUL LIFE
                                            ------------   ------------   --------------
Buildings and improvements................  $ 20,001,000   $ 18,995,000   30 to 45 years
Furniture, fixtures and equipment.........    16,580,000     13,752,000    3 to 10 years
Management information systems............    27,769,000     20,615,000     3 to 7 years
                                            ------------   ------------
          Total property and equipment....    64,350,000     53,362,000
Less accumulated depreciation and
  amortization............................   (26,546,000)   (20,379,000)
                                            ------------   ------------
          Property and equipment, net.....  $ 37,804,000   $ 32,983,000
                                            ============   ============

Depreciation and amortization expense on property and equipment was approximately $6.7 million, $4.4 million, and $3.5 million for the years ended December 31, 1999, 1998 and 1997, respectively.

(5) NOTES PAYABLE

Notes payable as of December 31, 1999 and 1998 are shown in the table below. The estimated fair value of the notes payable is based on current rates offered to the Company for debt with similar terms and approximates the carrying value at the balance sheet dates.

                                                               1999           1998
                                                           ------------   ------------
Acquisition notes........................................  $  7,546,000   $ 16,600,000
Facility.................................................   235,000,000    105,000,000
                                                           ------------   ------------
          Total notes payable............................  $242,546,000   $121,600,000
                                                           ============   ============

Effective December 30, 1997, the Company executed a $120.0 million revolving credit facility ("Previous Facility") with a group of banks. Borrowing under the Previous Facility could be made by the Company until December 30, 1999, at which time all principal was due. Outstanding advances under the Previous Facility carried interest at the Company's option of either the prime rate or at the then current London Interbank Offering Rate ("LIBOR") plus 1%.

On March 8, 1999, the Company entered into a Loan Agreement (the "Old Facility") with a group of banks. The Old Facility included a $150.0 million Revolving Loan Facility and $100.0 million Short Term Revolving Loan Facility. Borrowings under the Old Facility could be made from time to time by the Company for general corporate purposes through the Short Term Revolving Loan Facility until it expired on March 7, 2000 and through the Revolving Loan Facility until it expired on February 28, 2002. Outstanding loans under the Old Facility bore interest at agreed upon rates.

On December 17, 1999, the Company entered into a Loan Agreement (the "Facility") with a group of banks. The Facility includes a $300.0 million Revolving Loan Facility. Borrowing under the Facility may be made from time to time by the Company for general corporate purposes until the Facility's expiration on December 18, 2004. Outstanding advances under the Facility bear interest at agreed upon rates. The Facility is collateralized in part by the pledge of the stock of HC, HCCL, AIC and USSIC and by the pledge of stock and guarantees entered into by the Company's principal underwriting agency and intermediary subsidiaries. The Facility agreement contains certain restrictive covenants, including, without limitation, minimum net worth requirements for the Company and certain subsidiaries, restrictions on certain extraordinary corporate actions, notice requirements for certain material occurrences, and required

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES maintenance of specified financial ratios. Management believes that the restrictive covenants and other obligations of the Company which are contained in the Facility agreement are typical for financing arrangements comparable to the Facility. The initial funding available under the Facility was used, among other things, to refinance existing indebtedness under the Old Facility, and to partially fund the Centris acquisition. As of December 31, 1999, total debt outstanding under the Facility was $235.0 million and the weighted average interest rate was 8.04%.

The acquisition note at December 31, 1998 was a note payable to the former owner of Sun. The note carried interest at 6.4% and was due and paid January 5, 1999. The acquisition notes at December 31, 1999 are payable to former owners of RML. The notes are payable in decreasing amounts in four annual installments beginning January 31, 2000. The notes carry no stated interest, but were discounted at 6.25% for financial reporting purposes when the acquisition of RML was recorded. The interest rate used was based on current rates offered to the Company as of RML's acquisition date.

At December 31, 1999, several of the Company's subsidiaries maintained revolving lines of credit with a bank in the combined maximum amount of $40.0 million available through December 31, 2000. Advances under the lines of credit are limited to amounts required to fund draws, if any, on letters of credit issued by the bank on behalf of the subsidiaries and short-term direct cash advances. The lines of credit are collateralized by securities having an aggregate market value of up to $50.0 million, the actual amount of collateral at any one time being 125% of the aggregate amount outstanding. Interest on the lines is payable at the bank's prime rate of interest (8.5% at December 31, 1999). At December 31, 1999, letters of credit totaling $17.2 million had been issued to insurance companies by the bank on behalf of the subsidiaries, with total securities of $21.5 million collateralizing the line.

(6) INCOME TAX

As of December 31, 1999 and 1998, the Company had income taxes receivable of $16.2 million and $2.9 million, respectively, included in other assets in the consolidated balance sheets. In connection with the acquisition of Centris, the Company acquired approximately $35.0 million in net operating loss carryforwards for Federal income tax purposes which expire in varying amount through the year 2020. Future use of the net operating losses is subject to material statutory limitations due to changes of ownership and entity. Therefore, a valuation allowance was established to reduce the net deferred tax asset associated with the carryforwards to zero. Any future tax benefit realized from the use of the carryforwards will not be credited to future income but will reduce goodwill recorded in connection with the purchase transaction. The components of the income tax provision for the three years ended December 31, 1999, are as follows:

                                                   1999          1998          1997
                                                -----------   -----------   -----------
Current.......................................  $12,963,000   $32,498,000   $19,375,000
Deferred:
  Change in net deferred tax at current
     enacted tax rate.........................   (1,145,000)    2,758,000     4,074,000
  Change in deferred tax valuation
     allowance................................      453,000       (48,000)     (144,000)
                                                -----------   -----------   -----------
          Total deferred provision
            (benefit).........................     (692,000)    2,710,000     3,930,000
                                                -----------   -----------   -----------
          Total income tax provision..........  $12,271,000   $35,208,000   $23,305,000
                                                ===========   ===========   ===========

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

The net deferred tax asset is included in other assets in the consolidated balance sheets. The composition of deferred tax assets and liabilities as of December 31, 1999 and 1998, is as follows:

                                                                1999          1998
                                                            ------------   -----------
Tax net operating loss carryforwards......................  $ 12,155,000   $ 1,381,000
Excess of financial unearned premium over tax.............     2,512,000     4,408,000
Effect of loss reserve discounting and salvage and
  subrogation accrual for tax.............................     9,585,000     5,187,000
Unrealizable loss on decrease in value of securities
  available for sale (shareholders' equity)...............     1,611,000            --
Bad debt and accrued expenses, deducted for financial over
  tax.....................................................    12,443,000     3,783,000
Valuation allowance.......................................   (12,091,000)      (50,000)
                                                            ------------   -----------
          Total assets....................................    26,215,000    14,709,000
Unrealized gain on increase in value of securities
  available for sale (shareholders' equity)...............            --     5,522,000
Deferred policy acquisition costs, net of ceding
  commissions, deductible for tax.........................     1,634,000     1,074,000
Amortizable goodwill......................................     2,346,000     1,011,000
Property and equipment depreciation and other items.......     3,984,000     3,779,000
                                                            ------------   -----------
          Total liabilities...............................     7,964,000    11,386,000
                                                            ------------   -----------
          Net deferred tax asset..........................  $ 18,251,000   $ 3,323,000
                                                            ============   ===========

Changes in the valuation allowance account applicable to the net deferred tax asset for the three years ended December 31, 1999 are as follows:

                                                       1999         1998       1997
                                                    -----------   --------   ---------
Balance, beginning of year........................  $    50,000   $ 98,000   $  54,000
Increase (decrease) charged (credited) to
  income..........................................      453,000    (48,000)   (144,000)
Valuation allowance acquired, which in 1999
  relates to net operating loss carryforwards.....   11,588,000         --     188,000
                                                    -----------   --------   ---------
          Balance, end of year....................  $12,091,000   $ 50,000   $  98,000
                                                    ===========   ========   =========

The following table summarizes the differences between the Company's effective tax rate for financial statement purposes and the Federal statutory rate for the three years ended December 31, 1999:

                                               1999            1998            1997
                                            -----------     -----------     -----------
Statutory tax rate........................         35.0%           35.0%           35.0%
Federal tax at statutory rate.............  $13,088,000     $37,620,000     $25,572,000
Nontaxable municipal bond interest and
  dividends received deduction............   (5,460,000)     (5,753,000)     (6,065,000)
Non deductible expenses...................    1,097,000         450,000       2,198,000
State income taxes........................    3,011,000       3,521,000       2,242,000
Foreign income taxes......................    4,793,000         440,000         475,000
Foreign tax credit........................   (4,354,000)       (440,000)       (475,000)
Other, net................................       96,000        (630,000)       (642,000)
                                            -----------     -----------     -----------
          Income tax provision............  $12,271,000     $35,208,000     $23,305,000
                                            ===========     ===========     ===========
          Effective tax rate..............         32.8%           32.8%           31.9%
                                            ===========     ===========     ===========

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

(7) SEGMENT AND GEOGRAPHIC DATA

The Company classifies its activities into four operating business segments based upon services provided: 1) insurance company operations, 2) underwriting agency operations, 3) intermediary operations, and 4) other operations. See Note 1 for a description of the services provided by and the principal subsidiaries included in the insurance company, underwriting agency and intermediary segments. The other operations perform various insurance related services for insurance company subsidiaries and unaffiliated insurance companies. The subsidiaries currently operating in this segment provide insurance claims adjusting services and the development and sale of insurance industry related software. Also included in other operations is income from strategic operational investments. Corporate includes general corporate operations, and those minor operations not included in an operating segment. Inter-segment revenue consists primarily of management fees of the underwriting agency segment, commission income of the intermediary segment and service revenue of the other operations charged to the insurance company segment on business retained by the Company's insurance company subsidiaries. Inter-segment pricing (either flat rate fees or as a percentage premium) approximates what is charged to unrelated parties for similar services.

The performance of each segment is evaluated by management based upon net earnings. Net earnings is calculated after tax and after all corporate expense allocations, amortization of goodwill, interest expense on debt incurred at the purchase date and intercompany eliminations have been charged or credited to the individual segments.

The following tables show information by business segment and geographic location. Geographic location is determined by physical location of the Company's offices and does not represent the location of insureds or reinsureds from whom the business was generated.

                                    INSURANCE     UNDERWRITING                     OTHER
                                     COMPANY         AGENCY      INTERMEDIARY   OPERATIONS     CORPORATE       TOTAL
                                   ------------   ------------   ------------   -----------   -----------   ------------
For the year ended December 31, 1999:
  Revenue:
    Domestic.....................  $151,044,000   $91,385,000    $31,778,000    $27,364,000   $   681,000   $302,252,000
    Foreign......................    10,676,000     3,699,000     25,244,000             --            --     39,619,000
    Inter-segment................            --     3,170,000        594,000      1,133,000            --      4,897,000
                                   ------------   -----------    -----------    -----------   -----------   ------------
        TOTAL SEGMENT REVENUE....  $161,720,000   $98,254,000    $57,616,000    $28,497,000   $   681,000    346,768,000
                                   ============   ===========    ===========    ===========   ===========
    Inter-segment revenue........                                                                             (4,897,000)
                                                                                                            ------------
        CONSOLIDATED TOTAL
          REVENUE................                                                                           $341,871,000
                                                                                                            ============
  Net earnings (loss):
    Domestic.....................  $ (8,631,000)  $17,129,000    $ 9,042,000    $ 7,643,000   $(2,279,000)  $ 22,904,000
    Foreign......................    (2,078,000)       21,000      4,575,000             --            --      2,518,000
                                   ------------   -----------    -----------    -----------   -----------   ------------
        Total segment net
          earnings (loss)........  $(10,709,000)  $17,150,000    $13,617,000    $ 7,643,000   $(2,279,000)    25,422,000
                                   ============   ===========    ===========    ===========   ===========
    Inter-segment eliminations...                                                                               (299,000)
                                                                                                            ------------
        CONSOLIDATED NET
          EARNINGS...............                                                                           $ 25,123,000
                                                                                                            ============
Other items:
  Net investment income..........  $ 23,400,000   $ 4,186,000    $ 2,491,000    $   424,000   $   432,000   $ 30,933,000
  Depreciation and
    amortization.................     2,880,000     5,898,000      3,776,000        264,000       580,000     13,398,000
  Interest expense...............        19,000     3,809,000      4,640,000             --     4,496,000     12,964,000
  Restructuring expense..........       687,000     3,278,000      1,453,000             --        71,000      5,489,000
  Capital expenditures...........     2,405,000     5,339,000        110,000        585,000       637,000      9,076,000
  Income tax provision
    (benefit)....................   (13,324,000)   13,969,000      8,608,000      4,454,000    (1,242,000)    12,465,000
  Inter-segment eliminations.....                                                                               (194,000)
                                                                                                            ------------
    Consolidated income tax
      provision..................                                                                           $ 12,271,000
                                                                                                            ============

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

The insurance company segment incurred a provision for reinsurance totaling $28.3 million, net of income tax, during 1999. Also during 1999, earnings before income taxes was $32.3 million for domestic subsidiaries and $5.1 million for foreign subsidiaries.

                                        INSURANCE     UNDERWRITING                     OTHER
                                         COMPANY         AGENCY      INTERMEDIARY   OPERATIONS     CORPORATE        TOTAL
                                       ------------   ------------   ------------   -----------   ------------   ------------
For the year ended December 31, 1998:
 Revenue:
   Domestic..........................  $156,715,000   $79,367,000    $33,086,000    $21,168,000   $  2,121,000   $292,457,000
   Foreign...........................    11,049,000     3,438,000        991,000         99,000             --     15,577,000
   Inter-segment.....................            --     1,975,000      1,876,000      1,252,000             --      5,103,000
                                       ------------   -----------    -----------    -----------   ------------   ------------
       TOTAL SEGMENT REVENUE.........  $167,764,000   $84,780,000    $35,953,000    $22,519,000   $  2,121,000    313,137,000
                                       ============   ===========    ===========    ===========   ============
 Inter-segment revenue...............                                                                              (5,103,000)
                                                                                                                 ------------
       CONSOLIDATED TOTAL REVENUE....                                                                            $308,034,000
                                                                                                                 ============
 Net earnings (loss):
   Domestic..........................  $ 32,909,000   $19,283,000    $16,263,000    $ 5,210,000   $ (2,676,000)  $ 70,989,000
   Foreign...........................       926,000       105,000        657,000       (399,000)            --      1,289,000
                                       ------------   -----------    -----------    -----------   ------------   ------------
       NET EARNINGS (LOSS)...........  $ 33,835,000   $19,388,000    $16,920,000    $ 4,811,000   $ (2,676,000)  $ 72,278,000
                                       ============   ===========    ===========    ===========   ============   ============
 Other items:
   Net investment income.............  $ 22,995,000   $ 3,949,000    $   362,000    $   536,000   $  1,493,000   $ 29,335,000
   Depreciation and amortization.....     2,011,000     4,094,000        406,000        422,000        455,000      7,388,000
   Interest expense..................       (58,000)    1,963,000         91,000             --      4,025,000      6,021,000
   Capital expenditures..............    10,405,000     2,685,000        660,000        205,000      1,365,000     15,320,000
   Income tax provision (benefit)....     9,485,000    13,025,000     10,702,000      2,885,000       (889,000)    35,208,000
For the year ended December 31, 1997:
 Revenue:
   Domestic..........................  $170,943,000   $55,838,000    $18,335,000    $15,343,000   $  1,188,000   $261,647,000
   Foreign...........................    14,967,000     2,590,000        967,000        146,000             --     18,670,000
   Inter-segment.....................            --     3,067,000      1,213,000      1,812,000      1,271,000      7,363,000
                                       ------------   -----------    -----------    -----------   ------------   ------------
       Total segment revenue.........  $185,910,000   $61,495,000    $20,515,000    $17,301,000   $  2,459,000    287,680,000
                                       ============   ===========    ===========    ===========   ============
 Inter-segment revenue...............                                                                              (7,363,000)
                                                                                                                 ------------
       CONSOLIDATED TOTAL REVENUE....                                                                            $280,317,000
                                                                                                                 ============
 Net earnings (loss):
   Domestic..........................  $ 34,274,000   $13,186,000    $ 6,104,000    $ 1,755,000   $(12,299,000)  $ 43,020,000
   Foreign...........................     6,333,000        90,000        987,000       (671,000)            --      6,739,000
                                       ------------   -----------    -----------    -----------   ------------   ------------
       NET EARNINGS (LOSS)...........  $ 40,607,000   $13,276,000    $ 7,091,000    $ 1,084,000   $(12,299,000)  $ 49,759,000
                                       ============   ===========    ===========    ===========   ============   ============
 Other items:
   Net investment income.............  $ 23,379,000   $ 2,620,000    $   322,000    $   128,000   $  1,138,000   $ 27,587,000
   Depreciation and amortization.....     1,453,000     2,490,000        173,000        492,000        581,000      5,189,000
   Interest expense..................         3,000        33,000             --             --      5,968,000      6,004,000
   Capital expenditures..............     2,838,000     3,416,000         76,000        168,000        296,000      6,794,000
   Income tax provision (benefit)....    13,172,000     9,818,000      4,128,000        436,000     (4,249,000)    23,305,000

The corporate net loss in 1997 included an after-tax charge of $7.2 million with respect to merger expenses.

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

Assets by business segment and geographic location are shown in the following table:

                           INSURANCE      UNDERWRITING                     OTHER
                            COMPANY          AGENCY      INTERMEDIARY   OPERATIONS     CORPORATE        TOTAL
                         --------------   ------------   ------------   -----------   -----------   --------------
December 31, 1999:
  Domestic.............  $1,567,855,000   $520,122,000   $114,818,000   $16,984,000   $28,001,000   $2,247,780,000
  Foreign..............      83,882,000     28,756,000    290,205,000            --            --      402,843,000
                         --------------   ------------   ------------   -----------   -----------   --------------
         Total
           assets......  $1,651,737,000   $548,878,000   $405,023,000   $16,984,000   $28,001,000   $2,650,623,000
                         ==============   ============   ============   ===========   ===========   ==============
December 31, 1998:
  Domestic.............  $1,074,738,000   $431,619,000   $ 52,940,000   $30,519,000   $25,823,000   $1,615,639,000
  Foreign..............      60,702,000     27,084,000      5,644,000            --            --       93,430,000
                         --------------   ------------   ------------   -----------   -----------   --------------
         Total
           assets......  $1,135,440,000   $458,703,000   $ 58,584,000   $30,519,000   $25,823,000   $1,709,069,000
                         ==============   ============   ============   ===========   ===========   ==============

During the years ended December 31, 1998 and 1997, one broker in London, England, produced gross written premium ("GWP") to the Company of approximately $46.1 million and $42.8 million, respectively. This represents 10%, and 12% of the Company's total GWP for those years. During 1999, no customer produced in excess of 10% of the Company's total GWP.

(8) REINSURANCE

In the normal course of business the Company's insurance company subsidiaries cede a substantial portion of their premium to non-affiliated domestic and foreign reinsurers through quota share, surplus, excess of loss and facultative reinsurance agreements. Although the ceding of reinsurance does not discharge the primary insurer from liability to its policyholder, the subsidiaries participate in such agreements for the purpose of limiting their loss exposure, protect against catastrophic loss and diversifying their business. Substantially all of the reinsurance assumed by the Company's insurance company subsidiaries was underwritten directly by the Company but issued by other non-affiliated companies in order to satisfy local licensing or other requirements. The following table represents the effect of such reinsurance transactions on net premium and loss and loss adjustment expense:

                                                                           LOSS AND LOSS
                                              WRITTEN         EARNED        ADJUSTMENT
                                              PREMIUM         PREMIUM         EXPENSE
                                           -------------   -------------   -------------
For the year ended December 31, 1999:
  Direct business........................  $ 291,513,000   $ 294,130,000   $ 261,696,000
  Reinsurance assumed....................    276,818,000     294,103,000     423,763,000
  Reinsurance ceded......................   (428,407,000)   (446,871,000)   (575,809,000)
                                           -------------   -------------   -------------
          Net amounts....................  $ 139,924,000   $ 141,362,000   $ 109,650,000
                                           =============   =============   =============
For the year ended December 31, 1998:
  Direct business........................  $ 228,629,000   $ 192,536,000   $ 202,858,000
  Reinsurance assumed....................    269,647,000     260,539,000     292,064,000
  Reinsurance ceded......................   (376,393,000)   (309,975,000)   (403,620,000)
                                           -------------   -------------   -------------
          Net amounts....................  $ 121,883,000   $ 143,100,000   $  91,302,000
                                           =============   =============   =============
For the year ended December 31, 1997:
  Direct business........................  $ 177,728,000   $ 174,533,000   $ 126,861,000
  Reinsurance assumed....................    168,671,000     180,339,000     165,831,000
  Reinsurance ceded......................   (203,546,000)   (192,301,000)   (196,178,000)
                                           -------------   -------------   -------------
          Net amounts....................  $ 142,853,000   $ 162,571,000   $  96,514,000
                                           =============   =============   =============

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

Ceding commissions netted with policy acquisition costs in the consolidated statements of earnings are $117.0 million, $59.1 million and $45.5 million for the years ended December 31, 1999, 1998 and 1997, respectively.

The table below represents the composition of reinsurance recoverables in the accompanying consolidated balance sheets:

                                                               1999           1998
                                                           ------------   ------------
Reinsurance recoverable on paid losses...................  $ 91,318,000   $ 33,572,000
Commuted receivable......................................    53,210,000             --
Reinsurance recoverable on outstanding losses............   382,565,000    279,086,000
Reinsurance recoverable on IBNR..........................   214,933,000     62,513,000
Reserve for uncollectible reinsurance....................    (5,541,000)    (2,499,000)
                                                           ------------   ------------
          Total reinsurance recoverables.................  $736,485,000   $372,672,000
                                                           ============   ============

The insurance company subsidiaries require reinsurers not authorized by the subsidiaries' respective states of domicile to collateralize their reinsurance obligations to the Company. The table below shows amounts held by the Company as collateral plus other credits available for potential offset as of December 31, 1999 and 1998:

                                                              1999            1998
                                                          ------------    ------------
Payables to reinsurers..................................  $212,962,000    $227,613,000
Letters of credit.......................................   154,111,000     166,494,000
Cash deposits...........................................    19,882,000       8,077,000
                                                          ------------    ------------
          Total credits.................................  $386,955,000    $402,184,000
                                                          ============    ============

In order to minimize its exposure to reinsurance credit risk, the Company evaluates the financial condition of its reinsurers and places its reinsurance with a diverse group of financially sound companies. The following table shows reinsurance balances relating to the reinsurers with a net recoverable balance greater than $10.0 million as of December 31, 1999 and 1998. The total recoverables column included paid loss recoverable, outstanding loss recoverable, IBNR recoverable and ceded unearned premium.

                                                                                   LETTERS OF
                                                                                  CREDIT, CASH
                                     A.M. BEST                       TOTAL        DEPOSITS AND
REINSURER                             RATING        LOCATION      RECOVERABLES   OTHER PAYABLES       NET
---------                            ---------   --------------   ------------   --------------   ------------
December 31, 1999:
  Underwriters at Lloyd's..........  A           United Kingdom   $156,650,000    $22,805,000     $133,845,000
  Underwriters Indemnity
    Company*.......................  A-          Texas              50,451,000      4,201,000       46,250,000
  SCOR Reinsurance Company.........  A+          New York           41,137,000      1,740,000       39,397,000
  AXA Reinsurance Company..........  A+          Delaware           37,690,000      5,013,000       32,677,000
  NAC Reinsurance Company**........  A+          New York           23,153,000      6,105,000       17,048,000
  Transamerica Occidental Life Ins.
    Co.............................  A+          California         22,481,000      6,102,000       16,379,000
  St. Paul Fire and Marine
    Insurance Co...................  A+          Minnesota          17,577,000      1,721,000       15,856,000
  Odyssey America Reinsurance
    Corp...........................  A           Connecticut        19,114,000      5,891,000       13,223,000
  Sun Life Assurance Company of
    Canada.........................  A++         Canada             17,996,000      4,786,000       13,210,000
  GE Reinsurance...................  A++         Illinois           16,535,000      4,869,000       11,666,000
  Chartwell Reinsurance
    Company***.....................  A           Minnesota          12,736,000      2,074,000       10,662,000
December 31, 1998:
  Underwriters at Lloyd's..........  A           United Kingdom   $ 93,280,000    $37,040,000     $ 56,240,000
  Underwriters Indemnity
    Company*.......................  A-          Texas              51,576,000     11,039,000       40,537,000
  SCOR Reinsurance Company.........  A+          New York           38,703,000     11,402,000       27,301,000
  AXA Reinsurance Company..........  A+          Delaware           28,667,000     10,513,000       18,154,000

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

---------------

  * Underwriters Indemnity Company was acquired by RLI Corporation in January, 1999.

 ** NAC Reinsurance Corporation was acquired by XL Capital, Ltd. in June, 1999.

*** Chartwell Reinsurance Company was acquired by Trenwick Group, Inc. in
    October, 1999.

Prior to the acquisition of Centris, its life insurance subsidiary, now HCCL, sold its entire block of life insurance and annuity business to Life Reassurance Corporation of America in the form of an indemnity reinsurance contract. Ceded life and annuity benefits amounted to $95.8 million as of December 31, 1999.

In 1999, the Company recorded a $43.5 million provision for reinsurance to reflect an estimated $29.5 million pre-tax loss for the insolvency of one of the Company's reinsurers and an estimated $14.0 million pre-tax loss, the majority of which represents the discount on ceded reserves, related to the commutation of all liabilities with another reinsurer. This commutation, made at the Company's request, was finalized and settled in February, 2000. In connection with the commutation, the Company received cash and other amounts totaling $56.5 million. Additionally, as of December 31, 1999 the Company has established a reserve of $5.5 million which management believes is sufficient to absorb any potential losses related to its reinsurance recoverables. However, the adverse economic environment in the worldwide insurance industry has placed great pressure on reinsurers and the results of their operations and these conditions could, ultimately, affect reinsurers' solvency. Historically, there have been insolvencies following a period of competitive pricing in the industry, such as the marketplace has experienced for the last several years. Therefore, while management believes that the reserve is adequate based upon current available information, conditions may change or additional information might be obtained that would affect management's estimate of the adequacy of the level of the reserve and which may result in a future increase or decrease in the reserve. Management continually reviews the Company's financial exposure to the reinsurance market and will continue to take actions to protect shareholders' equity.

(9) COMMITMENTS AND CONTINGENCIES

  Litigation

The Company is a party to numerous claims and lawsuits which arise in the normal course of its business. Many of such claims or lawsuits involve claims under policies underwritten or reinsured by the Company, the liabilities for which management believes have been adequately included in its established loss reserves. The Company believes the resolution of these lawsuits or claims will not have a material adverse effect on its financial condition, results of operations or cash flows.

  Foreign Currency Forward Contracts

On a very limited basis in the past, the Company has entered into foreign currency forward contracts as a hedge against foreign currency fluctuations. There were no open foreign currency forward contracts at December 31, 1998. RML, purchased by the Company during January, 1999, has a revenue stream in US Dollars but incurs expenses in GBP. To mitigate the foreign exchange risk, the Company entered into foreign currency forward contracts expiring at staggered times through December, 2000. As of December 31, 1999, the Company had forward contracts to sell US $12.0 million for GBP at an average rate of 1.00 GBP equals US $1.60. The foreign currency forward contracts are used to convert currency at a known rate in an amount which approximates average monthly expenses. Thus, the effect of these transactions is to limit the foreign currency exchange risk of the recurring monthly expenses. In the future, the Company may continue to limit its exposure to currency fluctuations through the use of foreign currency forward contracts. The Company utilizes these foreign currency forward contracts strictly as a hedge against existing exposure to foreign currency fluctuations rather than as a form of speculative or trading investment. The fair value of foreign currency forward contracts December 31, 1999 was $164,000.

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

  Leases

The Company leases administrative office facilities under long-term non-cancelable operating lease agreements expiring at various dates through September, 2007. In addition to rent, the agreements generally require the payment of utilities, real estate taxes, insurance and repairs. The Company has recognized rent expense on a straight-line basis over the terms of these leases. In addition, the Company leases computer equipment and automobiles under operating leases expiring at various dates through the year 2004. Rent expense under operating leases amounted to $5.7 million, $4.3 million, and $3.7 million for the years ended December 31, 1999, 1998 and 1997, respectively.

At December 31, 1999, future minimum annual rental payments required under long-term, non-cancelable operating leases, excluding certain expenses payable by the Company, are as follows:

              FOR THE YEARS ENDED DECEMBER 31,                 AMOUNT DUE
              --------------------------------                 -----------
2000........................................................   $ 6,739,000
2001........................................................     6,056,000
2002........................................................     4,549,000
2003........................................................     4,203,000
2004........................................................     2,932,000
Thereafter..................................................     3,031,000
                                                               -----------
          Total future minimum annual rental payments due...   $27,510,000
                                                               ===========

  Catastrophe Exposure

The Company writes business in areas exposed to catastrophic losses and has significant exposures to this type of loss in California, the Atlantic Coast of United States, certain United States Gulf Coast states, particularly Florida and Texas, the Caribbean and Mexico. The Company assesses its overall exposures to a single catastrophic event and applies procedures that it believes are more conservative than are typically used by the industry to ascertain the Company's probable maximum loss ("PML") from any single event. The Company maintains reinsurance protection which it believes is sufficient to cover any foreseeable event.

  Loan Guarantee

During 1999, the Company guaranteed the construction financing debt of a partnership in which the company is a limited partner. The total amount of the loan commitment is $11.5 million, of which $8.7 million was funded as of December 31, 1999.

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

(10) RELATED PARTY TRANSACTIONS

Certain of the Company's Directors are officers, directors or owners of business entities with which the Company transacts business. Balances with these business entities and other related parties included in the accompanying consolidated balance sheets are as follows:

                                                                 1999         1998
                                                              ----------   -----------
Marketable equity securities................................  $5,051,000   $        --
Other investments...........................................   3,017,000     1,072,000
Reinsurance recoverables....................................          --    42,974,000
Premiums, claims and other receivables......................   3,347,000     4,986,000
Ceded unearned premium......................................          --     8,601,000
Strategic investments, included in other assets.............          --    11,453,000
Loss and loss adjustment expense payable....................          --     3,863,000
Reinsurance balances payable................................          --     6,337,000
Premium payable.............................................          --       560,000
Notes payable...............................................   7,546,000    16,600,000
Accounts payable and accrued liabilities....................          --       159,000

Transactions with these business entities and other related parties included in the accompanying consolidated statements of earnings are as follows:

                                                   1999          1998          1997
                                                -----------   -----------   -----------
Gross earned premium..........................  $        --   $ 1,716,000   $   672,000
Ceded earned premium..........................           --    14,543,000    16,041,000
Commission income.............................           --     1,544,000     1,267,000
Investment income.............................      206,000        64,000       397,000
Net realized investment gain (loss)...........   (4,521,000)           --            --
Other operating income........................    5,221,000       968,000         8,000
Gross loss and loss adjustment expense........           --     3,282,000       671,000
Ceded loss and loss adjustment expense........           --    37,107,000    17,868,000
Other operating expense.......................      578,000       840,000       807,000
Interest expense..............................      418,000       177,000        14,000

Substantially all of the insurance related amounts shown on the above tables are due to balances and transactions with Underwriters Indemnity Company. Its parent was majority owned by a Director and was 21% owned by the Company. Its parent was sold to an unrelated party (RLI Corporation) in January, 1999.

During 1997, the Company committed to invest $5.0 million in an investment partnership managed by a related party. At December 31, 1999, $2.3 million had been invested under this commitment. In 1998, HC bought an office building to be occupied by the Company from a partnership in which an officer and Director was a partner. The purchase price of $6.0 million was based upon independent appraisal.

(11) EMPLOYEE BENEFIT PLANS

The Company had various defined contribution retirement plans under Section 401(k) of the Internal Revenue Code which covered substantially all of the employees residing in the United States who met specified service requirements. All of these plans were combined into one plan during 1998. The contributions are discretionary and are determined by management as of the beginning of each calendar year. The Company currently matches each employee's contribution to the 401(k) plan up to 6% of the

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES employee's salary. Employees of the Company who reside outside the United States receive comparable benefits under different plans. The Company contributed $3.1 million, $1.7 million and $858,000 to the plans for the years ended December 31, 1999, 1998 and 1997, respectively, which is included in compensation expense in the accompanying consolidated statements of earnings.

(12) SHAREHOLDERS' EQUITY

Under the Texas Insurance Code, HC and USSIC must each maintain minimum statutory capital of $1.0 million and minimum statutory surplus of $1.0 million, and can only pay dividends out of statutory surplus funds. In addition, they are limited in the amount of dividends which they may pay in any twelve month period, without prior regulatory approval, to the greater of statutory net income for the prior calendar year or ten percent (10%) of statutory capital and surplus as of the prior calendar year end. During 2000, HC and USSIC's ordinary dividend capacities is approximately $25.0 million and $10.4 million, respectively.

AIC is limited by the State of Maryland in the amount of dividends which it may pay in any twelve month period, without prior regulatory approval, to the greater of statutory net income (under certain conditions) for the prior calendar year or ten percent (10%) of statutory capital and surplus as of the prior year end. Because AIC paid an extraordinary dividend of $45.0 million during December, 1999, any dividends paid by AIC during 2000 will require prior regulatory approval. No dividends from AIC are anticipated during 2000.

HCCL is limited by the State of Indiana in the amount of dividends it may pay in any twelve month period, without prior regulatory approval, to the greater of net gain from operations for the prior calendar year or ten percent (10%) of statutory capital and surplus as of the prior year end. During 2000, HCCL's ordinary dividend capacity will be approximately $7.0 million.

As of December 31, 1999, all of the domestic insurance company subsidiaries total adjusted capital is significantly in excess of the NAIC authorized control level risk-based capital.

The components of accumulated other comprehensive income (loss) are as follows:

                                                                               ACCUMULATED
                                                                UNREALIZED        OTHER
                                            FOREIGN CURRENCY    INVESTMENT    COMPREHENSIVE
                                              TRANSLATION      GAIN (LOSS)    INCOME (LOSS)
                                            ----------------   ------------   -------------
Balance December 31, 1996.................     $ (91,000)      $  3,623,000   $  3,532,000
Net change for year.......................      (215,000)         4,683,000      4,468,000
                                               ---------       ------------   ------------
Balance December 31, 1997.................      (306,000)         8,306,000      8,000,000
Net change for year.......................      (344,000)         2,049,000      1,705,000
                                               ---------       ------------   ------------
Balance December 31, 1998.................      (650,000)        10,355,000      9,705,000
Net change for year.......................       167,000        (12,564,000)   (12,397,000)
                                               ---------       ------------   ------------
Balance December 31, 1999.................     $(483,000)      $ (2,209,000)  $ (2,692,000)
                                               =========       ============   ============

(13) STOCK OPTIONS

The Company has five option plans, the 1994 Non-employee Director Stock Option Plan, the 1996 Non-employee Director Stock Option Plan, the 1992 Incentive Stock Option Plan, the 1995 Flexible Incentive Plan, and the 1997 Flexible Incentive Plan. All plans are administered by the Compensation Committee of the Board of Directors. Each option may be used to purchase one share of Common Stock of the Company. As of December 31, 1999, 7,487,054 shares of Common Stock were reserved for the exercise of

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES options, of which 5,470,008 shares were reserved for options previously granted and 2,017,046 shares were reserved for future issuances of options.

Options vest over a zero to five year period and expire four to ten years after grant date. All options have been granted at fixed exercise prices, generally at the market price of the Company's Common Stock on the grant date. Any excess of the market price on the grant date over the exercise price is recognized as compensation expense in the accompanying consolidated financial statements. If the fair value method of valuing compensation related to options would have been used, pro forma net earnings and pro forma diluted earnings per share would have been $20.7 million, or $0.42 per share, for the year ended December 31, 1999; $65.4 million, or $1.34 per share, for the year ended December 31, 1998; and $43.8 million, or $0.91 per share, for the year ended December 31, 1997. The fair value of each option grant was estimated on the grant date using the Black-Scholes single option pricing model with the following weighted average assumptions: a) risk free interest rate of 5.7% for 1999, 5.3% for 1998 and 6.2% for 1997, b) expected volatility factor of .3, c) dividend yield of 1.52% for 1999, .91% for 1998 and .56% for 1997, and d) expected option life of four years for 1999 and five years for 1998 and 1997.

The following table provides an analysis of stock option activity during the three years ended December 31, 1999:

                                    1999                              1998                             1997
                       -------------------------------   ------------------------------   ------------------------------
                                    AVERAGE    AVERAGE               AVERAGE    AVERAGE               AVERAGE    AVERAGE
                       NUMBER OF    EXERCISE    FAIR     NUMBER OF   EXERCISE    FAIR     NUMBER OF   EXERCISE    FAIR
                         SHARES      PRICE      VALUE     SHARES      PRICE      VALUE     SHARES      PRICE      VALUE
                       ----------   --------   -------   ---------   --------   -------   ---------   --------   -------
Outstanding,
  beginning of
  year...............   5,459,766    $16.73              3,508,226    $16.22              3,124,793    $13.03
Granted at market
  value..............   1,869,600     13.48     $4.16    2,779,500     17.01     $5.23    1,301,500     22.88     $7.98
Cancelled............  (1,327,243)    18.36              (192,462)     21.48              (125,075)     24.28
Exercised............    (532,115)     7.88              (635,498)     14.05              (792,992)     13.86
                       ----------    ------              ---------    ------              ---------    ------
Outstanding, end of
  year...............   5,470,008    $16.08              5,459,766    $16.73              3,508,226    $16.22
                       ==========    ======              =========    ======              =========    ======
Exercisable, end of
  year...............   2,982,872    $16.84              2,792,707    $15.92              1,230,145    $11.60
                       ==========    ======              =========    ======              =========    ======

Options outstanding and exercisable as of December 31, 1999 are shown on the following schedule:

                                                   OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                                         ---------------------------------------   --------------------
                                                         AVERAGE        AVERAGE                AVERAGE
                                         NUMBER OF      REMAINING       EXERCISE   NUMBER OF   EXERCISE
RANGE OF EXERCISE PRICES                  SHARES     CONTRACTUAL LIFE    PRICE      SHARES      PRICE
------------------------                 ---------   ----------------   --------   ---------   --------
Under $16.50...........................  2,712,041   5.08 years          $12.36    1,184,515    $12.14
$16.50.................................  1,063,000   4.06                 16.50      607,849     16.50
$16.51 - $22.25........................    675,600   5.23                 19.42      406,348     18.91
Over $22.25............................  1,019,367   6.87                 23.35      784,160     23.15
                                         ---------      ----------       ------    ---------    ------
          Total options................  5,470,008   5.23 years          $16.08    2,982,872    $16.84
                                         =========      ==========       ======    =========    ======

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

(14) EARNINGS PER SHARE

The following table provides reconciliation of the denominators used in the earnings per share calculations for the three years ended December 31, 1999:

                                                           1999          1998          1997
                                                        -----------   -----------   -----------
Net earnings..........................................  $25,123,000   $72,278,000   $49,759,000
                                                        ===========   ===========   ===========
Reconciliation of number of shares outstanding:
Shares of Common Stock outstanding at year end........   48,839,000    48,252,000    47,759,000
Changes in Common Stock due to issuance...............     (241,000)     (332,000)     (764,000)
Contingent shares to be issued........................       49,000            --            --
Common Stock contractually issuable in the future.....      414,000            --            --
                                                        -----------   -----------   -----------
  Weighted average Common Stock outstanding...........   49,061,000    47,920,000    46,995,000
Additional dilutive effect of outstanding options (as
  determined by the application of the treasury stock
  method).............................................      588,000     1,016,000     1,214,000
                                                        -----------   -----------   -----------
  Weighted average Common Stock and potential common
     stock outstanding................................   49,649,000    48,936,000    48,209,000
                                                        ===========   ===========   ===========

As of December 31, 1999, there were approximately 2.0 million options that were not included in the computation of diluted earnings per share because to do so would have been antidilutive. As part of the Sun purchase agreement (See Note
2), up to 378,000 shares of the Company's Common Stock are to be issued if certain conditions are met as of December 31, 1999 or in subsequent years. Of these shares, 49,000 are included in the 1999 computation because the contingency had been partially met. The remainder of the contingent shares were not included in the earnings per share computation because the conditions for issuance of the remaining shares have not yet been met.

(15) STATUTORY INFORMATION

The Company's insurance company subsidiaries file financial statements prepared in accordance with statutory accounting practices prescribed or permitted by domestic or foreign insurance regulatory authorities. The differences between statutory financial statements and financial statements prepared in accordance with GAAP vary between domestic and foreign jurisdictions. The principal differences are that for statutory financial statements deferred policy acquisition costs are not recognized, deferred income taxes are not recorded, bonds are generally carried at amortized cost and insurance assets and liabilities are presented net of reinsurance. The Company's use of permitted statutory accounting practices does not have a significant impact on statutory surplus. Statutory policyholders' surplus as of December 31, 1999, 1998, and 1997, and net income for the three years ended December 31, 1999, of the Company's insurance company subsidiaries included in those companies' respective filings with regulatory authorities are as follows:

                                                 1999           1998           1997
                                             ------------   ------------   ------------
Statutory policyholders' surplus...........  $315,474,000   $369,401,000   $331,922,000
Statutory net income (loss)................    (8,707,000)    53,162,000     56,626,000

Statutory policyholders' surplus was adversely affected by adjustments for reinsurance recoverables, which, although required statutorily, have no effect on net earnings or shareholders' equity. Statutory net loss for 1999 includes a $25.5 million loss, net of income tax, from the provision for reinsurance.

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

The National Association of Insurance Commissioners adopted Statements of Statutory Accounting Principles ("SSAPs") in March, 1998 as a product of its attempt to codify statutory accounting principles. While subject to adoption by the individual states, the NAIC has established an effective date of January 1, 2001 for the SSAPs. Prior to the codification project, a comprehensive guide to statutory accounting principles did not exist. Codification is new and will evolve over time. Based upon the SSAPs as currently published, the Company does not expect their adoption to have a material effect on the policyholders' surplus of its individual insurance company subsidiaries. The only material effect on statutory net income is that the statutory net income for HC will be decreased or increased by a change in the method of recording equity in earnings or losses of subsidiaries. Currently HC records the equity in earnings or losses of its subsidiaries as a component of statutory net income. When codification becomes effective, the equity in earnings or losses of subsidiaries will be recorded as an unrealized gain or loss, which is a direct increase or decrease to policyholders' surplus. Income will not be recognized until such time (if any) that dividends are received from the subsidiaries and recorded in statutory net income.

(16) OTHER INFORMATION

  Supplemental Cash Flow Information

Supplemental cash flow information for the three years ended December 31, 1999, is summarized below:

                                                   1999          1998          1997
                                                -----------   -----------   -----------
Interest paid.................................  $13,694,000   $ 5,409,000   $ 6,712,000
Income tax paid...............................   23,116,000    30,662,000    24,132,000
Dividends declared but not paid at year end...    2,442,000     1,930,000     1,386,000

The unrealized gain or loss on securities available for sale, deferred taxes related thereto, and the issuance of the Company's Common Stock for the purchase of subsidiaries are non-cash transactions which have been included as direct increases or decreases in shareholders' equity.

  Restructuring

The Company recorded a restructuring charge and associated expenses of $5.5 million during the fourth quarter of 1999. Since its initial public offering in 1992, the Company has completed more than fifteen acquisitions for a total value exceeding $750.0 million. During that time, total employees have grown from less than 100 to more than 1,000. As a result of this rapid growth, management believes certain operating inefficiencies occurred. At the beginning of the fourth quarter of 1999, management made a review of its operations and determined that they could be made more efficient, principally by reducing the employee count in certain of its operations. The terminations that generated the compensation savings took place in the fourth quarter.

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

A total of 92 employees were terminated in the fourth quarter as a result of the Company's restructuring which affected all segments. The Company accrued severance payments for 27 of these terminated employees at December 31, 1999, substantially all of which was paid in January, 2000. The restructuring charge also includes accruals of $911,000 related to future lease costs of office space made redundant as a result of the restructuring plan and a write down of $647,000, principally of leasehold improvements and other assets related to the redundant space. The following table provides a detailed analysis of the charge:

                                                              ACCRUED AT
                                                PAID IN      DECEMBER 31,      EXPENSED IN
                                                  1999           1999             1999
                                                --------   -----------------   -----------
Severance.....................................  $691,000      $3,115,000       $3,806,000
Other.........................................   125,000         911,000        1,036,000
                                                --------      ----------       ----------
                                                $816,000      $4,026,000        4,842,000
                                                ========      ==========
          Write down of assets................                                    647,000
                                                                               ----------
          Total restructuring expense.........                                 $5,489,000
                                                                               ==========

(17) LIABILITY FOR UNPAID LOSS AND LOSS ADJUSTMENT EXPENSE

The following table provides a reconciliation of the liability of loss and loss adjustment expense ("LAE"), for the three years ended December 31, 1999:

                                                         1999           1998           1997
                                                     ------------   ------------   ------------
Reserves for loss and LAE at beginning of the
  year.............................................  $460,511,000   $275,008,000   $229,049,000
Less reinsurance recoverables......................   341,599,000    155,374,000    111,766,000
                                                     ------------   ------------   ------------
Net reserves at beginning of the year..............   118,912,000    119,634,000    117,283,000
Net reserves acquired with purchase of
  subsidiaries.....................................    55,523,000      3,877,000      1,919,000
Effect on loss reserves of write off of ceded
  outstanding and IBNR reinsurance recoverables....    82,343,000             --             --
Provision for loss and LAE for claims occurring in
  the current year.................................   105,036,000    105,895,000    100,288,000
Increase (decrease) in estimated loss and LAE for
  claims occurring in prior years..................     4,614,000    (14,593,000)    (3,774,000)
                                                     ------------   ------------   ------------
     Incurred loss and LAE, net of reinsurance.....   109,650,000     91,302,000     96,514,000
                                                     ------------   ------------   ------------
Loss and LAE payments for claims occurring during:
  Current year.....................................    36,770,000     47,126,000     48,208,000
  Prior years......................................    56,052,000     48,775,000     47,874,000
                                                     ------------   ------------   ------------
Loss and LAE payments, net of reinsurance..........    92,822,000     95,901,000     96,082,000
                                                     ------------   ------------   ------------
Net reserves at end of the year....................   273,606,000    118,912,000    119,634,000
Plus reinsurance recoverables......................   597,498,000    341,599,000    155,374,000
                                                     ------------   ------------   ------------
     Reserves for loss and LAE at end of the
       year........................................  $871,104,000   $460,511,000   $275,008,000
                                                     ============   ============   ============

During 1999, the Company had net loss and LAE deficiency of $4.6 million relating to prior year losses compared to redundancies of $14.6 million in 1998 and $3.7 million in 1997. The deficiencies and redundancies in the net reserves result from the Company's and its actuaries' continued review of its loss reserves and the increase or reduction of such reserves as losses are finally settled and claims exposures are reduced. The Company believes it has provided for all material net incurred losses.

The Company has no material exposure to environmental pollution losses, as HC only began writing business in 1981 and policies issued by HC normally contain pollution exclusion clauses which limit

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES pollution coverage to "sudden and accidental" losses only, thus excluding intentional (dumping) and seepage claims. Policies issued by AIC and USSIC, because of the types of risks incurred, principally general aviation, are not considered to have significant environmental exposures. Therefore, the Company should not experience any material development in reserves from environmental pollution claims.

(18) QUARTERLY FINANCIAL DATA (UNAUDITED; AMOUNTS IN THOUSANDS, EXCEPT PER SHARE
DATA)

                              FOURTH QUARTER       THIRD QUARTER      SECOND QUARTER       FIRST QUARTER
                             -----------------   -----------------   -----------------   -----------------
                              1999      1998      1999      1998      1999      1998      1999      1998
                             -------   -------   -------   -------   -------   -------   -------   -------
Total revenue..............  $84,308   $84,170   $83,093   $76,536   $82,483   $79,342   $91,987   $67,986
Net earnings (loss)........   (4,991)   15,482     9,118    22,075       287    17,634    20,709    17,087
Basic earnings (loss) per
  share data:
Earnings (loss) per
  share....................  $ (0.10)  $  0.32   $  0.19   $  0.46   $  0.01   $  0.37   $  0.42   $  0.36
                             =======   =======   =======   =======   =======   =======   =======   =======
Weighted average shares
  outstanding..............   49,193    48,159    49,130    47,870    48,951    47,853    48,764    47,794
                             =======   =======   =======   =======   =======   =======   =======   =======
Diluted earnings (loss) per
  share data:
Earnings (loss) per
  share....................  $ (0.10)  $  0.32   $  0.18   $  0.45   $  0.01   $  0.36   $  0.42   $  0.35
                             =======   =======   =======   =======   =======   =======   =======   =======
Weighted average shares
  outstanding..............   49,193    48,970    49,866    48,919    49,971    49,015    49,544    48,809
                             =======   =======   =======   =======   =======   =======   =======   =======

During 1999, pre-tax provisions for reinsurance of $29.5 million and $14.0 million were recorded in the second quarter and fourth quarter, respectively. Also, during the fourth quarter of 1999, the Company recorded a pre-tax restructuring expense of $5.5 million and a $4.3 million writedown of one equity investment to its estimated fair market value. The fourth quarter of 1998 includes a charge of $5.8 million (pre-tax) for catastrophe losses related to hurricanes Georges and Mitch. The sum of the quarters earnings (loss) per share may not equal the annual amounts due to rounding.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            [                ] TRUST PREFERRED SECURITIES (TruPS(R))

                              HCC CAPITAL TRUST I

                              HCC CAPITAL TRUST II

            [              ]% TRUST PREFERRED SECURITIES (TruPS(R))

                           $       LIQUIDATION AMOUNT

         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                          HCC INSURANCE HOLDINGS, INC.

                                   [HCC LOGO]

                             ---------------------

                                   PROSPECTUS

                               [          ], 2000
                (Including prospectus dated September   , 2000)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee.....................................   $ 79,200
National Association of Securities Dealers, Inc. Filing
  Fee....................................................     35,000*
Printing.................................................    125,000
Accounting Fees and Expenses.............................    100,000*
Legal Fees and Expenses..................................    125,000*
Transfer Agent Fees and Expenses.........................      5,000*
Trustees Fees and Expenses...............................     30,000*
Rating Agency Fees.......................................    100,000*
Blue Sky Fees and Expenses...............................     10,000*
Miscellaneous............................................     10,800*
                                                            --------
          Total..........................................   $620,000*
                                                            ========

---------------

*  Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is incorporated under the laws of the State of Delaware. Subsection
(b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL"), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the General Corporation Law of the state of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who were or are parties, or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest except that no indemnification is permitted without judicial approval if the officer is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Article 11 of the Company's certificate of incorporation, as amended, requires the Company to indemnify the Company's directors and officers to the extent permitted under Section 145.

Article VIII of the Company's bylaws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether an incumbent or former director or officer is entitled to indemnification because has met the applicable standards of conduct set forth above is to be made, unless ordered by a court: (i) by a majority vote of a quorum consisting of directors who at the time of the vote are not parties to the proceeding; (ii) if such quorum cannot be obtained, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by a vote of Shareholders of the Company. The bylaws further provide that the expenses (including attorney's fees) incurred in any such action by a director or officer of the Company may be paid or reimbursed by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized therein.

The Company's bylaws also provide that the Company may indemnify to the extent of the provisions set forth therein, any person, other than an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was an employee or agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, if such person makes written application for such indemnification to the Board of Directors and the Board of Directors so determines that indemnification is appropriate and the extent thereof.

The Company's bylaws further provide that the indemnification described therein is not exclusive, and shall not exclude any other rights to which those seeking to be indemnified may be entitled under statute, any bylaw, agreement, vote of Shareholders or disinterested directors, or otherwise, both as to action in his official capacity and to his action in another capacity while holding such office.

The Amended and Restated Trust Agreement for each of the Trusts will provide for the indemnification by HCC to the fullest extent permitted by applicable law of a Trustee, an Administrator, a Paying Agent, any affiliate of any of such parties, any officer, director, shareholder, member, partner, employee, representative or agent of a Trustee, or any employee or agent of the Trusts or their affiliates. HCC will also be obligated to advance expenses, including legal expenses, from time-to-time upon the indemnified party's written affirmation that such party believes in good faith to have met the standard of conduct set forth in the Trust Agreement and an undertaking to repay any amounts advanced if such party is not entitled to indemnification.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

Items denoted by a letter are incorporated by reference to other documents previously filed with the Securities and Exchange Commission as set forth at the end of this table. Items not denoted by a letter but denoted with an * are being filed herewith. Items designated with ** are to be filed by amendment.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          **1.1          -- Form of Underwriting Agreement (Common Stock HCC
                            Insurance Holdings, Inc.).
          **1.2          -- Form of Underwriting Agreement (Senior Debt Securities
                            and Junior Subordinated Debt Securities of HCC Insurance
                            Holdings, Inc.).
          **1.3          -- Form of Underwriting Agreement (Capital Securities).
          **1.4          -- Form of Underwriting Agreement (Warrants of HCC Insurance
                            Holdings, Inc.).
         (a)3.4          -- Bylaws of HCC Insurance Holdings, Inc., as amended
         (b)3.7          -- Restated Certificate of Incorporation of HCC Insurance
                            Holdings, Inc
           *3.3          -- Certificate of Trust of HCC Capital Trust I.
           *3.4          -- Certificate of Trust of HCC Capital Trust II.
           *4.1          -- Form of Indenture for Senior Debt Securities issued by
                            HCC Insurance Holdings, Inc.
           *4.2          -- Form of Subordinated Indenture for Junior Subordinated
                            Debt Securities issued by HCC Insurance Holdings, Inc.
           *4.3          -- Form of Subordinated Indenture for Junior Subordinated
                            Debt Securities issued by HCC Insurance Holdings, Inc. to
                            HCC Capital Trust I or HCC Capital Trust II.
          **4.4          -- Forms of Senior Debt Security issued by HCC Insurance
                            Holdings, Inc.
          **4.5          -- Form of Junior Subordinated Debt Security issued by HCC
                            Insurance Holdings, Inc.
          **4.6          -- Form of Junior Subordinated Debt Security issued by HCC
                            Insurance Holdings, Inc. to HCC Capital Trust I or HCC
                            Capital Trust II.
           *4.7          -- Trust Agreement of HCC Capital Trust I.
           *4.8          -- Trust Agreement of HCC Capital Trust II.
           *4.9          -- Form of Amended and Restated Trust Agreement of HCC
                            Capital Trust I and HCC Capital Trust II.
          **4.10         -- Form of Capital Security.
           *4.11         -- Form of Capital Securities Guarantee of HCC with respect to the capital securities issued by HCC Capital Trust I
                            and HCC Capital Trust II.
         (a)4.12         -- Specimen of Common Stock certificate, $1.00 par value, of
                            HCC Insurance Holdings, Inc.
           *5.1          -- Opinion of Haynes and Boone, LLP, counsel for HCC
                            Insurance Holdings, Inc.
           *5.2          -- Opinion of Richards, Layton & Finger, P.A., counsel to
                            HCC Capital Trust I and HCC Capital Trust II.
          *12.1          -- Statement of Ratios of Earnings to Fixed Charges.
          *23.1          -- Consent of PricewaterhouseCoopers LLP.
          *23.2          -- Consent of Haynes and Boone, LLP (included in Exhibit
                            5.1).
          *23.3          -- Consent of Richards, Layton & Finger, P.A. (included in
                            Exhibit 5.2).
          *24.1          -- Power of Attorney of James M. Berry.
          *24.2          -- Power of Attorney of Marvin P. Bush.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          *24.3          -- Power of Attorney of Frank J. Bramanti.
          *24.4          -- Power of Attorney of Patrick B. Collins.
          *24.5          -- Power of Attorney of James R. Crane.
          *24.6          -- Power of Attorney of J. Robert Dickerson.
          *24.7          -- Power of Attorney of Edwin H. Frank, III.
          *24.8          -- Power of Attorney of Alan W. Fulkerson.
          *24.9          -- Power of Attorney of Walter J. Lack.
          *24.10         -- Power of Attorney of Stephen J. Lockwood.
          *25.1          -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Trustee under the Indenture (Senior Debt Securities
                            issued by HCC Insurance Holdings, Inc.).
          *25.2          -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Trustee under the Subordinated Indenture (Junior
                            Subordinated Debt Securities issued by HCC Insurance
                            Holdings, Inc.).
          *25.3          -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Trustee under the Subordinated Indenture (Junior
                            Subordinated Debt Securities issued by HCC to HCC Capital
                            Trust I or HCC Capital Trust II).
          *25.4          -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Property Trustee for the Amended and Restated Trust
                            Agreement of HCC Capital Trust I.
          *25.5          -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Property Trustee for the Amended and Restated Trust
                            Agreement of HCC Capital Trust II.
          *25.6          -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Guarantee Trustee under the Guarantee of HCC for the
                            benefit of the holders of Capital Securities of HCC
                            Capital Trust I.
          *25.7          -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Guarantee Trustee under the Guarantee of HCC for the
                            benefit of the holders of Capital Securities of HCC
                            Capital Trust II.

---------------

(a) Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement (Registration No. 33-48737) filed October 27, 1992.

(b) Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement on Form S-8 (Registration No. 333-14499) filed on October 18, 1996.

ITEM 17. UNDERTAKINGS

The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 21st day of September, 2000.

                                            HCC INSURANCE HOLDINGS, INC.

                                            By:     /s/ STEPHEN L. WAY
                                              ----------------------------------
                                                        Stephen L. Way
                                                    Chairman of the Board
                                                 and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

                 /s/ STEPHEN L. WAY                    Chairman of the Board of      ---|
-----------------------------------------------------    Directors and Chief            |
                   Stephen L. Way                        Executive Officer              |
                                                         (Principal Executive           |
                                                         Officer)                       |
                                                                                        |
                 /s/ JAMES M. BERRY*                   Director                         |
-----------------------------------------------------                                   |
                   James M. Berry                                                       |
                                                                                        |
                 /s/ MARVIN P. BUSH*                   Director                         |
-----------------------------------------------------                                   |
                   Marvin P. Bush                                                       |
                                                                                        |
               /s/ FRANK J. BRAMANTI*                  Director and Executive Vice      |
-----------------------------------------------------    President                      |
                  Frank J. Bramanti                                                     |-- September 21, 2000
                                                                                        |
               /s/ PATRICK B. COLLINS*                 Director                         |
-----------------------------------------------------                                   |
                 Patrick B. Collins                                                     |
                                                                                        |
                 /s/ JAMES R. CRANE*                   Director                         |
-----------------------------------------------------                                   |
                   James R. Crane                                                       |
                                                                                        |
              /s/ J. ROBERT DICKERSON*                 Director                         |
-----------------------------------------------------                                   |
                 J. Robert Dickerson                                                    |
                                                                                        |
              /s/ EDWARD H. ELLIS, JR.                 Senior Vice President and        |
-----------------------------------------------------    Chief Financial Officer        |
                Edward H. Ellis, Jr.                     (Chief Accounting Officer)     |
                                                                                        |
              /s/ EDWIN H. FRANK, III*                 Director                         |
-----------------------------------------------------                                   |
                 Edwin H. Frank, III                                                 ---


                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

               /s/ ALAN W. FULKERSON*                  Director                    ---|
-----------------------------------------------------                                 |
                  Alan W. Fulkerson                                                   |
                                                                                      |
                 /s/ WALTER J. LACK*                   Director                       |
-----------------------------------------------------                                 |
                   Walter J. Lack                                                     |
                                                                                      |
              /s/ STEPHEN J. LOCKWOOD*                 Director and Vice Chairman     |
-----------------------------------------------------                                 |-- September 21, 2000
                 Stephen J. Lockwood                                                  |
                                                                                      |
              /s/ JOHN N. MOLBECK, JR.                 Director, President and        |
-----------------------------------------------------    Chief Operating Officer      |
                John N. Molbeck, Jr.                                                  |
                                                                                      |
           * By: /s/ CHRISTOPHER L. MARTIN                                            |
   -----------------------------------------------                                    |
               Christopher L. Martin,                                                 |
                  Attorney-in-fact                                                 ---|

Pursuant to the requirements of the Securities Act of 1933, HCC Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 21st day of September, 2000.

                                            HCC CAPITAL TRUST I
                                            By: HCC INSURANCE HOLDINGS, INC.,
                                                as Depositor

                                            By:     /s/ STEPHEN L. WAY
                                              ---------------------------------
                                                        Stephen L. Way
                                                  Chairman of the Board and
                                                   Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, HCC Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 21st day of September, 2000.

                                            HCC CAPITAL TRUST II
                                            By: HCC INSURANCE HOLDINGS, INC.,
                                                as Depositor

                                            By:     /s/ STEPHEN L. WAY
                                              ---------------------------------
                                                        Stephen L. Way
                                                  Chairman of the Board and
                                                   Chief Executive Officer

                               INDEX TO EXHIBITS

Items denoted by a letter are incorporated by reference to other documents previously filed with the Securities and Exchange Commission as set forth at the end of this table. Items not denoted by a letter but denoted with an * are being filed herewith. Items designated with ** are to be filed by amendment.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          **1.1          -- Form of Underwriting Agreement (Common Stock HCC
                            Insurance Holdings, Inc.).
          **1.2          -- Form of Underwriting Agreement (Senior Debt Securities
                            and Junior Subordinated Debt Securities of HCC Insurance
                            Holdings, Inc.).
          **1.3          -- Form of Underwriting Agreement (Capital Securities).
          **1.4          -- Form of Underwriting Agreement (Warrants of HCC Insurance
                            Holdings, Inc.).
         (a)3.4          -- Bylaws of HCC Insurance Holdings, Inc., as amended
         (b)3.7          -- Restated Certificate of Incorporation of HCC Insurance
                            Holdings, Inc
           *3.3          -- Certificate of Trust of HCC Capital Trust I.
           *3.4          -- Certificate of Trust of HCC Capital Trust II.
           *4.1          -- Form of Indenture for Senior Debt Securities issued by
                            HCC Insurance Holdings, Inc.
           *4.2          -- Form of Subordinated Indenture for Junior Subordinated
                            Debt Securities issued by HCC Insurance Holdings, Inc.
           *4.3          -- Form of Subordinated Indenture for Junior Subordinated
                            Debt Securities issued by HCC Insurance Holdings, Inc. to
                            HCC Capital Trust I or HCC Capital Trust II.
          **4.4          -- Forms of Senior Debt Security issued by HCC Insurance
                            Holdings, Inc.
          **4.5          -- Form of Junior Subordinated Debt Security issued by HCC
                            Insurance Holdings, Inc.
          **4.6          -- Form of Junior Subordinated Debt Security issued by HCC
                            Insurance Holdings, Inc. to HCC Capital Trust I or HCC
                            Capital Trust II.
           *4.7          -- Trust Agreement of HCC Capital Trust I.
           *4.8          -- Trust Agreement of HCC Capital Trust II.
           *4.9          -- Form of Amended and Restated Trust Agreement of HCC
                            Capital Trust I and HCC Capital Trust II.
          **4.10         -- Form of Capital Security.
           *4.11         -- Form of Capital Securities Guarantee of HCC with respect to the capital securities issued by HCC Capital Trust I
                            and HCC Capital Trust II.
         (a)4.12         -- Specimen of Common Stock certificate, $1.00 par value, of
                            HCC Insurance Holdings, Inc.
           *5.1          -- Opinion of Haynes and Boone, LLP, counsel for HCC
                            Insurance Holdings, Inc.
           *5.2          -- Opinion of Richards, Layton & Finger, P.A., counsel to
                            HCC Capital Trust I and HCC Capital Trust II.
          *12.1          -- Statement of Ratios of Earnings to Fixed Charges.
          *23.1          -- Consent of PricewaterhouseCoopers LLP.
          *23.2          -- Consent of Haynes and Boone, LLP (included in Exhibit
                            5.1).
          *23.3          -- Consent of Richards, Layton & Finger, P.A. (included in
                            Exhibit 5.2).
          *24.1          -- Powers of Attorney of James M. Berry.
          *24.2          -- Powers of Attorney of Marvin P. Bush.
          *24.3          -- Powers of Attorney of Frank J. Bramanti.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          *24.4          -- Power of Attorney of Patrick B. Collins.
          *24.5          -- Power of Attorney of James R. Crane.
          *24.6          -- Power of Attorney of J. Robert Dickerson.
          *24.7          -- Power of Attorney of Edwin H. Frank, III.
          *24.8          -- Power of Attorney of Alan W. Fulkerson.
          *24.9          -- Power of Attorney of Walter J. Lack.
          *24.10         -- Power of Attorney of Stephen J. Lockwood.
          *25.1          -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Trustee under the Indenture (Senior Debt Securities
                            issued by HCC Insurance Holdings, Inc.).
          *25.2          -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Trustee under the Subordinated Indenture (Junior
                            Subordinated Debt Securities issued by HCC Insurance
                            Holdings, Inc.).
          *25.3          -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Trustee under the Subordinated Indenture (Junior
                            Subordinated Debt Securities issued by HCC to HCC Capital
                            Trust I or HCC Capital Trust II).
          *25.4          -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Property Trustee for the Amended and Restated Trust
                            Agreement of HCC Capital Trust I.
          *25.5          -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Property Trustee for the Amended and Restated Trust
                            Agreement of HCC Capital Trust II.
          *25.6          -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Guarantee Trustee under the Guarantee of HCC for the
                            benefit of the holders of Capital Securities of HCC
                            Capital Trust I.
          *25.7          -- Statement of Eligibility on Form T-1 under the Trust
                            Indenture Act of 1939 of First Union National Bank, as
                            Guarantee Trustee under the Guarantee of HCC for the
                            benefit of the holders of Capital Securities of HCC
                            Capital Trust II.

---------------

(a) Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement (Registration No. 33-48737) filed October 27, 1992.

(b) Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement on Form S-8 (Registration No. 333-14499) filed on October 18, 1996.